UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12
DISCOVER FINANCIAL SERVICES
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2024
Proxy Statement

May 09, 2024

9:00 a.m. Central Time

Vision

To be the leading digital bank and payments partner.

Mission

To help people spend smarter, manage debt better and save more so they achieve a brighter financial future.

Corporate Values

D	Doing the right thing
I	Innovation
S	Simplicity
C	Collaboration
O	Openness
V	Volunteerism
E	Enthusiasm
R	Respect

Annual Report
23

Learn More

2023 Annual Report*

https://investorrelations.discover.com/ investor-relations/ financials/annual-reports/default.aspx

* The information in the Annual Report is not incorporated by reference into, and does not form part of, this proxy statement.

Message from our independent chairman

March 15, 2024
Dear Fellow Shareholders:
It is an honor to have the opportunity to once again write you as your independent Board Chairman and invite you to the Discover Financial Services virtual 2024 Annual Meeting of Shareholders.
2023 was not a typical year for Discover. Throughout the year, Discover and the Board met multiple challenges, including leadership transition, regulatory and compliance matters, and refocusing Discover’s business on our core banking products. I, along with the other members of your Board, actively worked with senior management to respond to and overcome these challenges.
Last month, we announced Discover’s next chapter: Combining with Capital One represents a unique opportunity to bring together two very successful companies and build a payments network that can compete with the largest payments networks and payments companies. The combined company represents tremendous upside for Discover’s shareholders.
You will be voting on the proposed merger at a separate meeting, and there is still much to do before our combination can be completed. Until then, we will continue striving towards our vision of being the leading digital bank and payments partner; accomplishing our mission to help people spend smarter, manage debt better, and save more money so they may achieve a brighter financial future; and living our values of doing the right thing, innovation, simplicity, collaboration, openness, volunteerism, enthusiasm, and respect.
Over the past year, the Company has invested significant resources in risk management, compliance, legal, and corporate governance. Strengthening the confidence of all our stakeholders—customers, shareholders, regulators, employees, and communities—continues to be a primary objective. The Board, management, and over 21,000 Discover employees remain committed to strengthening our corporate culture of accountability and transparency, building and protecting long-term shareholder value, and positioning the Company for continued success.
We have a strong mix of expertise and tenure on our Board today. Since last year’s Annual Meeting, we have added Kathy Lonowski, Daniela O’Leary-Gill, and Michael Shepherd to the Board. With these additions, we have supplemented our financial, banking operations, and regulatory compliance expertise. Also added to our Board in 2024 is the Company’s new CEO, Michael Rhodes, whose appointment followed a comprehensive process to identify the right leader to help ensure Discover delivers on its strategic and financial goals.
Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the enclosed Proxy Statement and vote as soon as possible via the Internet, telephone, or paper proxy card or voting instruction form. Important information about the matters to be acted upon at the meeting is included in the notice of meeting and Proxy Statement. All shareholders of record of our outstanding shares of common stock at the close of business on March 11, 2024, will be entitled to vote at the Annual Meeting.
On behalf of your Board and management team, I thank you for your continued support, investment, and engagement. I am very much looking forward to our 2024 Annual Meeting of Shareholders and for what the coming year holds in store for Discover.
Very truly yours,
Thomas G. Maheras
Independent Chairman

“
Strengthening the confidence of all our stakeholders—customers, shareholders, regulators, employees, and communities—continues to be a primary objective.

This Proxy Statement is dated as of and being made first available to shareholders on March 15, 2024.

Discover | 2024 Proxy Statement	1

Notice of 2024 annual meeting of shareholders
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 9, 2024: The Proxy Statement and our Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2023, for Discover Financial Services are available free of charge on our website at: www.discover.com.
You are cordially invited to attend the Annual Meeting via the website below, but whether or not you attend, you are urged to vote. Your prompt action will aid the Company in reducing the expense of proxy solicitation.

Date and Time May 9, 2024 9:00 a.m., Central Time	Website www.meetnow.global/MH7YUMP
Record Date
You are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting if you were a shareholder of record as of the close of business on March 11, 2024.

Items of Business		Board Recommendation

1	To elect 11 members of the Board named in the Proxy Statement as nominees, each for a term of one year.	FOR each director nominee

2	To conduct an advisory, non-binding vote to approve named executive officer compensation.	FOR

3	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.	FOR

Other business as may properly come before the meeting or any adjournment or postponement of the meeting

Advance voting methods
It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your Proxy Card or by voting on the Internet or by telephone. The only voting securities of the Company are shares of our common stock, $0.01 par value per share (the “Common Stock”), of which there were 250,564,864 shares outstanding as of the Record Date (excluding treasury stock). See the “Questions and answers about the annual meeting and voting” section beginning on page 117 for more details.
Attending the virtual annual meeting
The 2024 Annual Meeting for Discover® will be a virtual meeting, conducted via live audio webcast. No physical meeting will be held. If you plan to attend the meeting virtually via the website listed above, please follow the registration instructions as outlined in the “Questions and answers about the annual meeting and voting” section beginning on page 117 for more details.
These proxy materials contain our Notice of Annual Meeting and 2024 Proxy Statement. Our 2023 Annual Report contains information about our Company and its financial performance, and our 2022 ESG Report, which was our inaugural full ESG Report, contains additional information about the many environmental sustainability, social, and corporate governance practices and activities taking place at Discover. Our ESG Report is not a part of our proxy solicitation materials.
By Order of the Board of Directors,
Hope D. Mehlman
Executive Vice President, Chief Legal Officer, General Counsel, and Corporate Secretary
March 15, 2024

A separate Proxy Statement will be delivered, and a separate Special Meeting of Shareholders will be held, in connection with the Agreement and Plan of Merger, between Discover, Capital One Financial Corporation, and Vega Merger Sub, Inc., a wholly-owned subsidiary of Capital One. This annual meeting does not relate to the special meeting that will be held in connection with our proposed merger with Capital One.

2	Discover | 2024 Proxy Statement

Except as otherwise indicated or unless the context otherwise requires, “Discover Financial Services,” “Discover,” “DFS,” “we,” “us,” “our,” and “the Company” refer to Discover Financial Services and its subsidiaries.

Discover | 2024 Proxy Statement	3

Proxy statement tear sheet
The following table provides high-level information on many aspects of our policies and practices that are of interest to shareholders. This table is not, however, a substitute for a complete reading of this year’s Proxy Statement. Shareholders should read the entire Proxy Statement before voting their shares.

Governance, environmental, social, or compensation topic	Discover’s practice
Board and leadership
Number of director nominees	11
Number of Independent directors	10
Independence of Audit; Compensation; NGPR; and Risk Oversight Committees under NYSE listing standards	100%
Separate Chairman and CEO	Yes
Average director nominee age	60
Mandatory director retirement age	75 unless an exception is made
Average director nominee tenure	4 years
Tenure limit for directors	Beginning with nominations related to the 2025 Annual Meeting of Shareholders, generally, 14 years for non-employee directors
Gender diversity of the director nominees	45%
Racial/ethnic diversity of the director nominees	27%
Overall diversity of the director nominees	55%
Board skills and diversity matrix	Yes, a director-by-director skills and diversity matrix is disclosed in this year’s Proxy Statement
Limit on overboarding
Generally, no director shall serve on more than a total of four public company boards. A director who is an executive officer of a publicly traded company may only serve on a total of two public company boards.

Board evaluations	Typically conducted at the Board-, committee-, and director-levels; engaged a third-party consultant to facilitate the individual director discussions during 2023
Director onboarding and ongoing education	Yes, enhanced during 2023
Director election voting standard
Majority – Discover has a resignation policy if a director fails to receive a majority of votes cast; the acceptance or rejection of a director’s resignation would be subject to Board action and subsequent disclosure

Director election frequency	Annual
Blank check preferred stock	Yes, but Discover’s capital plan is submitted to the Federal Reserve
Number of Board meetings held in 2023	22
Number of Board and committee meetings held in 2023	88
Average meeting attendance for the Board and each standing committee in 2023	At least 95%
Executive Sessions with only independent directors	Occurs regularly
Access to management and other employees	Yes, the Board has direct access
Overall diversity among the executive officers	13%
Shareholder rights
Right to call special meetings	Yes, 25% threshold
Right to act by written consent	Not permitted
One share, one vote policy	Yes
Dual-class common stock	No

4	Discover | 2024 Proxy Statement

PROXY STATEMENT TEAR SHEET

Governance, environmental, social, or compensation topic	Discover’s practice
Cumulative voting	Not permitted
Confidential voting	Yes
Supermajority voting requirements	No
Poison pill	No
Proxy access bylaw	Yes, 3% Common Stock ownership (up to 20 shareholders may aggregate shares) for 3 years needed to nominate up to the greater of 20% or 2 of the Board seats
Exclusive forum bylaw	Yes, for certain actions
Fee shifting bylaw	No
Other governance information
Corporate governance shareholder engagement	Yes, new program for 2023
Council of Institutional Investors member	Yes
Independent auditor	Deloitte & Touche LLP, since 2007
Environmental and social practices and disclosures
Board oversight of environmental and social matters	Yes, through the NGPR Committee
Annual ESG Report	Yes, first full report published for 2022
SASB Index disclosed	Yes, included within our ESG Report
GRI Index disclosed	Yes, included within our ESG Report
Political contributions disclosure	Yes
Supplier Code of Conduct	Yes
EEO-1 data disclosure	Yes
Diversity goals	Yes, we have adopted “North Star Goals” with respect to diversity hiring and promotion
Executive compensation
CEO Pay Ratio	145:1
Pay-versus-performance metric	Adjusted PBTR
Stock ownership guidelines	Yes, 7x of base salary for CEO and 3x of base salary for other NEOs
Prohibition on director and executive officer hedging and pledging of Discover stock	Yes
Clawback policy	Yes, we have adopted a clawback policy in accordance with NYSE listing standards
Say-on-pay vote frequency	Annual
Double-trigger change-in-control provisions	Yes
Excise tax gross-ups	No
Independent compensation consultant	Pay Governance
Corporate information
Common stock symbol	DFS
Stock Exchange	NYSE
Record Date	March 11, 2024
Common stock outstanding as of the Record Date	250,564,864
State of incorporation	Delaware
Corporate headquarters	2500 Lake Cook Road, Riverwoods, Illinois 60015
Registrar and transfer agent	Computershare
Corporate website	discover.com
Investor Relations website	investorrelations.discover.com

Discover | 2024 Proxy Statement	5

Company highlights
The following summary sections highlight selected information about the matters to be voted on at the Annual Meeting. You should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2023 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
New for this year’s proxy statement
Shareholders and other readers should notice a significantly revamped Proxy Statement for 2024. We have worked with internal and external partners to revise the layout, flow, and language throughout the document, with the goals of transparency and readability. Further, we have focused on increasing the number of tables, charts, and info graphics to assist in digesting information and breaking up dense text. The reader experience was kept in mind during the uplift process.
We have also added several new features and sections this year. For example, this year’s Proxy Statement includes a new “Proxy statement tear sheet” that compiles much of the information that shareholders may review before deciding how to vote their shares. Similarly, significant effort was put into this year’s “Company highlights” and “Proxy statement summary” in an effort to summarize the key voting issues and related information for shareholders. Also new this year is a new section highlighting our strategy and business operations. Shareholders are, however, encouraged to read the entire Proxy Statement before casting their votes. We have built out and/or created new sub-sections within “Corporate governance,” which is also now a standalone section, such as corporate governance shareholder engagement and board refreshment. We have also expanded the discussion to highlight our robust environmental and social programs, goals, and progress at Discover.
Company overview
Our business
Discover is a digital banking and payment services company known for its credit cards offering leading rewards, award-winning customer service, and no annual fee; however, we are much more than our credit cards. Discover also offers online banking services and personal and home loans and, through January of this year, offered private student loans.
Additionally, Discover operates the Discover Network, the PULSE® network, and Diners Club International®, which are collectively known as the Discover Global Network. The Discover Network processes transactions for Discover-branded credit and debit cards and provides payment transaction processing and settlement services. PULSE operates an electronic funds transfer network, providing financial institutions issuing debit cards on the PULSE network with access to ATMs domestically and internationally, as well as merchant acceptance throughout the U.S. for debit card transactions. Diners Club is a global payments network of licensees, which are generally financial institutions, that issue Diners Club branded charge cards and/or provide card acceptance services.

6	Discover | 2024 Proxy Statement

COMPANY HIGHLIGHTS

We manage our business activities in two segments: Digital Banking and Payment Services. Our Digital Banking segment includes consumer banking and lending products, specifically Discover-branded credit cards issued to individuals on the Discover Network and other consumer banking products and services, including private student loans, personal loans, home loans, and deposit products. Our Payment Services segment includes PULSE, Diners Club, and our Network Partners business, which provides payment transaction processing and settlement services on the Discover Global Network.
Additional information can be found under “Business - Introduction” and “Business - Operating Model” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Strategy linked to value
Strategic planning
Our central strategy is to be a digital provider of banking, lending, and payments services. This strategy derives from our unique business model, in which we are a leading card issuing bank and owner of credit and debit card networks, as well as offering other consumer loans and a range of savings and deposit products. We distinguish our products through the absence of fees by offering no-fee savings and deposit accounts, and no annual fee credit cards. We also offer consumers a financial incentive to use our credit card and debit card products in the form of a cashback reward. This cashback award is funded by our merchant discount rate, around which we have sustainable and defensible economics. We offer superior service in our entirely on-shore 24/7 call center-based service model. We believe we have a differentiated approach to loan underwriting, which focuses on meeting the everyday spending, borrowing, and liquidity needs of our customer base. This strategy has produced resilient economic returns through a range of economic environments while maintaining high standards of customer care.
Discover values and behaviors
At Discover, our Values drive us and provide a roadmap of how we conduct our business. Along with our Behaviors, our Values dictate how we will operate. Each of our Behaviors is linked to one or more Values to help the Company’s employees live out the Values. The following table demonstrates how Discover’s Values are supported by our Behaviors.

Behaviors supporting our values	Discover values

We set ambitious goals	Innovation

We take responsibility	Doing the right thing

We stay ahead	Innovation

We are curious	Innovation

We innovate & simplify	Innovation, Simplicity

We develop ourselves	Openness

We are good partners	Collaboration, Volunteerism

We create positive energy	Enthusiasm, Respect

We develop others	Openness

Discover | 2024 Proxy Statement	7

COMPANY HIGHLIGHTS

Performance highlights
In 2023, the Company’s accomplishments included:

Company earned net income of $2,940 million from 19% revenue growth and a robust net interest margin of 11.07%	Delivered second highest profit before taxes and reserves (“PBTR”) of $5,802 million(1) and third best diluted EPS of $11.26 in Company history

Continued to invest in branding and acquisition
Successfully launched Cashback Debit on a national scale contributing to consumer deposit growth of 19%. Total loans up 15% driven by investments in new account acquisition, payment rate moderation and sales volume growth

Disciplined expense management	Achieved a 38% efficiency ratio (versus 39% in 2022) while investing over $500MM in compliance and risk management capabilities

Strong shareholder returns	21% return on equity for the year; increased quarterly dividend by 17% to $0.70 per share

(1)PBTR is a non-GAAP financial measure that should be viewed in addition to, not as a substitute for, the Company’s reported results. PBTR is derived by adding the change in the allowance for credit losses of $1,977 million, the adjustment to the liability for expected credit losses on unfunded commitments of ($1) million, and income tax expense of $886 million to net income of $2,940 million. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business that increases focus on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Please see “Annex A” for a reconciliation of PBTR to net income.

8	Discover | 2024 Proxy Statement

COMPANY HIGHLIGHTS

Environmental and social programs at Discover
Our approach
Our programs and practices help us deliver on our Company’s mission of creating brighter financial futures by advancing sustainability and equity across our business. We do this by focusing on key areas including governance, DEI, financial inclusion, social impact, and environmental sustainability. Creating related goals across these areas helps us to measure our progress and reinforces our commitment to meeting our shareholders’ and other stakeholders’ interests.
The NGPR Committee, in coordination with other committees of the Board, oversees our policies, programs, strategies, reporting, and goals related to environmental and social matters. We execute program initiatives through our ESG Steering Committee and ESG Working Groups, comprised of practitioners and senior leaders with responsibility for environmental and social focus areas. These groups meet at least quarterly throughout the year. Regular engagement with our key stakeholders is critical to advancing our related strategies. We do this through a variety of mechanisms including shareholder outreach, surveys, meetings, partnerships, and events.

Our philosophy	We make it our mission every day to contribute to a more equitable and sustainable world so everyone can achieve a brighter financial future.

DEI	We make DEI a part of everything we do so our employees can thrive, and we can best serve our customers.

Social impact	We use our full platform of jobs, products, business spend, philanthropy, and more to advance equity—and motivate others to effect change.

Environmental sustainability	We contribute to a more sustainable world through resource conservation and the reduction of our operational impact.

Governance	We commit to “Doing the Right Thing” by being transparent, accountable, and ethical in everything we do.

Our goals and highlights
See Discover’s most recent ESG Report for our current environmental- and social-based goals and progress against those goals (as of the publication of the report). Discover’s progress will be further updated in forthcoming ESG reporting. We encourage readers to review the various reporting documents available on our website.

Discover | 2024 Proxy Statement	9

COMPANY HIGHLIGHTS

Human capital management
The success of our business is highly dependent on attracting, retaining, and developing employees with the necessary skills and experience to support our customers, our business, and our strategy. We employed approximately 21,100 individuals at December 31, 2023, which consisted primarily of full-time employees in the U.S. Additionally, we employ 100% of our customer service agents within the U.S., which we believe offers a distinct competitive advantage.
Our purpose-driven, people-first culture and human capital management strategy is built on a foundational set of core values and Discover Behaviors and powered by significant investments in employee learning and development, market-competitive compensation and benefits, and DEI. One place we see the results from our human capital strategy is in our consistently high levels of employee engagement, which we measure through employee surveys.
Additional information can be found under “Business - Human Capital” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Employee Learning and Development	Market-Competitive Compensation and Benefits	DEI	Pay Equity	Employee Engagement

10	Discover | 2024 Proxy Statement

Proxy statement summary
The board at a glance
Our Board selected the following nominees based on their broad and diverse spectrum of experience and expertise, reputation for integrity, experience in positions with a high degree of responsibility, and their commitment to represent the interest of all shareholders. Detailed information about each nominee’s qualifications, experience, skills, and expertise along with professional contributions can be found starting on page 24.

Discover | 2024 Proxy Statement	11

PROXY STATEMENT SUMMARY

Director nominees
A snapshot view of this year’s director nominees is shown below:

Director nominees	Age	Director since	Standing Discover board committees	Other current public company directorships
Candace H. Duncan IND Former Managing Partner, Washington, D.C. metropolitan area of KPMG LLP	70	2014	•Audit (Chair) •NGPR	•Teleflex Inc.
Joseph F. Eazor IND Former CEO and President, Clario	61	2016	•Audit
Kathy L. Lonowski IND Former Regional Director, FDIC, San Francisco Region	62	2023	•Risk Oversight
Thomas G. Maheras Independent Chairman Managing Partner, Tegean Capital Management, LLC	61	2008	•Risk Oversight
Daniela O’Leary-Gill IND Former Chief Auditor and COO, Bank of Montreal	59	2023	•Audit •Risk Oversight (Interim Chair)
John B. Owen IND Former COO, Regions Financial Corporation	63	2022
David L. Rawlinson II IND CEO and President, Qurate Retail, Inc.	48	2021	•NGPR (Chair)	•Qurate Retail, Inc.
Michael G. Rhodes CEO and President, Discover and President, Discover Bank	58	2024
J. Michael Shepherd IND Former CEO, BancWest Corporation and Bank of the West	68	2023	•Risk Oversight
Beverley A. Sibblies IND Founder and President, BAS Financial Corp.	62	2023	•Audit
Jennifer L. Wong IND COO, Reddit, Inc.	49	2019	•Risk Oversight	•IMAX Corporation

12	Discover | 2024 Proxy Statement

PROXY STATEMENT SUMMARY

Director nominee snapshot

Director nominee tenure	Director nominee age

2
18%
2
18%
2
18%
5
45%
55 and below
56–60
61–65
66+

Director nominee overall diversity
Note that some percentages may not equal 100% due to rounding.

Discover | 2024 Proxy Statement	13

PROXY STATEMENT SUMMARY

Qualifications and experience
Leading up to the annual self-assessment and year end questionnaire processes, the directors, with input from management, took a fresh look at the Board skills needed to help properly oversee the Company. Following thorough discussions and analysis, this year’s matrix contains several new and revised skills that the Board believes are critical to its oversight role. For a more detailed director-by-director matrix, refer to the “Election of directors” section.

CEO or CFO	Risk management

Public Board	Corporate governance

Consumer banking and financial services	Brand marketing

Payments	International business

Audit, accounting, finance, and capital planning	Strategic planning, business development, and operations

Technology, digital, innovation, and artificial intelligence	Compensation and benefits

Information security and cybersecurity	Human capital management

Government and public policy	ESG

Legal, regulatory, and compliance

14	Discover | 2024 Proxy Statement

PROXY STATEMENT SUMMARY

Corporate governance highlights
The Board is striving to oversee the implementation of corporate governance practices necessary for achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The following are highlights of our 2023 Corporate Governance Program:

Board Independence
  All directors are independent under NYSE Guidelines except our CEO
  Board committee chairs and members are 100% independent under NYSE Guidelines
  Non-Executive Board Chairman is independent
  Regular executive sessions of independent directors

Board Performance and Composition
  All directors attended at least 75% of meetings of our Board and committees on which they served, and there was at least 95% average attendance for the Board and each standing committee
  Diverse Board with mix of skills, tenure, and age
  45% of our director nominees are women, 27% of our director nominees are racially/ethnically diverse, and 75% of the Board’s standing committees are chaired by diverse directors

Best Practices
  Corporate governance shareholder engagement program
  Annual Board, committee, and director performance evaluations
  Ongoing director education and access to experts, management, and employees
  Risk aware culture overseen by the Risk Oversight Committee
  Significant shareholder ownership requirements for executives and Board
  Longstanding commitment to sustainability

Shareholder Rights
  Annual election of directors with majority voting standard
  No supermajority voting requirements
  Shareholders have proxy access with market standard conditions for director nominations
  All directors attend the annual meeting
  Shareholders have the right to call special meetings at market standard threshold in accordance with our Bylaws
  Confidential shareholder voting

Discover | 2024 Proxy Statement	15

PROXY STATEMENT SUMMARY

Executive compensation highlights
The Company’s 2023 executive compensation program and compensation decisions were based on the following principles:

Pay-for-Performance	Balanced Compensation Structure	Market-Competitive Pay Opportunity

Our compensation should reflect financial and non-financial performance over short- and long-term periods at the Company and individual performance levels.	We seek to deliver a mix of fixed and variable compensation that aligns the interests of our executive officers with our shareholders and appropriately balances risk and reward.	Our compensation should be competitive relative to our peers and the broader market in order to attract, motivate, and retain top executive talent.

(Performance-Based)
Element	Base Salary	Short-Term Cash Incentive (“STI”)	Long-Term Incentive (“LTI”)

Highlights	Fixed cash compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance.	Annual cash bonus opportunity based on Company financial performance, primarily PBTR, other performance factors, risk and individual performance.	Annual equity award opportunity based on financial and other performance factors, risk and individual performance; granted as a mix of PSUs and RSUs with PSU awards determined based on three-year adjusted EPS performance.

2023 former CEO target pay mix

2023 average of all other NEOs’ target pay mix

16	Discover | 2024 Proxy Statement

PROXY STATEMENT SUMMARY

Compensation governance highlights
Highlights of our program include:

We Do	We Do Not

  Pay-for-performance
  Align compensation plans and programs with shareholder interests
  Maintain oversight by an independent Compensation Committee
  Apply share ownership guidelines to directors and NEOs
  Apply incentive award limits to NEOs
  Include clawback provisions to recover incentive compensation under certain circumstances
  Regularly evaluate risk performance in incentive compensation design and decisions for our NEOs
  Provide balanced change in control benefits with a double trigger and no excise tax gross-ups
  Include non-competition and non-solicitation provisions in our long-term incentive awards
  Limit perquisites

  Maintain employment contracts with our NEOs
  Provide special benefit plans to our executives not generally available to other employees
  Allow directors or NEOs to hedge or pledge Company securities
  Provide single trigger change in control severance arrangements or excise tax gross-ups

Auditor ratification
Shareholders are being requested to ratify Deloitte as the Company’s independent auditor for 2024. The Board and Audit Committee believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders. The Audit Committee will reconsider Deloitte’s appointment if not ratified by the shareholders. Even if the selection is ratified, the Audit Committee, at its discretion, may select a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our shareholders.
Questions and answers
Please see the “Questions and answers about the annual meeting and voting” section beginning on page 117 for important information about the proxy materials, voting, and the Annual Meeting.

Discover | 2024 Proxy Statement	17

Election of directors
Shareholders are being requested to vote on a proposal to elect 11 nominees to the Board. After consideration of the current composition of the Board, the Board’s most recently completed self-evaluation, and the skills needed to oversee the Company both now and in the future, the Board has nominated the following individuals for election at the 2024 Annual Meeting of Shareholders:
Directors Lonowski and Shepherd were appointed to the Board during 2023 based on recommendations from management. Director O’Leary-Gill was on the Discover Bank Board of Directors prior to joining Discover’s Board in June 2023. Director Rhodes was appointed as the Company’s CEO and President and to the Board, effective February 1, 2024. He was recommended to the Company by an outside search firm. All other nominees are standing for reelection.
The Board and Company wish to thank directors Aronin, Case, and Thierer, each of whom has not been renominated this year, for their service on the Company’s Board. These directors have demonstrated significant leadership and commitment during their tenure on the Board. We have benefited from their insights and perspectives over the years.
Pursuant to the Discover Bylaws, all director nominees shall serve one-year terms and stand for election at each annual meeting of shareholders. Each director holds office until their successor has been duly elected and qualified or the director’s earlier resignation, death, or removal. Each of this year’s nominees are current directors of the Company, and each nominee has indicated that they will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws. The experience, qualifications, attributes, and skills of each of the Company’s director nominees are set forth below.

18	Discover | 2024 Proxy Statement

ELECTION OF DIRECTORS

Our board of directors
Overview
Ongoing board refreshment
In its goal to implement leading practices with respect to refreshment, the Board, primarily through its NGPR Committee, continually reviews Board and committee composition and leadership, the skills represented by the current directors, and the current and future needs of the Board and committees. The Company’s Corporate Governance Guidelines reflect the Board’s recognition of the importance of ongoing Board refreshment and maintaining an appropriate balance of tenure, diversity, skills, experience, and perspectives on the Board.
The following highlights some of the changes to the Board over the past five years:

16 Board changes since 2019	Diversity of newly added directors	Skills of newly added directors

8 new directors have been added to the Board since 2019	4 new directors are female	Consumer Banking and Financial Services

Legal, Regulatory, and Compliance

8 directors have exited the Board since 2019	3 new directors identify as part of a racial or ethnic minority group

Risk Management

Director retirement age
In 2022, the Corporate Governance Guidelines were amended to provide that directors shall not be eligible for nomination or election after their 75th birthday. The Board may, however, waive this requirement on the recommendation of the NGPR Committee if, in light of all of the circumstances, a director’s continued service is in the best interests of the Company and its shareholders.

Discover | 2024 Proxy Statement	19

ELECTION OF DIRECTORS

Director tenure
The NGPR Committee considers the tenure of directors when nominating individuals each year and strives to have a balance among newer, mid-tenured, and longer-serving directors. In doing so, the Board gains fresh perspectives from newer directors and builds a leadership pipeline with mid-tenured directors while retaining institutional knowledge through those directors who are longer serving. To assist with this balancing, the Board has implemented a 14-year tenure policy for non-employee directors beginning with nominations related to the Company’s 2025 Annual Meeting of Shareholders. To ensure the appropriate mix of skills and experience is maintained and allow for an orderly transition of leadership on the Board and its committees, if more than two directors are impacted by this requirement at the same annual meeting of shareholders, the Board may determine to extend a director’s service until the subsequent annual meeting of shareholders.
Director overboarding
In 2023, the Board reduced the total number of public company boards on which directors are typically permitted to serve. Generally, no director shall serve on more than a total of four public company boards (i.e., including the Company’s Board). A director who is an executive officer of a publicly traded company may only serve on a total of two public company boards (i.e., including the Company’s Board).
Board diversity
Our Corporate Governance Guidelines state that the Board considers the diversity of a candidate’s perspectives, background, and other demographics and experience. Further, the Board seeks to maintain an appropriate balance of tenure, diversity, skills, perspectives, and experience needed to provide effective oversight in light of the Company’s current and future strategic needs. In addition to gender and race/ethnicity, directors are requested to disclose whether they identify as LGBTQ+, if they have any disabilities, and whether they are a veteran. The following charts and Board skills and diversity matrix demonstrate the NGPR Committee’s and Board’s commitment to diversity among this year’s nominees.

Overall diversity	Gender diversity

Racial/Ethnic diversity

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ELECTION OF DIRECTORS

Board skills, experience, and qualifications
The Board understands that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and experiences. The NGPR Committee regularly reviews the composition of the Board in light of our evolving business requirements to maintain a Board with the appropriate mix of skills and experiences needed for the broad set of challenges that the Company confronts. The NGPR Committee and the Board consider the skills and experiences of the directors in the broader context of the Board’s overall composition, with a view toward constituting a Board that has the best skill set and experience to oversee the Company’s business.
Our directors have a combined wealth of leadership experience derived from extensive experience guiding large, complex organizations as executive leaders or board members, as well as through government service. Collectively, the directors have the substantive knowledge and skills applicable to our business, which are set forth as part of the Board skills and diversity matrix.
The NGPR Committee and Board, in coordination with management, refreshed its consideration of the skills the Board believes are most critical to its oversight of the Company. This included adding new skills to the Board skills and diversity matrix, and revising certain prior ones. For example, last year’s “Financial Services Industry” skill is now more closely tailored to Discover’s needs and labeled “Consumer Banking and Financial Services.” Similarly, the “Technology and/or Cybersecurity” skill that was disclosed in the prior Proxy Statement has been expanded and split into separate skills—“Technology, Digital, Innovation, and Artificial Intelligence” and “Information Security and Cybersecurity”—to reflect the Company’s opportunities and challenges. Revised definitions for each of the skills are also included in this year’s Proxy Statement.
Further, rather than simply checking a box as to whether they have or do not have a particular skill, director nominees were asked to provide the level of proficiency they have with each of the skills and to explain how they obtained their self-identified skills. Directors were asked to state whether they had no, limited, moderate, or substantial experience in each of the following areas. The summary table below only reflects those skills where directors indicated moderate to substantial experience.

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ELECTION OF DIRECTORS

The following sets forth the revised skills (along with new definitions) that the Board believes are most critical to their oversight responsibilities:

CEO or CFO	Experience serving as a chief executive officer or chief financial officer of a private or publicly listed financial institution, financial services company, or other business entity.
Public board	Experience serving as a director of a publicly listed company (other than Discover) in the United States or Canada.
Consumer banking and financial services	Experience in consumer banking or the financial services industry.
Payments	Experience in bank card issuance, merchant acquiring, card processing, or payment systems.
Audit, accounting, finance, and capital planning
Sufficient understanding of and familiarity with audit practices, financial accounting, corporate finance, and capital planning to effectively monitor and oversee the integrity of the Company’s financial reporting process, financial statements, stress testing, and capital planning. This experience may be obtained by serving as a current or former chief financial officer, auditor, accountant, or finance industry executive.

Technology, digital, innovation, and artificial intelligence
Experience in assessing, managing, overseeing, or advising on technology, digital, innovation, or artificial intelligence strategies, risks, systems, programs, products, or services for a private or publicly listed financial institution, financial services company, or other business or governmental entity.

Information security and cybersecurity
Experience in assessing, managing, overseeing, or advising on information security or cybersecurity strategies, risks, or programs for a private or publicly listed financial institution, financial services company, or other business or governmental entity.

Government and public policy	Experience in government and public policy, including working with state or federal agencies, regulators, and policymakers and directing or influencing public policy decisions and outcomes.
Legal, regulatory, and compliance
Experience serving as, or actively managing, a senior legal, regulatory, or compliance officer for a private or publicly listed financial institution, financial services company, or other business or governmental entity.

Risk management
Experience identifying, assessing, and managing financial and non-financial risks or overseeing risk management of a private or publicly listed financial institution, financial services company, or other business or governmental entity. This experience may be obtained by serving as or actively managing a chief risk officer or similar risk executive or serving as a chair or member of a board risk committee.

Corporate governance
Experience in implementing or overseeing governance practices for publicly listed companies and financial institutions, including an understanding of applicable legal and regulatory requirements. This experience may be obtained by serving as or actively managing a corporate secretary or similar governance executive or by serving as a chair or member of a board governance committee.

Brand marketing	Experience in brand marketing in the banking, payments, or financial services industries or other consumer-facing industries.
International business	Experience serving in an executive or advisory role in an overseas market in which the Company operates or managing or overseeing international business operations for a multi-national entity.
Strategic planning, business development, and operations
Experience in developing, implementing, or overseeing corporate strategies or business development plans, or managing or overseeing business operations for an entity of generally comparable or greater size and complexity as the Company.

Compensation and benefits
Experience managing or overseeing compensation and benefits programs, including an understanding of the legal and regulatory frameworks governing such programs at publicly listed companies or financial institutions.

Human capital management
Experience with human resources, workforce planning, or talent management. This experience may be obtained by serving as or actively managing a chief human resources officer or similar HR executive or by serving as a chair or member of a board committee with human capital and talent management oversight responsibilities.

ESG
Experience managing or overseeing ESG strategies or risks of a private or publicly listed financial institution, financial services company, or other business or governmental entity. This may include experience identifying, evaluating, or addressing current, emerging, or potential risks or opportunities relating to corporate culture, diversity and inclusion, social responsibility, governance, or the environment (including climate change and sustainable finance).

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Skills and experiences

CEO or CFO		●	●	●	●	●	●		●	●

Public board	●	●			●		●		●		●

Consumer banking and financial services	●		●	●	●	●		●	●	●

Payments	●			●	●	●		●		●

Audit, accounting, finance, and capital planning	●		●	●	●	●		●	●	●	●

Technology, digital, innovation, and artificial intelligence	●	●	●	●	●	●	●	●		●	●

Information security and cybersecurity	●	●		●	●	●	●	●		●	●

Government and public policy	●		●	●		●	●	●	●

Legal, regulatory, and compliance			●		●	●	●	●	●

Risk management	●	●	●	●	●	●	●	●	●	●

Corporate governance	●	●	●	●	●	●	●		●	●	●

Brand marketing	●				●	●	●	●	●		●

International business		●		●			●	●	●	●	●

Strategic planning, business development, and operations	●	●	●	●	●	●	●	●	●	●	●

Compensation and benefits	●	●		●	●	●	●	●	●		●

Human capital management	●	●	●	●	●	●	●	●	●		●

ESG	●				●	●	●

Independence	●	●	●	●	●	●	●		●	●	●
Total number of public company boards	2	1	1	1	1	1	2	1	1	1	2
Tenure (years)	9	7	>1	15	>1	1	2	>1	>1	>1	4
Age	70	61	62	61	59	63	48	58	68	62	49
Gender - Male (M)/Female (F) /Non-Binary (NB)	F	M	F	M	F	M	M	M	M	F	F
LGBTQ+											●
Race/Ethnicity
Black/African American							●			●
Asian/Other Pacific Islander											●
White/Caucasian	●	●	●	●	●	●		●	●

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ELECTION OF DIRECTORS

Biographies of our director nominees

Other Public Company Board Service •Current: Teleflex Inc. (since 2015) •During Past Five Years: FTD Companies, Inc. (2014-2019) Standing Discover Committees •Audit (Chair) •NGPR
Career Highlights
•Retired managing partner of the Washington, D.C. metropolitan area of KPMG LLP, a global network of professional firms providing audit, tax, and advisory services, serving until November 2013
•Member of KPMG board of directors from 2009 to 2013
•Served as chair of the KPMG board’s nominating committee, as well as the partnership and employer of choice committee
•Served in various roles at KPMG, including managing partner for audit for the Mid-Atlantic area and audit partner in charge for the Virginia business unit
Relevant Skills and Experience
•Leading and managing a large accounting firm’s growth priorities across its audit, tax, and advisory functions in key markets
•Strong financial and accounting background, gained through her many years of experience at KPMG, including her experience as a lead audit partner for major international and domestic companies
•Served clients on a wide range of accounting and operational issues, public securities issuances, and strategic corporate transactions
•Public company accounting, financial statements and corporate finance, corporate governance, and risk management

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ELECTION OF DIRECTORS

Other Public Company Board Service •Current: None •During Past Five Years: Clario (formerly ERT and Bioclinica) (2020-2023) Standing Discover Committees •Audit
Career Highlights
•Retired CEO and president of Clario (formerly ERT and Bioclinica), a global data and technology company for clinical trials, from October 2020 to August 2022
•Former CEO and president of Conifer Health Solutions, LLC, a healthcare business solutions organization, from January 2020 to August 2020
•Former executive vice president and chief customer officer of Oracle Corporation, from July 2019 to January 2020
•Former CEO of Rackspace, a leading managed cloud company, from 2017 to 2019
•Former CEO and president of EarthLink, Inc., a leading communications and IT services provider, from 2014 to 2017
•Former business unit leader for Hewlett-Packard and Electronic Data Systems Corporation
Relevant Skills and Experience
•Public company CEO with experience in technology and cybersecurity
•Cybersecurity experience, including business operations incorporating data protection and transmission; proactive strategy and response development; and incident evaluation, management and communications strategy
•International strategy and business development in technology and IT services
•Management consulting experience from his time as a senior partner with McKinsey & Company and as a partner and board member of A.T. Kearney, Inc.

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ELECTION OF DIRECTORS

Other Public Company Board Service •Current: None •During Past Five Years: None Standing Discover Committees •Risk Oversight
Career Highlights
•Retired Regional Director of the FDIC, San Francisco region, a role she held from 2016 to 2023, where she evaluated the operations of 350 insured financial institutions, led the risk management and consumer protection divisions covering 11 states, supported the management of examination and legal risk-related technical issues, and assessed solutions related to potential enforcement actions and civil money penalties
•Previously served as a Deputy Regional Director, Risk Management Supervision and as Field Supervisor, Risk Management Supervision at the FDIC
•Serves on the boards of directors of Pacific Coast Bankers’ Bancshares and its subsidiary bank, Pacific Coast Bankers’ Bank
Relevant Skills and Experience
•Nearly 40 years of bank regulatory experience and overseeing financial institutions
•Significant experience in assessing and evaluating banking operations
•Deep understanding in risk management and mitigation

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ELECTION OF DIRECTORS

Other Public Company Board Service •Current: None •During Past Five Years: None Standing Discover Committees •Risk Oversight
Career Highlights
•Managing partner of Tegean Capital Management, LLC since 2008 and a partner of Iron Park Capital Management, LLC from 2019 to 2023, two investment advisory firms
•Serves as a senior advisor to General Atlantic
•Former chairman and co-CEO of Citi Markets and Banking, the corporate and investment banking division of Citigroup, Inc., where he held roles of increasing responsibility after starting his career as a fixed-income trader at Salomon Brothers
•Served as chairman of the U.S. Treasury Department Borrowing Advisory Committee
•Served as an executive committee member of the board of directors of the Securities Industry and Financial Markets Association
Relevant Skills and Experience
•Leadership within organizations impacting the financial services industry
•Significant risk management, banking, and capital markets experience, including 23 years at Citigroup, Inc. where his responsibilities included leading the global capital markets business
•Operations and the day-to-day management of a global financial services organization
•CEO leadership experience, financial background, and banking and financial services understanding

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ELECTION OF DIRECTORS

Other Public Company Board Service •Current: None •During Past Five Years: None Standing Discover Committees •Audit •Risk Oversight (Interim Chair)
Career Highlights
•Retired from Bank of Montreal (“BMO”) in 2021 as its COO, a position she held since 2018
•Served over 25 years at BMO, where she held multiple C-suite roles, including chief auditor and head of the anti-money laundering program and remediation
•At BMO, oversaw P&L, risk management, regulatory affairs, and investor relations
•Founding chair of BMO’s Diversity & Leadership Inclusion Council
•Before joining BMO, served as a commissioned National Bank Examiner at the Office of the Comptroller of the Currency
•Served on the Board of Directors of Discover Bank since July 2022
•Previously served as a trustee on the board of BMO Funds, Inc.
Relevant Skills and Experience
•Over 25 years of financial services leadership experience with emphasis in consumer banking operations
•Deep understanding of governance, risk management, and regulatory oversight of financial institutions
•Advocate of DEI at large financial institutions

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ELECTION OF DIRECTORS

Other Public Company Board Service •Current: None •During Past Five Years: None Standing Discover Committees •None
Career Highlights
•Served as Interim CEO and President of Discover and Interim President of Discover Bank from August 2023 to January 2024
•Retired in March 2021 as COO of Regions Financial Corporation, one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, and mortgage products and services after a successful 12-year tenure
•Held various senior management roles at Regions including head of Operations and Technology, head of Consumer Services Group, head of Regional Banking Group, and head of Enterprise Services and Consumer Banking
•Served on the boards of directors for the Birmingham Business Alliance, Innovation Depot, and the United Way of Central Alabama, as well as the advisory board for the UAB Collat School of Business
Relevant Skills and Experience
•Over 38 years of experience in banking and information technology that spans multiple industries including banking, insurance, airlines, and the defense industry
•Valuable expertise in information security, cybersecurity, strategy and operations, and technological innovation within the financial services industry
•Leadership and oversight with digital banking through overhauling mobile banking applications
•Experience in overseeing technological transformation, including the deployment of new mobile applications and the streamlining of technical infrastructure to improve the customer experience all within a full-service digital environment
•Leadership and clear understanding of the overall governance structure associated with a highly regulated industry
•Public company compliance, technology, and climate and sustainability experience

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ELECTION OF DIRECTORS

Other Public Company Board Service •Current: Qurate Retail, Inc. (since 2021) •During Past Five Years: Nielson Holdings plc (2017-2021) Standing Discover Committees •NGPR (Chair)
Career Highlights
•CEO and President of Qurate Retail, Inc., a Fortune 500 global retailer, since October 2021, and previously served as CEO-elect and president for Qurate Retail, Inc. beginning August 2021
•CEO of NielsenIQ (formerly Nielsen Global Connect), a global data company from February 2020 to August 2021
•Joined W.W. Grainger, Inc., an industrial supplies company in 2012 and, beginning in November 2015, served as President of the Global Online Business until February 2020
•Served as a White House Fellow and in appointed positions for both the George W. Bush and Barack Obama administrations
•Serves on the board of NielsonIQ, a leading consumer intelligence company
Relevant Skills and Experience
•Global e-commerce, consumer trends, consumer data, and digital business-to-business operations
•Formerly ran or oversaw compliance and cybersecurity functions or projects
•Public company CEO, strategy and business development, and audit qualified
•Government, regulatory, and climate and sustainability experience

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ELECTION OF DIRECTORS

Other Public Company Board Service •Current: None •During Past Five Years: None Standing Discover Committees •None
Career Highlights
•CEO and President of Discover and President of Discover Bank since February 2024
•Previously served as group head, Canadian Personal Banking at TD Bank Group beginning in 2021
•Group head, Innovation, Technology and Shared services at TD from 2017 to 2021
•Joined TD in 2011 to lead the North American Credit Card and Merchant Services business
•Held leadership roles at Bank of America and MBNA America Bank
Relevant Skills and Experience
•Over three decades in the financial services industry
•Significant banking leadership experience
•Deep insight into regulatory and risk matters that impact financial services

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ELECTION OF DIRECTORS

Other Public Company Board Service •Current: None •During Past Five Years: CoreLogic (2019-2021); First Hawaiian, Inc. (2007-2019) Standing Discover Committees •Risk Oversight
Career Highlights
•Former chairman and CEO of BancWest Corporation and its subsidiary, Bank of the West, the US retail arm of BNP Paribas Group (prior to Bank of the West’s acquisition by BMO in February 2023)
•Held positions of increasing responsibility at Bank of West, including as general counsel and chief administrative officer, and president since joining in 2004
•Served as chairman and as a director of BNP Paribas USA, Inc. from July 2016 to February 2023 and as its CEO prior to assuming the chairman position
•Before joining Bank of the West, was general counsel of The Bank of New York Company, Inc. and of Shawmut National Corporation
•Previously served as Senior Deputy Comptroller of the Currency, Associate Counsel to the President of the United States, and Deputy Assistant Attorney General
•Serves on the board of directors of Pacific Mutual Holding Company
Relevant Skills and Experience
•Over two decades years of experience in various financial services institutions
•Significant risk management and consumer banking experience
•Proficient in compliance and regulatory matters from industry experience and government service

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ELECTION OF DIRECTORS

Other Public Company Board Service •Current: None •During Past Five Years: None Standing Discover Committees •Audit
Career Highlights
•Founder and president of BAS Financial Corp., a family office that provides personalized financial services, since 2009
•Former CFO and chief accounting officer of HSBC Finance Corporation, a multi-product, multi-channel consumer finance company with operations in the United States, Canada, and the United Kingdom
•Former executive vice president and CFO of EMC Mortgage Corporation, a Texas based, wholly-owned subsidiary of Bear Stearns Companies Inc.
•Began her career with Deloitte in 1986 and was named a partner in 1997
•Served on the Board of Directors of Discover Bank since July 2015
Relevant Skills and Experience
•Nearly four decades of combined experience in the financial services and audit industries
•Maintaining a corporate culture that emphasizes the importance of compliance with laws and regulations and consumer protection
•Articulate in corporate strategy, as well as institutional risk appetite and polices

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ELECTION OF DIRECTORS

Other Public Company Board Service •Current: IMAX Corporation (since 2023) •During Past Five Years: Group Nine Acquisition Corp. (2021 - 2022) Standing Discover Committees •Risk Oversight
Career Highlights
•COO of Reddit, Inc., a community and discussion platform, since 2018, where she oversees business strategy and growth, and related teams for the company
•Previously served as president of Digital at Time, Inc. and then its COO from 2016 to 2018, where she led growth strategy and digital business transformation
•Chief business officer from 2011 to 2015 at Popsugar, Inc., a media and technology company, where she led business operations and the company’s media and commerce businesses
•Held several executive management roles at AOL and worked with a range of digital media and technology clients at McKinsey & Company earlier in her career
•Serves on the board of directors of Marfeel, an ad technology platform that allows publishers to create, optimize, and monetize their mobile websites
Relevant Skills and Experience
•Building consumer and business digital products and platforms and understanding of digital advertising, digital ecosystems, and social media as an essential marketing tool
•Cybersecurity experience, including proactive strategy and response development and incident evaluation, management and communications strategy
•Technology, business strategy and growth development, acquisition, and brand marketing

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ELECTION OF DIRECTORS

Director independence
Our Board of Directors adopted our Corporate Governance Guidelines, which contain the director independence guidelines and provide that a majority of the members of the Board and each member of the Audit Committee, the Compensation Committee , the NGPR Committee, and the Risk Oversight Committee must consist of directors who are independent. The Board uses these guidelines to assist it in determining whether directors qualify as “independent” pursuant to the requirements set forth in the NYSE’s listing standards (the “NYSE Rules”). In each case, the Board broadly considers all relevant facts and circumstances and applies the guidelines and the NYSE Rules in determining whether directors qualify as “independent.”
When assessing the independence of director nominees, the NGPR Committee considers the impact that tenure may have on the independence of certain longer-tenured Board nominees. The NGPR Committee and Board determined that our longer-tenured directors remain independent of management and continue to provide independent, reasoned, and balanced guidance to management. The Board values the perspectives that such directors contribute to Board discussions, having served Discover during periods of various industry and Company-specific developments and with different members of management over the years.
Pursuant to our Corporate Governance Guidelines and the NYSE Rules, the Board reviewed the independence of each current director. During this review, the Board considered transactions and relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family and members of the Company’s senior management. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
As a result of this review, the Board affirmatively determined that current directors Jeffrey S. Aronin, Gregory C. Case, Candace H. Duncan, Joseph F. Eazor, Kathy L. Lonowski, Thomas G. Maheras, Daniela O’Leary-Gill, John B. Owen, David L. Rawlinson, J. Michael Shepherd, Beverley A. Sibblies, Mark A. Thierer, and Jennifer L. Wong are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines and the NYSE Rules. The Board determined that Michael G. Rhodes is not independent because of his employment as our CEO and President.

Independent nominees

Candace H. Duncan	Joseph F. Eazor	Kathy L. Lonowski	Thomas G. Maheras	Daniela O’Leary-Gill

John B. Owen	David L. Rawlinson	J. Michael Shepherd	Beverley A. Sibblies	Jennifer L. Wong

Non-independent nominees

Michael G. Rhodes
In determining that each of the directors, other than Mr. Rhodes, is independent, the Board considered, among other things, certain relationships, which it determined were immaterial to the directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to, and/or purchased products and services from, companies at which some of our directors were officers during 2023. In each case, the amount paid to or received from these companies in each of the last three years did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues, the threshold set forth in our Corporate Governance Guidelines and the NYSE Rules. Our Corporate Governance Guidelines are available through the Investor Relations page of our website, www.discover.com, and in print free of charge to any shareholder who requests a copy.

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ELECTION OF DIRECTORS

Selection of directors
Director nomination process
To assist with its responsibility with respect to identifying potential director candidates, the NGPR Committee engaged a director search firm, Russell Reynolds Associates. Russell Reynolds met with the NGPR Committee multiple times over the past year to refine the list of possible candidates (including the skills being sought by the NGPR Committee and the Board) and help build a pipeline of individuals who could best complement the current skills represented on the Board.
The following sets forth the Board’s typical process for identifying and recruiting potential directors.

Source candidates	The NGPR Committee and Board seek out candidates from a variety of sources: •Outside search firms; •Recommendations from directors and management; and •Recommendations and nominations from shareholders.

Review of candidates by the NGPR committee
The NGPR Committee has the primary responsibility for identifying, vetting, and nominating candidates.
Regardless of the source of the recommendation, the NGPR Committee reviews the recommended candidate to determine whether they are an appropriate fit for the Board based on the criteria set forth in the Company’s Corporate Governance Guidelines.

Recommend selected candidate(s) for appointment
After reviewing the individual’s skills, background, and expertise, among other factors, the NGPR Committee may then hold discussions with the candidate in order to evaluate whether they would add to the Board’s oversight capabilities. The NGPR Committee would then determine whether to recommend the candidate to the full Board for appointment or nomination, as the case may be.

Review by the full board	Similar to the NGPR Committee, the full Board conducts a review of the recommended candidate to determine appropriateness, compatibility, and potential contribution.

Select directors and begin onboard process	New directors undergo an onboarding process to help them get acclimated to the Company and Board. They are also assigned to committees, which may also include a committee-specific onboarding process.

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Director qualifications
Our Corporate Governance Guidelines describe the Board’s qualifications for directorship. Pursuant to the Guidelines, the Board seeks members who combine a broad and relevant spectrum of experience and expertise with a reputation for ethics and integrity. Further, directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make to the Board and management, their ability to represent the interests of shareholders, their ability to think independently, and their willingness to appropriately challenge management while working constructively as part of a team. The Board will also consider the diversity of a candidate’s perspectives, background, and other demographics and experience.
As discussed in the “Election of directors” section previously, the incumbent directors were requested to provide additional detail with respect to the level of experience with respect to the skills included in the director skills and diversity matrix in this Proxy Statement.
Nomination of directors
The NGPR Committee is responsible for identifying, evaluating, and recommending candidates to the Board. The NGPR Committee may consider director candidates from a wide range of sources, including search firms, shareholders, officers, and directors. The Board is responsible for nominating directors for election by the shareholders and filling any vacancies on the Board that may occur. Each director serves a one-year term and must be renominated annually.
Shareholder recommendations for director candidates
Fulfilling its responsibility to identify, evaluate, and recommend director candidates, the NGPR Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. The process for director candidates recommended by shareholders would follow the same process described above.
Shareholders who wish to recommend a candidate for the NGPR Committee’s consideration must submit the recommendation in writing in accordance with the Policy Regarding Director Candidates Recommended by Shareholders, available through the investor relations page of our internet site, www.discover.com.
Shareholders may make recommendations at any time. Nominees at the annual meeting of shareholders must be made in accordance with our Bylaws. See the “Questions and answers about the annual meeting and voting” section in this Proxy Statement for information about submitting director recommendations to the Company.

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ELECTION OF DIRECTORS

Director compensation
Elements of director compensation
In 2023, the Company paid non-employee directors through cash compensation, stock compensation, and reimbursements. Each of these is described below:
Annual cash retainer fee:
Independent chairman
Other non-employee directors
Annual RSU grant:
All non-employee directors
Additional cash retainer for committee membership:
Audit
Risk oversight
Compensation
NGPR

■	Chair	■	Non-Chair
Cash compensation
Each non-employee director receives the following cash compensation under the Directors’ Compensation Plan for service on our Board and each standing committee of our Board:
•An annual retainer fee of $105,000;
•An Independent Chairman annual retainer of $210,000;
•A committee chair retainer fee of: (i) $30,000 each for the chairs of the Audit Committee and Risk Oversight Committee; (ii) $25,000 for the chair of the Compensation Committee; and (iii) $20,000 for the chair of the NGPR Committee; and
•A non-chair committee membership fee of: (i) $20,000 for each member of each of the Audit Committee and Risk Oversight Committee; (ii) $15,000 for each member of the Compensation Committee; and (iii) $10,000 for each member of the NGPR Committee.

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Each non-employee director may elect to defer receipt of his or her cash compensation under the Directors’ Voluntary Nonqualified Deferred Compensation Plan until the director terminates service with the Company. A bookkeeping account is maintained for each participant and interest is credited to the deferred amount based on 120% of the quarterly long-term applicable federal rate in effect.
The NGPR Committee also approved (i) a one-time cash fee award, prorated as applicable, for certain current and former members of the Audit Committee, specifically Ms. Duncan, $35,000, and $30,000 for each Mr. Eazor, Ms. Sibblies, Ms. O’Leary-Gill, and Mr. Rawlinson and (ii) chair and membership retainers for the special Governance and Controls Committee formed in 2023. No cash or equity compensation was granted to members of the special Search Committee formed in 2023.
Stock compensation
Pursuant to the Directors’ Compensation Plan, we may issue awards of up to a total of 1,000,000 shares of our Common Stock to our non-employee directors. Each non-employee director receives an annual grant of $170,000 in RSUs for service on our Board, beginning with the first annual meeting at which the director is elected to our Board. For those directors joining our Board on a date other than the date of an annual meeting, each director receives a grant of $170,000 in RSUs on the date on which the director becomes a member of our Board, adjusted on a pro-rata basis by multiplying such award by a fraction where the numerator is the number of months between such date and the next annual meeting of shareholders and the denominator is twelve.
The number of RSUs granted is determined by dividing the grant date fair value by our share closing price on the date of grant and converting into a whole number of RSUs. The 2023 RSU grants vest on the earlier of the first anniversary of the date of grant or immediately prior to the first annual meeting of shareholders following the date of grant, subject to the director’s continued service through such date. Unless provided otherwise in the RSU agreement, RSUs granted to each non-employee director will become fully vested before the end of the regular restriction period if (i) such director is terminated due to disability or death or (ii) a change in control occurs. Upon vesting, the RSUs are converted into shares of our Common Stock. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends are paid to all Discover common shareholders. Each non-employee director may elect to defer the receipt of his or her stock compensation until the director terminates service with the Company. A bookkeeping account is maintained for each participant, which reflects the number of RSUs to which the participant is entitled under the terms of the Directors’ Compensation Plan.
Reimbursements
Directors are reimbursed for reasonable expenses incurred in attending Board, committee, and shareholder meetings, including reasonable expenses for travel, meals, and lodging.
Director compensation policies and practices
Our Directors’ Compensation Plan was approved by our shareholders in 2011, and provides for annual compensation for our non-employee directors. Directors who also are our employees do not receive any compensation under the Directors’ Compensation Plan. The compensation paid to our non-employee directors is delivered to further advance the interests of the Company and its shareholders by encouraging increased share ownership to promote long-term shareholder value.
Role of the NGPR committee
The NGPR Committee is responsible for reviewing the effectiveness of the non-employee director compensation and benefit programs in supporting the Company’s ability to attract, retain, and motivate qualified directors. The NGPR Committee reviews director compensation at least every other year and considers a variety of factors, including our financial performance, general market conditions, director compensation at companies with which we compete for talent, director responsibilities, and trends in director compensation practices. Any changes in director compensation are recommended by the NGPR Committee to the Board for approval.

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ELECTION OF DIRECTORS

Director compensation changes for 2024
In December 2023, the NGPR Committee recommended, and the Board approved, changes to the Directors’ Compensation Plan that became effective January 1, 2024. Such changes included:
•Increasing the frequency of reviewing director compensation to annually;
•Implementing per meeting fees once a specified number of Board or committee meetings have been surpassed in a given year;
•Increasing the annual equity retainer to from $170,000 to $190,000;
•Increasing the NGPR member compensation from $10,000 to $15,000; and
•Increasing the committee chair retainers as follows:
•Audit Committee: from $30,000 to $45,000
•Compensation Committee: from $25,000 to $30,000
•NGPR Committee: from $20,000 to $25,000
•Risk Oversight Committee: from $30,000 to $40,000.
Annual cash retainer fee:
Independent chairman
Other non-employee directors
Annual RSU grant
All non-employee directors

■	Increase effective January 1, 2024
Additional cash retainer for committee membership:
Audit
Risk oversight
Compensation
NGPR

■	Chair	■	Non-Chair	■	Increase effective January 1, 2024

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ELECTION OF DIRECTORS

Share ownership guidelines
The NGPR Committee maintains guidelines that recommend that directors hold five times the annual cash retainer in Company stock within five years of appointment to the Board. By requiring stock ownership, the interests of directors are more closely aligned with those of shareholders. As of the Record Date, all of our non-employee directors have met and exceeded the Company’s stock ownership guidelines for directors or are within the five-year attainment window. The directors who have not yet reached the required ownership amount are on track to meet the ownership guidelines within the timeframe specified in the guidelines.
2023 director compensation
The table below sets forth cash and stock compensation (including deferred compensation) paid to non-employee directors for their Board service for the year ended December 31, 2023.

Director(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)	Total ($)
Jeffrey S. Aronin	120,000	170,002	290,002
Mary K. Bush(3)	72,500	170,002	242,502
Gregory C. Case(4), (8)	130,000	170,002	300,002
Candace H. Duncan(4), (5), (6), (8)	186,667	170,002	356,669
Joseph F. Eazor(5), (8)	155,000	170,002	325,002
Cynthia A. Glassman(3)	56,250	—	56,250
Kathy L. Lonowski(6), (7)	48,333	113,385	161,718
Thomas G. Maheras	335,000	170,002	505,002
Michael H. Moskow(3)	56,250	—	56,250
Daniela O’Leary-Gill(5), (6), (7), (8)(9)	120,417	155,913	276,330
David L. Rawlinson II(5), (8)	161,667	170,002	331,669
J. Michael Shepherd(4), (6), (7), (8)	60,417	127,594	188,011
Beverley A. Sibblies(5), (6)(10)	127,500	170,002	297,502
Mark A. Thierer(8)	130,000	170,002	300,002
Jennifer L. Wong(8)	125,000	170,002	295,002
(1)Mr. Owen’s compensation received for his role as a director prior to serving as the Interim CEO and President starting in August 2023 is set forth in the “2023 Summary compensation table."
(2)Reflects RSUs granted under the Directors’ Compensation Plan described above. Amounts reflect the grant date fair value of the 2023 RSUs, which were granted on (i) May 11, 2023 for all then-serving non-employee directors, (ii) June 14, 2023 for Ms. O’Leary-Gill, (iii) July 14, 2023 for Mr. Shepherd, and (iv) September 5, 2023 for Ms. Lonowski. These amounts reflect the RSUs’ grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”) and may not correspond to the actual value that may be realized by the individual directors. Additional details on accounting for stock-based compensation can be found in Note 2: “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 10: “Stock-Based Compensation Plans” of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. As of December 31, 2023, each non-employee director held the following number of RSUs, including deferred RSUs: Mr. Aronin - 59,081; Ms. Bush - 0;

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ELECTION OF DIRECTORS

Mr. Case - 76,638; Ms. Duncan - 21,622; Mr. Eazor - 4,699; Ms. Glassman - 0; Ms. Lonowski - 1,235; Mr. Maheras - 50,465; Mr. Moskow - 0; Ms. O’Leary-Gill - 1,331; Mr. Rawlinson - 5,093; Mr. Shepherd - 1,243; Ms. Sibblies - 1,774; Mr. Thierer - 20,739; and Ms. Wong - 10,054. Ms. Bush, Ms. Glassman, and Mr. Moskow balances are zero as shares were released when their services ended. In connection with Ms. Bush’s retirement from the Board effective June 2, 2023, her award granted on May 11, 2023 was forfeited.
(3)The following Directors retired from the Board during 2023: Ms. Bush (June 2, 2023), Ms. Glassman (May 11, 2023), and Mr. Moskow (May 11, 2023).
(4)The amounts listed for these individuals in the “Fees earned or paid in cash” column were deferred under the Directors’ Voluntary Nonqualified Deferred Compensation Plan.
(5)Includes one-time cash fee award, prorated as applicable, for certain current and former members of the Audit Committee, specifically Ms. Duncan, $35,000, and $30,000 for each Mr. Eazor, Ms. Sibblies, Ms. O’Leary-Gill, and Mr. Rawlinson.
(6)Includes chair and membership retainers for the special Governance and Controls Committee.
(7)Ms. Lonowski, Ms. O’Leary-Gill, and Mr. Shepherd’s fees were pro-rated based on their appointment dates. In addition, they received a pro-rata grant for the period commencing on the date they joined the Board and ending on the date immediately prior to the 2024 Annual Meeting. Their stock award amounts includes the grant date fair value of their pro-rated awards.
(8)The amounts listed for these individuals in the “Stock Awards” column will be deferred upon vesting and payable 75 days post separation.
(9)Prior to joining Discover’s Board in June 2023, Ms. O’Leary-Gill served on the Board of Directors of Discover Bank, for which she was paid $67,500.
(10)Prior to joining Discover’s Board in May 2023, Ms. Sibblies served on the Board of Directors of Discover Bank, for which she was paid $87,500.

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Corporate governance
Highlights of our corporate governance practices
Discover has implemented many leading corporate governance practices; however, the Board and the Company and its employees are seeking to build on what is already in place. For that reason, we are continually reevaluating and revising practices in an effort to remain ahead of shareholders’ evolving expectations. For a high-level overview of our corporate governance practices, readers should refer to the “Proxy statement tear sheet” at the beginning of this year’s Proxy Statement. The other portions of the Proxy Statement, particularly this “Corporate governance” section, are designed to provide more detail on our various corporate governance practices.

Over the past year, senior management has made significant investment in those groups within the Company that help with the ongoing implementation of corporate governance. The Board and senior management understand that strong corporate governance remains a key consideration for many of our stakeholders, especially shareholders. As such, it is critical we stay current with—and seek to exceed, where possible—the expectations in a constantly changing governance landscape.

The following chart highlights many of the leading corporate governance practices that Discover has in place:

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CORPORATE GOVERNANCE

Board structure and operations
Board leadership structure
The Company has had an Independent Chairman separate from the CEO role since 2019. Mr. Maheras has served as the Company’s Independent Chairman since May 2020.
The Company’s Bylaws, as well as the Corporate Governance Guidelines, provide that the office of the Chairman and the office of the CEO may be, but need not be, held by the same person. The Company has an overwhelmingly independent Board, with all directors except for Mr. Rhodes having been determined to be independent under NYSE Rules. Further, as previously noted, all standing committees of the Board are comprised solely of independent directors under NYSE Rules. The Board continues to believe that having an Independent Chairman, separate from the CEO role, is the most appropriate leadership structure at this time. The Board recognizes its responsibility for the establishment and maintenance of the most effective leadership structure for the Company, taking into account all relevant facts and circumstances. Pursuant to the Corporate Governance Guidelines, the Board has indicated that it will appoint a Lead Director whenever the position of Chairman is not held by an independent director.

Independent Chairman
•presides at all meetings of the Board, and has the authority to call, and will lead, non-employee director sessions and independent director sessions;
•approves Board meeting agenda items and the schedule of Board meetings;
•helps facilitate communication between senior management and the independent directors;
•will be available, as appropriate, for consultation and direct communication with shareholders;
•acts as a mentor to the CEO; and
•participates and provides leadership on CEO performance evaluation, succession planning, and compensation decisions.

Committee chairs and rotation process
As part of the Board’s refreshment process, the NGPR Committee and Board consider committee membership and chair rotation. Balancing fresh leadership and ideas with the knowledge that is garnered through longer service is important when determining committee and leadership assignments. As such, three of the Board’s standing committee chairs have served as such for fewer than two years.

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CORPORATE GOVERNANCE

Committees of the board
Our Board has established the following standing committees: Audit, Compensation, NGPR, and Risk Oversight. The current membership and function of each committee and the number of meetings held by each committee during 2023 is described below.

Committee members	Audit	Compensation	NGPR	Risk oversight
Jeffrey S. Aronin
Gregory C. Case
Candace H. Duncan
Joseph F. Eazor
Kathy L. Lonowski
Thomas G. Maheras
Daniela O’Leary-Gill
John B. Owen
David L. Rawlinson II
Michael G. Rhodes
J. Michael Shepherd
Beverley A. Sibblies
Mark A. Thierer
Jennifer L. Wong

Audit committee financial expert	Risk management expert under the Federal Reserve’s Regulation YY
Member	Chair

Members: Ms. Duncan (Chair) Mr. Eazor Ms. O’Leary-Gill Ms. Sibblies REPORT: Page 112
Primary responsibilities
•Oversee the integrity of our consolidated financial statements; our system of internal controls and disclosure controls and procedures; and the qualifications and independence of our independent registered public accounting firm.
•Oversee the internal audit function, including the performance of our Chief Audit Executive.
•Sole authority and responsibility to select, compensate, oversee, evaluate, and, when appropriate, replace our independent registered public accounting firm.
•Oversee the Company’s compliance with legal and regulatory requirements.

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CORPORATE GOVERNANCE

Members: Mr. Case (Chair) Mr. Aronin Mr. Thierer REPORT: Page 91
Primary responsibilities
•Annually review and approve the corporate goals and objectives relevant to the compensation of the CEO and evaluate their performance in light of these goals.
•Determine the compensation of our executive officers and other appropriate officers.
•Oversee risk management associated with our compensation practices.
•Oversee our incentive and stock-based compensation plans.
•Oversee plans for management development and succession.

Members: Mr. Rawlinson (Chair) Ms. Duncan Mr. Thierer
Primary responsibilities
•Identify and recommend candidates for election to our Board and each Board committee.
•Review and assess the adequacy of the Company’s Corporate Governance Guidelines.
•Oversee our policies, programs, strategies, and reporting related to ESG matters.
•Oversee the annual evaluation of the members of our Board, its committees, and senior management.
•Review the effectiveness of director compensation and benefits programs.
•Oversee director orientation and ongoing education.

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Members: Ms. O’Leary-Gill (Interim Chair) Ms. Lonowski Mr. Maheras Mr. Shepherd Ms. Wong
Primary responsibilities
•Oversee the enterprise-wide risk management framework, make recommendations to the Board on key risk management policies and the Company’s risk appetite and tolerance, oversee risk management governance and policies, and perform other functions pursuant to the Federal Reserve’s regulations.
•Review the adequacy of the risk appetite that has been established for each area of enterprise risk and receive reports on compliance with the Company’s risk appetite and limit structure and risk management policies, procedures, and controls.
•Oversee the performance of our CRO.
•Review and approve the Company’s information security program and review the quality and effectiveness of the Company’s technology security.
•Oversee capital planning and liquidity risk management activities.

Our Board has adopted a written charter for each of the Audit, Compensation, NGPR, and Risk Oversight Committees setting forth the roles and responsibilities of each committee. The committee charters are available through the Investor Relations page of our internet site, www.discover.com.
All members of the Audit, Compensation, NGPR, and Risk Oversight Committees satisfy the standards of independence applicable to members of such committees. In addition, the Board has determined that all members of the Audit Committee are financially literate and are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K under the Securities and Exchange Act of 1934 (the “Exchange Act”) and have accounting or related financial management expertise.
Joint boards
In order to better align with prevalent and leading practices, the Board determined, in May 2023, to completely overlap its membership with that of its wholly-owned banking subsidiary, Discover Bank. This overlapping membership structure allows the Board to more easily hold joint meetings with that of Discover Bank and provides the directors with a more clear line of sight into the Company’s most significant subsidiary.
Director engagement
Board and committee meetings
The following chart sets forth the number of meetings held by the Board’s standing committees throughout 2023. All directors attended at least 75% of meetings of our Board and standing committees on which they serve.

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CORPORATE GOVERNANCE

Number of meetings held during 2023
Board	22
Audit Committee	23
Compensation Committee	9
NGPR Committee	9
Risk Oversight Committee	7
Special Governance and Controls Committee	18
Total Board and Committee Meetings Held in 2023	88
Note that the number of Board and committee meetings include joint meetings when such meeting was minuted separately from the standalone committee meetings.
As noted in the previous table, in 2023, the Board formed a special Governance and Controls Committee, whose membership currently includes directors Sibblies (Interim Chair), Duncan, Lonowski, O’Leary-Gill, and Shepherd. Note that the Governance and Controls Committee assumed the responsibilities of another special committee that was formed in January 2023, and the meeting count for the Governance and Controls Committee in the above table includes the predecessor committee. The Board also formed a special Search Committee to oversee the search for the Company’s new CEO, whose membership included directors Maheras, Owen, Rawlinson, and Wong, which met between August 2023 and January 2024; this special Search Committee was dissolved in February 2024. The Board also has an Executive Committee, whose membership currently includes directors Maheras (Chair), Owen, and Sibblies, that meets on an ad hoc basis as needed; the Executive Committee did not meet during 2023.
The special committee referenced in Discover’s 2023 Proxy Statement was dissolved in January 2023.
Board attendance at annual shareholder meeting
The Company’s Corporate Governance Guidelines state that each director, unless he or she is unable to attend a meeting due to extenuating circumstances, will attend annual meetings of shareholders where all of our shareholders are invited to attend, ask questions, and express their views. All of our then-serving directors attended the 2023 Annual Meeting of Shareholders, which was held virtually.
Executive sessions
In accordance with our Corporate Governance Guidelines, the non-employee directors meet regularly in executive sessions without management present. Our Corporate Governance Guidelines also require that if any non-employee directors are not independent, then the independent directors will meet in a separate independent director session at least once per year. Currently, all non-employee directors are independent. The Independent Chairman presides over executive and independent director sessions.
Director orientation and continuing education
In 2023, management developed, and the Board approved, a new Director Onboarding and Ongoing Education Program to assist new directors with getting up to speed once joining the Board and to help all directors remain abreast of matters impacting the Company and financial services industry.

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CORPORATE GOVERNANCE

Orientation for new directors
We provide orientation to new directors to help familiarize them with our industry and lines of business as well as our legal, compliance, regulatory, and risk profile. In order to help new directors acclimate to their new position on the Company’s Board, the comprehensive onboarding process includes a combination of written materials, presentations, and meetings with members of the Board and management. Topics covered during onboarding may include Company history, revenue streams, strategy, risks, and safety and soundness.
Additionally, we assist directors in scheduling various onboarding activities and meetings, such as meetings with segments, divisions, or business groups and attending analyst meetings. As with other onboarding activities, these activities and meetings serve to help directors more fully understand the intricacies of the Company so that they can begin making a meaningful impact on the Board more quickly.
Similarly, we provide directors joining a new committee orientation on the requirements and responsibilities relevant to that particular committee.
Continuing education for directors
Discover also periodically offers educational sessions on a variety of topics throughout the year for all directors. The Board recognizes that (i) fostering an atmosphere of continuous enhancement is important, (ii) ongoing education can help create long-term value and strengthen shareholder confidence, and (iii) stakeholders expect directors at public companies to continually enhance their skills and remain abreast of Company and industry matters.
Educational sessions, generally with a focus on topics specific to the Company and the financial services industry, are facilitated by management and other employees within the Company or through internal training programs. Educational topics provided to directors may include, but are not limited to: shareholder base, engagement, activism, and other considerations; external perceptions; financing profile; derivative activities; capital planning; cybersecurity; revenue streams; environmental, social, and corporate governance developments and leading practices; key regulatory, accounting, and auditing developments; laws, regulations, and supervisory requirements applicable to the Company; complex products, services, and lines of business and risks that can significantly impact the Company; ongoing director responsibilities and activities; and emerging issues.
From time to time, external experts and facilitators, such as attorneys, consultants, and scholars, may be invited to attend (either in person or virtually) Board or committee meetings to discuss various leading practices or issues germane to the Company, the financial services industry, or public companies. Such experts bring an array of experience and perspectives and can foster dialogue among Board members on topics relevant to the Company or industry.
The Company also periodically provides directors with a list of director education programs. These programs are offered at various times during the year by reputable organizations and at various facilities and locations and cover a range of important issues facing directors of public companies.
Board evaluation process
In order to monitor and improve its effectiveness, and to solicit and act upon feedback they receive, the Board and its committees annually engage in a formal self-evaluation process. The NGPR Committee, which is responsible for overseeing the Board’s self-evaluation process, begins the annual process by reviewing and approving the self-evaluation process to ensure the independence and integrity thereof. In addition, the members consider the substantive topics that will be used as a springboard for the discussions taking place during the self-evaluation.
The self-evaluation process is typically split into three distinct phases, with each focusing on a different aspect: the Board, its committees, and individual directors. Periodically, the NGPR Committee will engage an outside consultant/advisor to assist with facilitating all or a portion of the process.

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CORPORATE GOVERNANCE

As part of the annual self-evaluation process, the NGPR Committee facilitates confidential discussions with each of the individual directors. Such conversations may take place with the Chair of the NGPR Committee, Independent Chairman of the Board, or an outside advisor. In 2023, the NGPR Committee engaged an outside advisor to assist with these discussions.
The results of the individual discussions were presented to the NGPR Committee and then the full Board.

Each of the Board’s standing committees typically conducts a standalone self-evaluation during their respective executive sessions taking place during the December meeting cycle. These separate committee-level evaluations allow the committee members to dive more deeply into the topics that are of the most importance to those committees. In addition to focusing on specific topics, these evaluations allow each of the committees to focus on their own performance, membership, and resources.
During the full Board’s self-evaluation, the directors typically also conduct an evaluation of the Independent Chairman to ensure they are appropriately fulfilling their leadership role.

The self-evaluation process typically culminates in the Board-level evaluation, taking place at an executive session during the December meeting cycle. During the full Board self-evaluation, the directors address a broad array of topics, including matters related to Board performance, culture, and operations; Board oversight; risk management and governance; Board structure, composition, leadership, and succession planning; and training. As applicable and appropriate, the results of the individual director discussions and the committee-level evaluations are reviewed with the full Board.

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CORPORATE GOVERNANCE

The following sets forth a typical timeline of the annual self-evaluation process:

June - July	Management works to update the self-evaluation materials from the prior year based on known developments and information from articles and other sources.

August	Proposed updates to the prior year’s self-evaluation materials are presented to the NGPR Committee and other committees for review and approval.

August - December	Confidential discussions are held with the individual directors to obtain their candid feedback on various matters.

December
During the December meeting cycle, the Board and committees engage in their respective self-evaluations during executive sessions. As appropriate and applicable, the results from the director discussions and the committee-level evaluations are discussed with the full Board. Compiled responses from the conversations may be discussed.
The revised Director & Officer Questionnaire also include several “operational” questions focused on matters such as logistics. These questions are included within the questionnaire so as to free up time during the formal evaluations to allow the directors to focus on the more substantive topics.

December - February	As appropriate, the Board and committees develop takeaways and action items based on the results of the self-evaluation.

March	The Company discloses, at a high level and as appropriate, certain of the takeaways and action items from the most recently completed self-evaluation process in its Proxy Statement.

Throughout the year The Board and committees work on applicable takeaways and action items throughout the year.

Ongoing
Despite the Board having a formal self-evaluation process that takes place at a definitive time of the year, directors can raise any issue at any point throughout the year. Issues can be raised with the Chairman of the Board, the NGPR Committee, or any other appropriate director or member of management. As appropriate, the matter may then be raised with a particular committee or the full Board.

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CORPORATE GOVERNANCE

The board’s role and responsibilities
The Board understands that having the right corporate governance practices in place is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The Board oversees the Company’s business and directs its management. The non-employee directors of the Board are not involved in day-to-day operations. Instead, the Board meets periodically with management to review the Company’s executive succession plans; Annual Operating Plan (the “Annual Plan”); multi-year strategic plan; and performance against such plans, risks, and business strategies. Directors also consult with management about the Company’s performance outside of formal meetings, which include opportunities for directors to have in-depth conversations with management about particular areas of the business.
Oversight of strategy
Oversight of the Company’s strategy is one of the most important responsibilities that the Board is responsible for fulfilling. Throughout the year, management regularly discusses strategy, strategic goals, and progress against those goals with the Board. While management is responsible for determining and setting Discover’s near-term and long-term strategy, and the Board is responsible for challenging management and overseeing management’s implementation of our strategy.
See the “Proxy statement summary” of this Proxy Statement for additional information about Discover’s strategy.
Oversight of risk management
At Discover, risk management is implemented throughout the organization and is overseen by the Board and its committees. The Board is responsible for approving the Company’s enterprise-wide risk management framework, and each of the Board’s committees have oversight of those types of risk falling under their areas of responsibility. The Board believes its approach to overseeing risk management ensures that the Board can choose many leadership structures while continuing to effectively oversee risk management.
The following graphic depicts how risk is overseen by the Board and managed by Discover’s leadership. Notably, it is important that information pertaining to risk flows both up and down throughout the organization and that no one group is operating in a silo. Working together is critical to mitigating and managing the risks applicable to the Company.
See the Risk Management section of our 2023 annual report on Form 10-K for additional information.

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CORPORATE GOVERNANCE

The board
The Board is responsible for approving the Company’s enterprise-wide risk management framework, which is described in the Company’s Enterprise Risk Management Policy and certain additional risk management policies. The Board receives reports of material exceptions to such policies. The Board has also delegated certain of its risk oversight responsibilities to its committees and regularly receives reports from the committees on risk management matters. Additionally, the Board approves the risk appetite and limits, and capital targets and thresholds of the Company. It also appoints the CRO, Chief Compliance Officer (who reports to the CRO), Chief Audit Executive, and other risk management function leaders, as appropriate. The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company over the short-, medium-, and long-term, and management’s responses to those risks.

Risk oversight committee

The Risk Oversight Committee is responsible for overseeing our risk management policies and the operations of the Company’s enterprise-wide risk management framework, and capital planning and liquidity risk management activities. The Risk Oversight Committee is responsible for, among other things:
•approving and periodically reviewing our risk management policies;
•overseeing the operation of policies and procedures that establish risk management governance and risk-control infrastructure;
•overseeing the operation of processes and systems for implementing and monitoring compliance with such policies and procedures;
•reviewing and making recommendations to the Board, as appropriate, regarding the Company’s risk management framework, key risk management policies, and the Company’s risk appetite and tolerance;

•receiving and reviewing regular reports from our CRO on current and emerging risks, the status of and changes to risk exposures, policies, procedures, and practices and the steps management has taken to monitor and control risk exposures;
•reviewing and approving the Company’s information security program, which seeks to mitigate information security risks, including cybersecurity risks;
•reviewing the quality and effectiveness of the Company’s technology security and periodically reviewing, appraising, and discussing with management the quality and effectiveness of the Company’s information technology security, data privacy, and disaster recovery capabilities; and
•receiving reports regarding compliance with risk appetite limits, risk management policies, procedures, and controls.

Audit committee

The Audit Committee assists the Board in the oversight of, among other things, the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, our system of internal controls, and the qualifications and independence of our independent registered public accounting firm. The Audit Committee is responsible for, among other things:
•providing oversight of the Company’s internal audit function;
•reviewing and approving the appointment, replacement, and compensation of the Chief Audit Executive and the charter, budget, and staffing levels of the Company’s internal audit function;

•reviewing and approving the rolling twelve-month audit plan;
•receiving periodic reports from the Chief Audit Executive on the status of the annual audit plan, including significant results and the status of corrective actions;
•providing oversight of the Company’s compliance with legal and regulatory requirements; and
•reviewing and approving the budget and staffing levels of the Company’s Compliance department, its annual testing plan, and the Company’s Compliance policy.

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CORPORATE GOVERNANCE

Compensation committee

The Compensation Committee is responsible for overseeing risk management associated with the Company’s employee compensation practices. The Compensation Committee is responsible for, among other things:
•annually reviewing the Company’s compensation plans and practices to assess whether employee plans contain features that might encourage excessive risk-taking that could threaten the value of the Company, are reasonably likely to have a material adverse effect on the Company, or could result in a failure to comply with regulatory requirements;

•reviewing reports from the Company’s CRO, and meeting with the CRO and the Risk Oversight and Audit Committees to discuss the annual employee incentive compensation risk assessment and to review outcomes of certain risk events and any impact to compensation decisions; and
•meeting with the Company’s CRO to monitor the results of the Company’s incentive compensation program payments for certain employees, including our NEOs.

NGPR committee

The NGPR Committee is responsible for overseeing risk management with respect to many of the Company’s governing documents and Board composition. The NGPR Committee is responsible for, among other things:
•evaluating whether the skills necessary for overseeing management and the Company are present on the Board and consistent with the Company’s Corporate Governance Guidelines;
•facilitating the Board’s self-evaluation process to ensure the right individuals are on the Board;

•overseeing the Company’s corporate governance engagement efforts with institutional shareholders, which can highlight current and future risks;
•overseeing the Company’s commitment to ESG matters and its ESG strategies; and
•receiving reports from management with respect to ESG risks and reporting.

Governance and controls committee

The Governance and Controls Committee was formed in 2023 to assist the Board in fulfilling its oversight responsibilities with regard to significant regulatory remediation activities, including consent orders. The Governance and Controls Committee is responsible for, among other things:
•overseeing and monitoring the establishment and timely implementation by management of remediation actions to address specific corrective actions required by the Company’s regulators;

•overseeing the Company’s Office of Remediation, approving the head of the Office of Remediation, and reviewing that individual’s performance;
•reviewing and approving, or recommending for Board approval, any action plans made in response to supervisory feedback; and
•reviewing and approving any submissions to the Company’s regulators related to compliance with consent orders.

Management

The CEO; CRO; Chief Legal Officer, General Counsel, and Secretary; and/or CFO are responsible for presenting management’s assessment of risks, the timeframe over which the risks may occur, a description of the most significant risks facing the Company, and any mitigating factors and plans or practices in place to address and monitor those risks. Within these discussions, the Board receives updates from senior executives, including the CRO and the CISO on the risks posed to the Company by cybersecurity threats and the Company’s information security program, including the results of tabletop simulations performed by management. In addition to these discussions, the Board receives annual information security training.

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Other risk-related functions and operations of the Risk Oversight Committee and Audit Committee include the following:
Risk oversight committee
The Risk Oversight Committee shares information with (which it may do through its Chair) and meets in joint session with the Audit Committee as necessary or desirable to provide the committees with the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management matters. For example, at least quarterly, the Risk Oversight and Audit Committees meet in joint session and receive updates from the CISO on the Company’s information security program, including trends and developments regarding information security risks and threats and the results of any tabletop simulations performed by management.
The Risk Oversight Committee also authorizes the Company’s Management Risk Committee, which is an executive management-level committee that establishes and oversees a comprehensive enterprise risk management program that includes (i) providing a regular forum for representatives of our different functional groups to identify and discuss key risk issues and to recommend to senior management actions that should be taken to manage the level of risk taken by the business lines; (ii) establishing and overseeing an enterprise-wide approach to risk management through the development of our Enterprise Risk Management Policy and the associated oversight framework for the identification, measurement, monitoring, management, and reporting of enterprise risk; (iii) communicating our risk appetite and philosophy, including establishing limits and thresholds for managing enterprise-wide risks; and (iv) reviewing, on a periodic basis, our aggregate enterprise-wide risk exposures and the effectiveness of risk identification, measurement, monitoring, management, and reporting policies and procedures and related controls within the lines of business.
Audit committee
With respect to compliance matters, our Audit Committee approves our Compliance Policy and reinforces the importance of compliance risk management. The Audit Committee assists the Board in its oversight of the Company’s anti-money laundering program. In addition, the Audit Committee receives reporting on the effectiveness of our Compliance Risk Management Program. Our Audit Committee also, taking into consideration the Board’s allocation of the review of risk among various committees of the Board, receives and reviews reports from the CRO, Chief Compliance Officer, and other members of management as the Audit Committee deems appropriate. These reports include a review of the guidelines and policies for assessing and managing the Company’s exposure to risks, the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. The Audit Committee shares information with (which it may do through its Chair) and meets in joint session with the Risk Oversight Committee as necessary or desirable to provide the committees with the information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management matters.
See the Risk Management section of our 2023 annual report on Form 10-K for additional information.

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Enterprise risk management process
Our Risk Management Framework is broken down into four primary pieces: governance and oversight, business strategy, risk infrastructure, and risk culture. Working together, these pieces seek to identify, measure, manage, monitor, and report (“IMMMR”) the risks that are impacting or could impact Discover.

Governance & Oversight	•Board and executive management •Committees •Policies and standards •Escalation structure •Risk appetite •Risk categorization

Business Strategy	•Executing business strategies across the Company that drives profitable growth and delivers values for our customers •Aligning to mission, values, and defined risk appetite

Risk Infrastructure	•People: Three lines of defense and roles and responsibilities •Process: Risk programs, IMMMR, procedures, and audit and reviews •Technology: Risk systems and tools

Risk Culture
•Proactive demonstration at all levels of shared core values, principles, and behaviors that drive our collective ability to manage risk as part of day-to-day work to create benefits that align with our business strategies
•Continuous learning culture to raise awareness and competence as managing risk evolves

Oversight of cybersecurity risk
We prioritize the security of our employees’ and customers’ data and seek to provide them with the information and skills they need to protect themselves. Our Information Security Policy sets the foundation and direction concerning information risk on an enterprise-wide basis. Our CISO, who has over 20 years of information technology experience, leads our Information Security Program and, along with other members of management, provides updates, at least five times per year, to the Board on significant cybersecurity, information security, data privacy, and similar matters. The Audit and Risk Oversight Committees review and approve the Information Security Program and review the quality and effectiveness of our technology security.
The Information Security Program is designed to safeguard the confidentiality, integrity, and availability of information assets. We continuously monitor the cyber threat landscape and technological changes to mitigate risks to the organization and to our customers. Together with our lines of business and corporate functions, our enterprise-wide incident management framework lets us manage risk mitigation activities that stem from incidents—including governance structure and organization, an incident management program, incident management and escalation principles, requirements for testing and exercising the program, risk management principles, and external reporting guidance.
Readers should also review the Cybersecurity section of our 2023 annual report on Form 10-K for additional information.

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CEO and management succession planning
Pursuant to its charter, the Compensation Committee oversees the Company’s succession planning process. On an annual basis, management conducts succession planning for all of the Company’s officer level roles, including our NEOs. Management further identifies critical roles beyond the officer level where there are or may be uniquely strong needs for immediate successors, where restructuring of the role is not likely to be a viable succession plan, and where having the role unfilled for a period of time could create regulatory, risk management, or business continuity gaps. Annually, our CEO and Chief Human & Resources Officer partner to conduct succession planning for our NEOs and other executives. For each of our NEOs, the role is reviewed to determine options for succession and development needed to increase succession readiness. Consideration is given to external hiring where appropriate. Management then reviews certain succession plans with the Compensation Committee and the Board.
Oversight of sustainability/environmental & social/human capital management
We make it part of our mission to contribute to a more equitable and sustainable world so everyone can achieve a brighter financial future. Guided by our ESG philosophy, and our value of “Doing the right thing,” our approach identifies strategic environmental and social areas to further scale our impact:
•DEI: We integrate DEI throughout the organization so that our employees can thrive, and we can best serve our customers.
•Social Impact: We use our full platform of jobs, products, supplier spend, philanthropy, and more to advance equity and motivate others to effect change.
•Environmental Sustainability: We contribute to a more sustainable world through resource conservation and reducing our operational impact.
The NGPR Committee, in coordination with other committees of the Board, oversees our policies, programs, strategies, and reporting related to environmental and social matters. We execute program initiatives through our ESG Steering Committee and ESG Working Groups, comprised of practitioners and senior leaders with responsibility for ESG focus areas.
We plan to issue our 2023 ESG Report later this year, which will detail our progress across these areas.
Oversight of culture
As set forth in the Company’s revised Code of Conduct and Business Ethics, the Board, along with management, is responsible for setting the “tone at the top” for Discover. This means not only creating and reinforcing a culture of ethics and compliance, but also striving to accomplish Discover’s Mission and Vision while living out our Values. By having a diverse set of directors, the Board also sets the tone at the top with respect to the Company’s DEI efforts.
See the “Code of conduct and business ethics” section of this Proxy Statement for additional information.

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Shareholder engagement and director communications
Corporate governance shareholder engagement
Discover and its Board and management value the feedback and perspectives of our shareholders. For many years, Discover, primarily through its Investor Relations team, has engaged with our shareholders through roadshows, presentations, earnings calls, and direct meetings. During such engagements, the primary audiences were the portfolio managers and analysts at our institutional shareholders.
Beginning in 2023, the Company augmented its shareholder outreach by launching its corporate governance shareholder engagement program, which primarily targets our institutional investors’ stewardship, proxy voting, ESG, and similar teams. This corporate governance engagement is intended to complement the traditional engagement being performed by our Investor Relations team. In doing so, we are building stronger relationships with our institutional investors.
We believe it is important for Discover to build meaningful relationships with our shareholders over time. This means continual engagements and touchpoints throughout the year. The following graphic demonstrates Discover’s ongoing corporate governance shareholder engagement efforts that take place throughout the year. Each piece of the engagement process feeds into the next.

Summer

- Publish our annual ESG Report
- Review the voting results and other outcomes of our annual meeting
- Discuss and renew next year's ESG-based metrics
- Implement structural changes or practices, as appropriate

Fall

- Hold post-annual meeting shareholder meetings to solicit feedback and report to the Board, Compensation Committee, and NGPR Committee

Winter

- Update the Board on our engagement efforts
- Begin working the following year's proxy statement
- Begin incorporating appropriate shareholder feedback into our disclosures

Spring

- File our annual proxy statement
- Shareholders share viewpoints through the proxy voting process
- Hold our annual meeting of shareholders

Ongoing

- Participate in various corporate governance events/conferences taking place throughout the year
- Monitor for changes in shareholders' and other stakeholders' expectations
- Update shareholders on significant events/publications

Throughout 2023, we implemented the corporate governance shareholder engagement program by meeting with shareholders directly at corporate governance events and conferences, such as the Council of Institutional Investors’ 2023 Fall Conference and the 2023 Fall Engagement Summit. We also launched our inaugural fall outreach program, during which we reached out to the Company’s largest institutional shareholders to update them on Discover and our practices and to better understand their points of view on various matters. For these calls, we compiled a cross-functional engagement team consisting of individuals from several groups, including: Corporate Governance, Investor Relations, ESG, Legal, Total Rewards, and DEI.

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Through our in-person and virtual corporate governance shareholder engagements that took place over the past year, we spoke with investors owning or representing over one third of our Common Stock, based on year-end data. During most of these discussions, we covered topics such as corporate governance; executive compensation; and environmental and social disclosures, progress, and goals.
As part of its chartered responsibilities, the NGPR Committee oversees the Company’s shareholder engagement efforts. As such, the NGPR Committee received reports during the year that summarized our corporate governance shareholder engagement meetings.
The following chart describes some of the common feedback/questions we received during the engagements and how we have responded:

Common feedback/questions from shareholders	How we responded
Shareholders sought information about the CEO search.
The Board engaged an outside search firm to assist in carrying out its responsibility of hiring and overseeing the CEO search. The Board was focused on candidates who could bring a strong background and experience with consumer banking and regulatory compliance. Both internal and external candidates were considered for the position. Following several months of searching, the Company announced a new CEO in December 2023.

Although shareholders appreciated the diversity and workforce metrics Discover had been disclosing, several expressed a desire for us to also disclose our EEO-1 reporting data.	Following submission of its 2022 data to the U.S. Equal Employment Opportunity Commission, Discover has begun disclosing its EEO-1 reporting data on its website.

Shareholders wanted to understand the actions taken in response to publicly disclosed regulatory matters.	In 2023, Discover invested over $500 million in compliance and risk management capabilities.

Additional disclosures around Discover’s executive compensation program would allow shareholders to better understand our practices and how they impact long-term shareholder value.
We have begun making additional and clarifying disclosures within the CD&A to provide shareholders with more transparency around our executive compensation. The revised disclosures are intended to further explain how Discover pays for performance.

Shareholders routinely supported strong environmental and social disclosures and were generally complimentary of our full inaugural ESG Report.
Because our shareholders remain focused on such disclosures, we intend to continue enhancing our environmental and social reporting incrementally over time. We anticipate including several new and updated metrics and disclosures in our next ESG Report.

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Director communications
Policy regarding communications
Discover has adopted a Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors, which is available on the Investor Relations page of our website. Shareholders and other stakeholders are welcome to contact any member of our Board by writing to: Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Corporate Secretary. Shareholder and interested party communications received in this manner will be handled in accordance with the policy and applicable procedures.
To facilitate engagement, correspondence should include the following information: (i) if the person submitting the communication is a shareholder, a statement of the type and amount of the Company’s securities that the person beneficially owns; (ii) if the person submitting the communication is not a shareholder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company; (iii) any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and (iv) the address, telephone number, and e-mail address, if any, of the person submitting the communication.
Other governance policies and practices
Guiding documents
The following documents are available on or through our website at investorrelations.discover.com:

Corporate governance documents	Board committee charters

Amended and Restated Bylaws
Certificate of Incorporation
Corporate Governance Guidelines
Policy Regarding Director Candidates Recommended by Shareholders
Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors
Audit Committee Charter Compensation Committee Charter NGPR Committee Charter Risk Oversight Committee Charter

Codes of conduct	ESG documents

Code of Conduct and Business Ethics (including supplements covering the Code of Ethics for Senior Financial Officers, Proprietary Rights, and Shanghai employees)
Integrity Hotline
Supplier Code of Conduct

ESG Report
SASB Index, included within the ESG Report
GRI Index, included within the ESG Report
EEO-1 Disclosure
Modern Slavery Act Transparency Statements
UK Gender Pay Gap Reports
Political Disclosures, including Discover PAC Fund Recipients Reporting

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Code of conduct and business ethics
At the end of 2023, management recommended, and the Board approved, significant revisions to the Company’s code of conduct, which has been renamed the Code of Conduct and Business Ethics. Chief among the revisions was the consolidation of multiple documents, both internal and external, into a single document. This change is designed to increase efficiency and make it easier for employees and directors to find the information they are seeking. By putting all of this information into a single document, employees and members of the Board can better understand their responsibilities, the actions they are expected to take (or avoid), and where to find help with any questions.
The updates were intended to achieve the following:
•Emphasize the importance of reporting illegal, unethical, or improper conduct, and highlight the availability of the Integrity Hotline, including the ability to report anonymously;
•Enhance clarity around the prohibition of retaliation against persons who make good faith reports about any potential or actual violation of the Code;
•Enhance clarity around Confidential Supervisory Information and the need to protect it;
•Enhance clarity around the prohibition against employees establishing incentive plans or practices other than those specifically allowed by the Company’s incentive programs;
•Highlight prohibition against self-dealing; and
•Outline expectation of compliance with applicable federal and state laws that prohibit unfair, deceptive, or abusive acts or practices;
The revised Code also includes three supplemental documents: a Code of Ethics for Senior Financial Officers supplement, a Proprietary Rights supplement, and a Shanghai supplement.
As part of the revisions to the Code, employees will be expected to complete a new training module, including a specific acknowledgement that they received the Code and understand their duties thereunder.
Any waivers of the provisions of the Code of Conduct and Business Ethics for directors or executive officers may be granted only in exceptional circumstances by the Board, or an authorized committee thereof, and will be disclosed as required by the rules of either the SEC or NYSE on our website.

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Executive compensation
What are shareholders being asked to approve?
Pursuant to SEC rules, we must conduct an advisory, non-binding vote on the compensation of our NEOs at least once every three years. At our 2023 Annual Meeting, we recommended, and our shareholders overwhelmingly supported an annual frequency for this vote. As such, the Board has determined that the Company will continue to hold this vote on the compensation of our NEOs each year.
Therefore, pursuant to Section 14A of the Exchange Act we are asking you to approve the compensation of our NEOs as disclosed in the CD&A (beginning on page 63), the compensation tables (beginning on page 92), and any related narrative contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:
“Resolved, that the shareholders approve, on an advisory, non-binding basis, the compensation of the NEOs, as disclosed in the ‘Compensation discussion and analysis,’ the compensation tables, and any related narrative contained in this Proxy Statement.”
What is the board’s recommendation on voting on this proposal?
The Board unanimously recommends a vote “FOR” approval of the NEO compensation as disclosed pursuant to Item 402 of SEC Regulation S-K, including in the CD&A, the compensation tables, and any related narrative contained in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.
As described in detail in the CD&A, our compensation program for our NEOs is substantially performance-based and designed to attract, retain, and motivate our NEOs, who are critical to our success. The compensation our NEOs earned in 2023 reflected Company performance and remained consistent with our balanced compensation structure and commitment to aligning NEOs’ interests with those of our shareholders. The Board continues to believe the compensation program for our NEOs is effective in achieving the desired results.
Is the shareholder advisory vote to approve NEO compensation binding on the company?
No. Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board; however, the Compensation Committee values the opinions of our shareholders and will review and consider the voting results when considering future executive compensation arrangements.
How many votes are required to approve this proposal?
This advisory vote requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote. You may “abstain” from voting on this proposal. Shares voting “abstain” on this proposal will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have the effect of a vote against this proposal.

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Compensation discussion and analysis
Executive summary
This Compensation Discussion and Analysis focuses on the executive compensation amounts and programs for the Company’s NEOs who are shown below and listed in the “2023 Executive Compensation Tables.” We summarize below the structure of our executive compensation program and provide an overview of how and why the Compensation Committee made specific compensation decisions involving NEO compensation. Our fundamental objective was to create a highly motivational compensation program that was retentive and also aligned with shareholders’ interests. We also refer shareholders to our Annual Report on Form 10-K for the year ended December 31, 2023, for additional information regarding the Company’s 2023 financial results and our ESG Report for the current state of other employee-related initiatives.
Fiscal 2023 was a transformative year for Discover. In addition to our solid performance for the year, we continued to evolve our organizational structure to support building common platforms and processes across products, strengthen first-line compliance and risk activities, and increase our effectiveness and efficiency - all while delivering industry-leading experiences for our customers and employees. This required significant changes in our executive leadership team in addition to changes in our organizational structure.
As part of this transformation all consumer banking products were combined under a single business unit, Consumer Banking, led by Dan P. Capozzi, who serves as Executive Vice President, President - Consumer Banking. In this new role Mr. Capozzi assumed responsibility for Card, Lending, and Deposit products, as well as Enterprise Marketing and Field Operations. To better leverage and advance our data and analytics across the enterprise, Keith E. Toney assumed an expanded role as Executive Vice President, President - Credit & Decision Management where he oversees all data-driven decisions for consumer-facing products with added responsibility over the Company’s fraud and collections strategy teams, as well as the Customer Digital Channels & Communications team. Lastly, in November 2023, the Company announced its intent to explore the sale of our student loans portfolio.
In support of these important transitions to drive value for our shareholders and customers alike, there were several executive officer transitions during 2023, including the following:
•In August 2023, we announced that Mr. Hochschild resigned as CEO and President. The Board appointed Mr. Owen, a non-employee member of the Board, the Interim CEO and President, while the

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Board conducted a search for a permanent CEO. In December 2023, our Board appointed Michael Rhodes as our new CEO and President. Mr. Rhodes succeeded Mr. Owen effective February 1, 2024. Mr. Owen returned to serving as a non-employee director of the Board also effective February 1, 2024.
•In September 2023, Mr. Minetti’s position as Executive Vice President, President - Consumer Banking was eliminated as part of the Consumer Banking re-organization.
•As disclosed in our 2023 proxy statement, Mr. Arooni resigned as Executive Vice President, Chief Information Officer, effective September 30, 2023.
Accordingly, our 2023 NEOs are as follows:

John B. Owen	John T. Greene	Hope D. Mehlman	Daniel P. Capozzi	Keith E. Toney
Interim CEO and President	Executive Vice President, CFO	Executive Vice President, Chief Legal Officer, General Counsel, and Corporate Secretary	Executive Vice President, President- Consumer Banking	Executive Vice President, President- Credit & Decision Management
We are also required to include in the CD&A other NEOs who terminated employment with the Company in 2023:
•Roger C. Hochschild, former CEO and President
•Carlos M. Minetti, former Executive Vice President, President - Consumer Banking
•Amir S. Arooni, former Executive Vice President, Chief Information Officer
Chief executive officer transition
In August 2023, we announced a CEO transition plan in which Mr. Owen, a member of the Board, would temporarily succeed Mr. Hochschild as Interim CEO and President until a permanent successor to Mr. Hochschild was identified and began employment.
In connection with his appointment, Mr. Owen received the following compensation while serving as Interim CEO and President:
•An annual base salary of $950,000.
•A RSU award with a grant date value of $500,000, which vested on January 31, 2024.
To assist with the transition, Mr. Hochschild remained employed by the Company as an advisor to the Chairman of the Board through December 31, 2023, pursuant to the terms of a transition employment letter (the “Transition Letter”). Mr. Hochschild and the Company entered into the Transition Letter on August 13, 2023. Mr. Hochschild continued to receive his base salary but forfeited his eligibility for 2023 short-term incentive awards, and his 2023 long-term incentive awards granted in February 2023 were forfeited. Mr. Hochschild received no additional compensation or benefits for serving in his advisor role.
On December 11, 2023, we announced that Michael Rhodes was appointed as the CEO and President, the permanent successor to Mr. Hochschild. Mr. Rhodes and the Company entered into a letter agreement that entitles him to the following compensation as approved by the Compensation Committee:
•An annual base salary of $1,000,000, prorated in 2024 as of his February 1, 2024, start date.

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•An annual target bonus of 200% of his annual base salary.
•An annual LTI target of $7,000,000, consisting of (1) PSUs weighted 75%, and (2) RSUs weighted 25%. The annual LTI awards will be granted at the same time and subject to the same terms and conditions as those granted to other NEOs.
•A make-whole RSU award of $5,035,548 (reduced from the previously disclosed amount of $7,100,000 due to receipt of PSUs from his prior employer, as disclosed in our Form 8-K filed on December 11, 2023). The award will vest ratably over three years (with one-third vesting on each of December 31 of 2024, 2025, and 2026.
•A make-whole cash award of $93,500 (reduced from the previously disclosed amount of $1,500,000 due to receipt of an annual cash incentive from his prior employer, as disclosed in our Form 8-K filed on December 11, 2023).
•A cash transition award of $750,000.
In recognition of Mr. Owen’s service as Interim CEO and President, the Compensation Committee approved the following compensation awards as disclosed in our Form 8-K filed on January 29, 2024:
•A RSU award with a grant date value of $1,600,000, which fully vested on January 31, 2024, and will settle ratably over three years (with one-third settling on each of the first, second, and third anniversaries of January 31, 2024).
•A cash award of $500,000, which was paid on January 31, 2024.

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Compensation principles
The Company’s 2023 executive compensation program and compensation decisions were based on the following principles:
Performance highlights
In 2023, the Company’s accomplishments included:

Company earned net income of $2,940 million from 19% revenue growth and a robust net interest margin of 11.07%	Delivered second highest profit before taxes and reserves (“PBTR”) of $5,802 million(1) and third best diluted EPS of $11.26 in Company history

Continued to invest in branding and acquisition
Successfully launched Cashback Debit on a national scale contributing to consumer deposit growth of 19%. Total loans up 15% driven by investments in new account acquisition, payment rate moderation and sales volume growth

Disciplined expense management	Achieved a 38% efficiency ratio (versus 39% in 2022) while investing over $500MM in compliance and risk management capabilities

Strong shareholder returns	21% return on equity for the year; increased quarterly dividend by 17% to $0.70 per share

The operating backdrop in 2023 was impacted by the Federal Reserve’s restrictive monetary policy. While this policy stance contributed to some abatement in inflation, consumer behavior nonetheless reflected some level of economic pressure, as spending volumes slowed throughout the year and credit performance deteriorated. Nonetheless, our organization approached these topics with focus and determination. We invested in growth and risk management and compliance capabilities and announced our intent to explore the sale of our student loans portfolio, which will better enable us to focus on our core business. Throughout this period, the underlying stability of our unique business model remained. Total revenue was up 19% year-over-year, we finished with diluted earnings per share of $11.26, our third-best in Company history, and we achieved a 21% return on equity.

(1)    PBTR is a non-GAAP financial measure that should be viewed in addition to, not as a substitute for, the Company’s reported results. 2023 PBTR is derived by adding the change in the allowance for credit losses of $1,977 million, the adjustment to the liability for expected credit losses on unfunded commitments of ($1) million, and income tax expense of $886 million to net income of $2,940 million. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business that increases focus on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Please see “Annex A” for a reconciliation of PBTR to net income.

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Highlights of 2023 results include:

Strong execution against business priorities drove net income of $2,940 million, and PBTR of $5,802 million.(1)	Revenue net of interest expense was $15.9 billion, up 19% from 2022, driven by higher net interest income from loan growth.	Total expenses were up 15% from 2022 driven by investments in risk management and compliance.	Credit performance was within expectations across all of our lending products driven by normalization and seasoning of recent card vintages.

Payment Services had strong network volume growth, up 10% year-over-year.	Card loans were up 13% reflecting payment rate moderation, new account growth, and a 3% year-over-year increase in sales volume.	Personal loans were up 23% from 2022 due to higher originations and lower payment rates.	Successfully expanded our deposit franchise, growing consumer deposits by 19%
The Company reviewed its compensation plans and programs in 2023 and determined that they are not designed to, nor do they create an incentive to, engage in excessive risk-taking, nor are they reasonably likely to have a material adverse effect on the Company. More details regarding our 2023 performance and executive compensation can be found in the sections that follow, including a summary of the compensation structure for our former CEO under “Summary of Chief Executive Officer and all other NEOs’ compensation.” We encourage you to read this section of the Proxy Statement in conjunction with the advisory, non-binding vote that we are conducting on the compensation of our NEOs.
Our executive compensation program is designed to motivate, retain, and attract top executive talent to achieve our strategic objectives and align shareholders’ and executives’ interests. Annual cash incentives use PBTR to measure the Company’s financial performance to establish award levels. The Compensation Committee and the full Board believe that PBTR is a critical measure of the core operating performance of the business and focuses on factors the Company’s incentive-eligible employees are most able to directly impact and influence. When determining awards under our annual cash incentive program, the Compensation Committee considers a variety of additional factors, including but not limited to, risk and compliance outcomes, individual performance and contribution, and TSR. LTI awards are granted in the form of RSUs and PSUs, with PSU award values and vesting tied to cumulative EPS performance over a three-year performance period. We believe the link between our financial results and executive incentives demonstrates our continued commitment to paying executives for performance.

(1)    PBTR is a non-GAAP financial measure that should be viewed in addition to, not as a substitute for, the Company’s reported results. 2023 PBTR is derived by adding the change in the allowance for credit losses of $1,977 million, the adjustment to the liability for expected credit losses on unfunded commitments of ($1) million, and income tax expense of $886 million to net income of $2,940 million. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business that increases focus on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Please see “Annex A” for a reconciliation of PBTR to net income.

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2023 highlighted the strength of our integrated digital banking and payments model and advancement of our strategic priorities despite an economic backdrop characterized by restrictive monetary policy and modest economic pressure. Significant investments in branding and acquisition continued to drive new accounts, and we added field personnel to support this robust growth. We focused on maturing our risk management and compliance capabilities by making significant investments in staffing, technology, and process management. We continued to actively manage our funding costs and remained disciplined around credit management. Year-over-year loan growth was driven by payment rate moderation, robust new account growth, and strong but decelerating consumer spending. We remained flexible and committed to our employees’ needs as our workforce continued to return to the office in 2023. We believe that these and other factors allowed our business to successfully navigate through the challenges of the last several years and emerge well positioned to create long-term value for our customers and shareholders.
Our financial results and compensation earned by NEOs for 2023 reflected a strong year for earnings, and we believe the 2023 compensation earned by our NEOs remained consistent with our balanced compensation structure, risk management, and commitment to aligning our NEOs’ interests with those of our shareholders. We performed well against our goals in 2023 in many areas, such as delivering second highest PBTR and third best diluted EPS performance in Company history, providing great customer experiences at every customer touchpoint, and continuing to build a stronger risk and compliance framework and culture.
While our 2021 to 2023 PSU performance payouts were funded at maximum, our 2023 STI was funded below target at 79.5%, which includes the impact of the Compensation Committee’s decision to recognize the prior period impacts of the card misclassification matter in the 2023 performance year. The STI plan for the CEO and executive officers, including the NEOs, includes a 1.5x bonus multiplier (described below under “Short-term incentive compensation”) that negatively adjusted STI funding to 69.3%. The Compensation Committee further reduced STI payouts to the NEOs by 20% due to their performance against specific Executive Committee Risk Scorecard outcomes, which reduction applied uniformly to all NEOs regardless of an individual NEO’s performance. The Compensation Committee believes that the alignment of our incentive payouts and performance demonstrate the effectiveness of our incentive plans.

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Summary of Chief Executive Officer and all other NEOs’ compensation
Consistent with our compensation philosophy, a large portion of each NEO’s compensation is performance-based. The chart below summarizes the 2023 elements of compensation that comprised our former CEO’s target total direct compensation opportunity and the average target total direct compensation for all other NEOs.
Approximately 91% of the former CEO’s 2023 target total direct compensation and approximately 82% of all other NEOs target total direct compensation were variable and tied to Company financial performance. See “Factors affecting 2023 compensation decisions” for more details on how the factors considered by the Compensation Committee impacted compensation decisions, and see “2023 Summary compensation table” for the Compensation Committee’s actual compensation decisions.

2023 former CEO target pay mix(1)	2023 average of all other NEOs’ target pay mix(2)

8.6%
Base Salary
17.3%
Short-Term Cash Incentive
18.5%
RSUs
55.6%
PSUs
91.4%
Performance-Based

18.0%
Base Salary
82.0%
Performance-Based
34.4%
PSUs
24.7%
Short-Term Cash Incentive
22.9%
RSUs

(1)The CEO target pay mix is based on compensation approved for the former CEO, Mr. Hochschild, in February 2023. Our Interim CEO, John B. Owen, is excluded as his compensation structure reflected his interim role. In connection with his resignation, Mr. Hochschild forfeited his eligibility to receive any 2023 short-term cash incentive, and his equity awards granted in 2023 were canceled.
(2)The NEO target pay mix excludes Mr. Arooni who, as part of his exit agreement, forfeited eligibility for the 2023 short-term cash incentive and 2023 equity awards. Also excludes our Interim CEO, Mr. Owen.

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EXECUTIVE COMPENSATION

Element	Highlights	Objectives	2023 former CEO target pay mix	2023 average of all other NEOs’ target pay mix

Base Salary	Fixed cash compensation based on scope of responsibility, impact on the organization, expertise, experience, and individual performance.	To provide a fixed amount for performing the duties and responsibilities of the position.

Short-Term Cash Incentive (“STI”)	Annual cash bonus opportunity based on Company financial performance, primarily PBTR, other performance factors, risk and individual performance.	To motivate executive officers to achieve Company-wide, business-unit, and individual performance goals.

Long-Term Incentive (“LTI”)
Annual equity award opportunity based on financial and other performance factors, risk and individual performance; granted as a mix of PSUs and RSUs with PSU awards determined based on three-year adjusted EPS performance.
PSUs motivate executive officers to achieve long-term goals. RSUs, along with PSUs, create alignment with shareholders’ interests.

2023 Advisory vote of NEO compensation
At our 2023 Annual Meeting, shareholders indicated strong support for our executive compensation program with approximately 92% of votes cast in favor of our Say-on-Pay proposal. The Compensation Committee values the opinions of our shareholders and considered the Say-on-Pay vote results in connection with its evaluation of the Company’s executive compensation program and, after considering such vote results, did not make any changes to the Company’s executive compensation program in response to the 2023 Say-on-Pay vote.

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Compensation governance best practices
We continue to maintain our disciplined approach to executive compensation with a focus on pay-for-performance, strong governance, risk management, and simplicity as evidenced by the following practices:

We Do	We Do Not

  Pay-for-performance: The majority of the compensation for our NEOs is in the form of variable cash and equity compensation linked to the short-term and long-term financial and strategic performance of the Company. Incentive compensation metrics are tied to the profitable operation and growth of the Company, and NEOs’ individual goals are designed to be aligned to financial, strategic, as well as risk and compliance outcomes.
  Shareholder alignment: Our compensation program is designed to be aligned with our long-term interests and those of our shareholders, with a majority of NEO target direct compensation delivered as LTI awards. LTI awards are granted in the form of PSUs and RSUs, the value of which are directly impacted by the Company’s stock performance. PSUs represent the majority of the target annual LTI grant value for our NEOs and are earned based on performance against EPS targets over a three-year performance period.
  Independent oversight: Our Compensation Committee includes only directors who are independent under applicable NYSE listing standards, and the Compensation Committee is advised by an independent compensation consultant.
  Share ownership guidelines for NEOs: Our CEO must own shares with a value of at least seven times base salary and our other NEOs must own shares with a value of at least three times respective base salaries. Each NEO must achieve his or her ownership guideline within five years of appointment.
  Incentive award limits: Incentive awards have maximum payout caps.
  Clawback of incentive compensation: STI and LTI compensation is subject to clawback in accordance with our Recoupment Policy, and our equity award agreements also allow the Company to forfeit or recoup LTI awards in the event of a financial restatement and under other circumstances.
  Risk management: We regularly evaluate the risk impact of the design of our incentive compensation program. The compensation decisions for our NEOs include a risk review that is conducted before we make annual STI and LTI awards and before the determination of vesting for all outstanding stock grants, which may result in a reduction in the number of the shares vested.
  Double trigger change in control: Our change in control severance policy and equity award agreements include double triggers before any payments are made.
  Restrictive covenants: LTI awards to NEOs are subject to non-competition and non-solicitation provisions.
  Limited perquisites: We provide limited perquisites to our NEOs, which are described in detail below under “2023 Summary compensation table.”

  No employment contracts for NEOs: We do not have individual employment contracts with any of our NEOs.
  No special benefit plans: We do not provide any benefit plans to our executives that are not generally available to other employees, and we do not offer any supplemental executive retirement plan benefits to our executives.
  No hedging or pledging: Directors and executive officers, including NEOs, are prohibited from hedging Company securities, holding Company securities in a margin account, or otherwise pledging Company securities, including as collateral for a loan.
  No excise tax gross-ups: We do not provide excise tax gross-ups on any perquisites.

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Executive compensation decision-making process
Compensation programs and objectives
The Company’s 2023 executive compensation program and compensation decisions were based on the following principles:

Pay-for-Performance	Balanced Compensation Structure	Market-Competitive Pay Opportunity

Our compensation should reflect financial and non-financial performance over short- and long-term periods at the Company and individual performance levels.	We seek to deliver a mix of fixed and variable compensation that aligns the interests of our executive officers with our shareholders and appropriately balances risk and reward.	Our compensation should be competitive relative to our peers and the broader market in order to attract, motivate, and retain top executive talent.
Pay-for-performance
Our compensation program is grounded in a pay-for-performance philosophy that is designed to reward achievement of the Company’s financial and strategic performance objectives, as well as to hold our executive officers accountable for achieving certain risk and compliance outcomes. In determining executive compensation, the Compensation Committee considers financial performance and strategic performance factors, relative performance, risk performance, regulatory compliance, internal pay equity, and individual NEO performance. The majority of compensation for our NEOs is in the form of variable compensation, a substantial portion of which is paid in RSUs and PSUs tied to the long-term performance of the Company and designed to be aligned with shareholder interests. Performance factors considered by the Compensation Committee in setting and determining executive compensation included the following:
•Financial Performance: For 2023, the main factors the Compensation Committee considered in evaluating financial performance were the Company’s PBTR and EPS.
•Risk Performance: Company performance with respect to risk management, capital adequacy, and regulatory compliance.
•Other Performance Factors: The Compensation Committee also considered Company performance with respect to the following factors:
•Other Financial Metrics: Company performance relative to the Annual Plan and prior year results for the following: net income, total revenue (defined as net interest income plus other income), net charge-offs, and operating expenses.
•Relative Performance: Company performance against a select group of competitors on profitability, credit performance, growth, TSR, and other measures.
•Individual Performance: Each NEO’s performance relative to individual objectives, including relative impact, experience, and internal pay equity.

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Balanced compensation structure
The Compensation Committee determines the total direct compensation opportunity (sum of base salary, target STI, and LTI opportunities) for each of our NEOs at the beginning of the year, based on Company and individual performance during the prior year as well as the overall skills and experiences of the executive, internal pay equity, and the Compensation Committee’s assessment of their future potential. Target STI and LTI opportunities are established for and communicated to the NEOs at the beginning of the year or, if applicable, at the time of any subsequent change in target STI or LTI opportunity. The actual year-end STI awards paid and LTI awards made to the NEOs are determined by the Compensation Committee based on its evaluation of financial performance. For STI, the Compensation Committee evaluates PBTR performance, achievement of risk and compliance outcomes, performance against other performance factors, and individual performance. For the PSU portion of the LTI program, the Compensation Committee evaluates EPS results over the performance period (as described under “Long-term equity incentives”).
The Compensation Committee also considers compensation levels of other executives in similar roles, both within the Company and at industry peers, before making compensation decisions. The Compensation Committee uses its judgment instead of solely relying on a formulaic structure, which it believes provides the right level of transparency while maintaining the flexibility necessary to pay amounts it deems appropriate for performance. The Compensation Committee has determined that a balance of the pay components provides an effective combination of risk and reward.
Market-competitive pay opportunity
The Compensation Committee reviewed and considered competitive market data from the following sources when approving NEO compensation: proxy data from an established peer group of companies (discussed below) and other market survey data from companies within the financial services industry and other companies with which we compete for talent. For benchmarking purposes, the peer group used in the analysis consists of 15 financial services companies of a similar business nature and revenue size to the Company, from which the Company might expect to draw and compete for executive talent. Given that the Company has few direct competitors of similar scope, size, and business model, this peer group is somewhat varied in nature and primarily represents companies that are similar in business areas with a focus on credit card providers, regional financial institutions that have significant credit card and/or loan operations, payments processing, and data/transaction processing companies.
In 2022, the Compensation Committee reviewed the peer group based on the criteria noted above and removed Bread Financial Holdings, Inc. and The Western Union Company and add Citizens Financial Group, Inc. Bread Financial Holdings, Inc. and The Western Union Company were determined to be less suitable peers based on their total assets and market capitalization. Citizens Financial Group, Inc. was identified as an appropriate peer based on comparable financials and market size, significant peer group overlap, and industry. These changes were effective with respect to the peer group used to evaluate 2023 compensation decisions.
The peer group for 2023 compensation decisions consists of the following companies:

2023 Peer Group

•Ally Financial, Inc. (ALLY) •American Express Company (AXP) •Capital One Financial Corporation (COF) •Citizens Financial Group, Inc. (CFG) •Comerica Incorporated (CMA)	•Fidelity National Information Services, Inc. (FIS) •Fifth Third Bancorp (FITB) •Fiserv, Inc. (FI) •KeyCorp (KEY) •M&T Bank Corporation (MTB)	•Mastercard Incorporated (MA) •PayPal Holdings, Inc. (PYPL) •Regions Financial Corporation (RF) •Synchrony Financial (SYF) •Visa Inc. (V)

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Factors affecting 2023 compensation decisions
The primary Company performance factor considered by the Compensation Committee for purposes of making STI compensation decisions for 2023 was the Company’s PBTR. Although no set weight is assigned to any performance metric or goal, we believe that a profit-based measure best reflects overall Company performance and drives EPS, which we believe is the representative measure most directly tied to the return to our common shareholders. We believe PBTR is also a balanced measure aligned with total performance to motivate executives to focus on the overall returns of the Company and not drive performance on one measure or one business unit over another. In 2023, the Compensation Committee considered the Company’s PBTR and EPS along with other performance factors, including performance versus peers, risk performance, including performance against the Executive Committee Risk Scorecard, regulatory compliance, internal pay equity, and individual performance.
For the PSU portion of the LTI program, the primary metric the Compensation Committee established for performance-vesting purposes was cumulative EPS achievement over a three-year performance period. In making final award determinations for the 2021 to 2023 PSUs, the Compensation Committee also factored in individual compliance with the Company’s risk policies including an assessment of any imprudent risks that may have been taken over the three-year vesting period, inclusive of the performance period. The Compensation Committee retains discretion to adjust EPS performance for the impact of unusual or non-recurring events not reflected in business plan assumptions including legislative, accounting, or other regulatory changes; one-time, unusual tax events; and significant changes in planned share repurchases, where such events are not attributable to NEO performance for purposes of PSU vesting.
The Compensation Committee also considered the need to attract, motivate, and retain a talented management team and to design our compensation program in a way that remains competitive with other companies with which we compete for senior executive talent.
For 2023, after consideration of all the aforementioned factors and the Compensation Committee’s emphasis on pay-for-performance, the Compensation Committee made compensation decisions for each of the NEOs as detailed in the “2023 Summary compensation table.” LTI was granted after the regularly scheduled Compensation Committee meeting in February 2023, and 2023 STI was paid shortly after the Compensation Committee meeting in January 2024.
Overall company performance
The Compensation Committee believes that the actions taken throughout 2023 by the Company’s CEO (both former and Interim) and the other NEOs helped the Company pursue our business objectives, including continued growth. The following achievements, among other factors, contributed to the Company’s success in 2023, and we believe provides the Company with significant momentum heading into 2024 and beyond:
•Total loans increased 15% year-over-year, driven by payment rate moderation, new account growth, and a modest increase in sales.
•Operating efficiency ratio(1) of 38% reflects strong revenue expansion and our focus on maturing our risk management and compliance capabilities by making significant investments in staffing, technology, and process management.
•Credit performance was within expectations across all of our lending products driven by normalization and seasoning of recent card vintages.
•Payment Services had strong network volume growth, up 10% year-over-year.

(1)Operating efficiency ratio represents total operating expense divided by revenue net of interest expense.

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Financial performance
The primary factor that our Compensation Committee considered in making 2023 variable compensation decisions was the Company’s PBTR results. The Company achieved PBTR of $5,802 million,(1) which represented a year-over-year decrease of 7%.(1) The PBTR was $474 million lower than our 2023 Annual Plan primarily driven by Company’s significant investments in risk management and compliance capabilities.
Other performance factors
Other financial metrics
The Compensation Committee considered other 2023 financial metrics set forth below. No single financial metric was by itself decisive to the Compensation Committee’s determination of any NEO’s compensation, rather the Compensation Committee subjectively balanced 2023 financial performance across these metrics in the aggregate in determining individual compensation.
The following financial metrics were considered by the Compensation Committee (dollars in millions, except per share amounts):

	2023	2022(1)	% Change
Total revenue(2)	$15,860	$13,293	19%
Net charge-off dollars	$4,042	$1,817	122%
Operating expense	$6,016	$5,216	15%
Net income	$2,940	$4,374	(33)%
Diluted earnings per share	$11.26	$15.44	(27)%
(1)The comparative prior year ended December 31, 2022, has been restated to reflect immaterial corrections to the financial statements. See Note 26: “Immaterial Restatement of Prior Period Financial Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(2)Total revenue equals the sum of net interest income and other income.

(1)    PBTR is a non-GAAP financial measure that should be viewed in addition to, not as a substitute for, the Company’s reported results. PBTR is derived by adding the change in the allowance for credit losses of $1,977 million, the adjustment to the liability for expected credit losses on unfunded commitments of ($1) million, and income tax expense of $886 million to net income of $2,940 million. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business that increases focus on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Please see “Annex A” for a reconciliation of PBTR to net income.

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Relative performance
The Compensation Committee also considers the Company’s performance relative to our largest business competitors in the U.S. market in both the Digital Banking and Payment Services segments. In 2023, Discover outperformed the majority of its largest competitors on ROE and continued to grow new accounts in our lending and banking products.
Risk performance
The Compensation Committee considers risk performance across the Company and within each business segment in making final compensation decisions for each NEO, both as it relates to an individual’s specific objectives as well as contributions to the strengthening of risk management, internal controls, and compliance practices. The Compensation Committee reviewed overall performance and risk adjusted returns and capital levels relative to the Annual Plan and established risk appetite limits. The Compensation Committee also considered the Company’s progress in addressing legal and regulatory matters and performance against compliance goals that were established under the Executive Committee Risk Scorecard. See section “Compensation risk assessment.”
Roles and responsibilities in compensation decisions
How compensation decisions are made for our NEOs
The following describes the comprehensive process in determining compensation decisions that allows for ample review and consideration of Company, business segment, individual, and risk performance:
•Our CEO, Chief Human Resources Officer, senior Human Resources’ personnel, and the Compensation Consultant meet with the Compensation Committee to discuss preliminary compensation decisions for the NEOs and other senior officers.
•The CRO reviews and confirms all preliminary compensation decisions for NEOs.
•The Compensation Committee considers overall contribution to Company performance and individual responsibility for business segment, functional, and/or strategic goals.
•The Compensation Committee also meets with the Risk Oversight and Audit Committees of the Board to discuss the impact of risk performance on compensation recommendations.
•The Board or the Compensation Committee reviews the findings from any risk reviews as presented by the CRO and may approve reductions to the NEOs’ compensation based on the findings.
•The Compensation Committee, with input from the CRO, evaluates NEOs’ achievements against business and risk goals, along with the Company’s Executive Committee Risk Scorecard and approves adjustments to the NEOs’ compensation based on the results.

(1)    Operating efficiency ratio represents total other expense divided by revenue net of interest expense.

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As described in the Compensation Committee Charter, the Compensation Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the NEOs. Specifically, the Compensation Committee has the responsibility to, among other things:
•Review, approve, and administer all compensation programs affecting NEOs and evaluate whether such programs are aligned with the Company’s compensation policies;
•Annually review and approve:
•Performance criteria, goals, and award vehicles used in our compensation plans for our NEOs,
•Any negative adjustments to be applied to the NEOs STI payouts based on achievement against the Company’s Executive Committee Risk Scorecard and/or findings from any risk events, and
•Performance of and compensation delivered to our NEOs;
•Review the Company’s compensation practices to evaluate whether such practices take into account risk outcomes in making compensation determinations and do not encourage imprudent risk-taking;
•Oversee the Company’s management development and succession planning efforts; and
•Review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs.
As described in the preceding section, the Compensation Committee consults with management with respect to the compensation of the NEOs, other than the CEO.
The Compensation Committee’s charter is available through the investor relations page of our internet site, www.discover.com.

The Compensation Committee regularly consults with its external independent Compensation Consultant, Pay Governance, in performing its duties. The Compensation Consultant attends Compensation Committee meetings, including executive sessions without management present. The Compensation Committee has broad authority to retain and dismiss the Compensation Consultant and establish the scope of the Compensation Consultant’s work.
The Compensation Consultant reports to the Compensation Committee, and provides experiential guidance to the Compensation Committee on what is considered reasonable and competitive practice in the industry, primarily with respect to the compensation of the CEO, but also for other senior Company officers. The Compensation Consultant also works with the Company’s Human Resources department and senior management to facilitate Compensation Committee work, as approved by the Compensation Committee Chair.
The Compensation Consultant is independent of management and under the terms of its agreement with the Compensation Committee, provides services only to the Compensation Committee. Other than executive compensation consulting services noted above, the Compensation Consultant performs no other services for the Company and has no relationship with the Company or management except as it may relate to performing such services.
The Compensation Committee assessed the independence of the Compensation Consultant pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the Compensation Consultant from independently representing the Compensation Committee.
During 2023, management also retained the services of Willis Towers Watson to assist the Company in conducting an assessment of the competitiveness of the pay opportunity and practices provided to Company executives.

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Compensation risk assessment
The Compensation Committee is responsible for overseeing risk management associated with the Company’s compensation practices. The CRO reviews with the Compensation Committee, at least annually, the Company’s incentive compensation plans to ensure these plans do not contain any features that may encourage imprudent risk-taking or threaten the value of the Company, or are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee also monitors, through a separate validation and back-testing process, a review of select Covered Employees’ incentive compensation awards, prior to payout, and as approved by the CRO, to ensure the Company’s approach to incentive compensation does not promote excessive risk taking. Our Covered Employees, which include the NEOs, are individuals who have the authority, through span of influence, responsibility, or control, to make decisions independently or as a group that could expose the Company to substantial or material risk.
In addition, at the direction of the CRO, the Company completes an annual Cumulative Risk Review for select Covered Employees with RSUs and PSUs. The Cumulative Risk Review covers a total of three years that coincides with the Company’s annual LTI award’s vesting date, and is designed to assess if an individual engaged in any willful or reckless violations of the Company’s risk policies. If any such violation or breach is found, the Company may determine that all or a portion of the individual’s current year awards will be forfeited. To accomplish the Cumulative Risk Review, the Company takes into consideration the results of previously conducted risk reviews. Risk reviews are conducted quarterly to examine the Company’s high-risk events for potential excessive or imprudent risk taking and include the evaluation of items such as regulatory and internal audit findings and issues rated “critical” and “high.” After evaluation of the data, and prior to current year incentive compensation payouts, the Cumulative Risk Review is compiled and reviewed by the CRO, who then certifies whether outstanding LTI awards should vest without adjustment. The CRO’s performance during the period is reviewed by the Risk Oversight Committee.
The processes described above reflect our rigorous risk management framework with respect to our incentive compensation programs that is consistent with the Interagency Guidance on Sound Incentive Compensation Policies issued by the Federal Reserve and other bank regulatory agencies and related guidance.
In 2023, the Compensation Committee conducted its assessment with the assistance of the CRO to consider whether any element of the compensation structure, design, review, or decision-making process could be reasonably likely to have a material adverse effect on the Company. The Compensation Committee concluded that incentive compensation continues to be firmly tied to current and future Company performance and is designed to appropriately balance risk and reward and our incentive compensation plans do not provide employees with incentives to take risk that could jeopardize the safety and soundness of the Company. The Compensation Committee evaluated our NEOs’ performance against risk management goals before determining compensation for our NEOs, creating a direct link between our incentive compensation and risk management.
In connection with its 2023 compensation decisions, the Compensation Committee reviewed reports from, and met with, the Company’s CRO and the Risk Oversight and Audit Committees of the Board in joint meetings (the “Joint Meetings”) to discuss the annual incentive compensation risk assessment and to review outcomes of certain risk events and any impact on compensation decisions. The annual risk assessment did not result in the identification of any risks related to our incentive compensation plans that are, either individually or in the aggregate, reasonably likely to encourage imprudent or excessive risk-taking that could threaten the value of the Company or have a material adverse effect on the Company. Following the Joint Meetings, the Committee assessed and finalized incentive compensation decisions.

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Components of compensation
2023 compensation decisions for our NEOs were closely tied to our 2023 financial performance and consisted of three key components—base salary, STI, and LTI—with a significant portion of total compensation tied to long-term Company performance. These components are summarized below.
Base salary
We provide our NEOs with market-competitive annual base salaries to attract and retain an appropriate caliber of talent for each position. Annually, we review our competitive market, including market data provided by the Compensation Consultant, for our peer group and the broader market. Based on our review of the competitive market data, management recommended to the Compensation Committee minor 2023 base salary increases for Messrs. Greene and Capozzi. Base salary increases were based on their performance and alignment with competitive market data. After considering management’s recommendation, the Compensation Committee approved the base salary increases for 2023. The 2023 base salary below represents annualized base salary for Mr. Owen, Ms. Mehlman, and Messrs. Minetti and Arooni, each of whom received a prorated salary based on the period of time served during 2023. See “2023 Summary compensation table” for a summary of 2023 base salaries earned by our NEOs.

Named executive officer	2022 Base salary	2023 Base salary	Increase amount	Change (%)
John B. Owen	$—	$950,000	$—	—%
John T. Greene	$700,000	$735,000	$35,000	5%
Hope D. Mehlman	$—	$575,000	$—	—%
Daniel P. Capozzi	$700,000	$735,000	$35,000	5%
Keith E. Toney	$—	$650,000	$—	—%
Former named executive officers
Roger C. Hochschild	$1,100,000	$1,100,000	$—	—%
Carlos M. Minetti	$—	$700,000	$—	—%
Amir S. Arooni	$640,000	$640,000	$—	—%
Short-term incentive compensation
Our NEOs have the opportunity to earn a market-competitive annual cash award through our STI program. Awards may be earned based primarily on the Company’s financial performance, while incorporating other performance factors, risk performance, and individual performance. The STI opportunity is provided to create additional motivation for the executives to achieve our annual business goals and to enable us to attract and retain an appropriate caliber of talent for each position, recognizing that similar annual STI opportunities are provided at other companies with which we compete for talent. Our NEOs have target STI opportunities, as disclosed in the “Grants of plan-based awards for 2023” table, which were communicated to them at the beginning of the year.
The Compensation Committee considered market changes, individual performance, experience, and internal pay equity in setting 2023 STI targets at the beginning of the year. Based on a review of competitive market data, management recommended to the Compensation Committee no changes to the NEOs’ STI targets in 2023. After considering management’s recommendation, the Compensation Committee approved in early 2023 the STI targets of the NEOs for 2023 that were unchanged from those for 2022. Given Ms. Mehlman joined the company in 2023, the Compensation Committee established her 2023 STI target based on a review of market data across a competitive set of peer organizations and input from the Compensation Consultant. For Mr. Toney, after considering the impact of his expanded role compared with that of our other executive officers following our Consumer Banking re-organization, the Compensation Committee approved an increase of his 2023 STI target from 125% to 150%, effective July 1, 2023.

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The 2023 short-term incentive target opportunities for our NEOs were as follows:

Named executive officer(1)	2023 Short-term incentive target (%)	2023 Short-term incentive target ($)
John B. Owen(2)	—%	$—
John T. Greene	150%	$1,102,500
Hope D. Mehlman(3)	100%	$562,397
Daniel P. Capozzi	150%	$1,102,500
Keith E. Toney(4)	150%	$894,418
(1)Excludes Messrs. Hochschild, Minetti, and Arooni. Mr. Hochschild’s STI target was 200% of his base salary, and he was not eligible for a 2023 STI award in connection with his resignation. Mr. Minetti’s STI target was 150% of his base salary, and due to the elimination of his position, he received a prorated payout of his STI target based on the number of days worked through his termination date of September 30, 2023. In connection with Mr. Arooni’s voluntary resignation, he was not eligible for a 2023 STI award, his STI target was 125% of his base salary.
(2)The terms of Mr. Owen’s compensation arrangement for his service as Interim CEO and President provided that he was not eligible for a 2023 STI award.
(3)Ms. Mehlman’s STI target dollar value was prorated for the number of days worked in 2023, beginning with her January 9, 2023, start date.
(4)Mr. Toney’s STI target dollar value was prorated for the number of days worked through June 30, 2023, applying a 125% STI target and the number of days worked from July 1, 2023, his job expansion effective date, through December 31, 2023, applying a 150% STI target.
In 2023, the Compensation Committee considered financial performance based on PBTR when approving annual incentive funding. PBTR performance against Compensation Committee-approved targets established the pool for funding Company-wide STI awards. PBTR is derived by adding changes in the allowance for credit losses and adjustment to the liability for expected credit losses on unfunded commitments to pretax income. PBTR is a non-GAAP financial measure that should be viewed in addition to, and not as a substitute for, the Company’s reported results. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business and focuses on factors the Company’s incentive-eligible employees are most able to directly impact and influence.
In 2023, the Compensation Committee considered multiple factors, including historical performance and general market conditions, and approved STI funding goals that aligned with the Company’s 2023 Annual Plan. The performance/payout curve defined potential funding levels based on various levels of PBTR performance. The curve was structured to provide threshold funding of 70% of target and maximum funding of 130% of target based on PBTR performance.
For the CEO and other executive officers, including the NEOs, a 1.5x bonus multiplier is then applied to reflect the contribution to and responsibility for overall organization performance resulting in threshold funding of 55% of target and maximum funding of 145% of target. In each case, the Compensation Committee has discretion to reduce or increase the funded amounts by applying an individual performance modifier of +/- 20%, which can result in individual STI awards ranging from a minimum of 44% of target to a maximum of 174 % of target.
When the Compensation Committee approved the 2023 funding goal and curve in February 2023, it considered multiple factors, including the Company’s 2023 Annual Plan, historical performance, and general market conditions and determined that a PBTR goal based on the 2023 Annual Plan reflected appropriate challenge and incentive for our executive officers, including our NEOs, to deliver strong performance for the Company and our shareholders.

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Our STI payout formula is as follows:

Final STI payout is subject to reduction based on the Compensation Committee’s review of both (i) achievement of NEOs’ progress against the Executive Committee Risk Scorecard (which applies uniformly to all NEOs regardless of an individual NEO’s performance) and (ii) the results of any risk management matters that may impact an individual NEO.

Results of the 2023 STI plan are as follows:

PBTR goals			Results prior to adjustments		Final results after adjustments		Final NEO STI funding % after 1.5x bonus multiplier
Min	Target	Max	Result	STI funding %	Result	STI funding %
$4.85Bn	$6.28Bn	$7.44Bn	$5.8Bn	87.8%	$5.5Bn	79.5%	69.3%
In 2023, based on net income of $2,940 million, the Company achieved PBTR of $5,802 million,(1) reflecting a 7%(1) year-over-year decrease and $474 million less than our 2023 Annual Plan, resulting in STI funding of 87.8%. The Compensation Committee approved, consistent with management’s recommendation, to reduce STI funding only for executive management, including the NEOs, to account for the card misclassification matter.(2) Applying the prior periods’ financial impact of the card misclassification matter resulted in Adjusted PBTR of $5,478 million,(3) which reduced STI funding by 8.3% for executive management to 79.5%. After applying the 1.5x bonus multiplier for the NEOs, STI funding was further negatively adjusted to 69.3% (((79.5%-1)*1.5)+1).
When determining individual 2023 STI compensation decisions for NEOs, the Compensation Committee made adjustments to the STI payouts for each of the NEOs based on a number of factors, including performance against individual and established compliance goals. In evaluating progress against compliance goals in the Executive Committee Risk Scorecard, the Compensation Committee recognized that progress has been made in resolving and remedying issues, but the 2023 goals were not fully achieved. The Compensation Committee, in recognition of the importance of performance against the Executive Committee Risk Scorecard, approved a 20% reduction uniformly to all NEOs’ final STI payouts, regardless of an NEO’s individual performance.

(1)PBTR is a non-GAAP financial measure that should be viewed in addition to, not as a substitute for, the Company’s reported results. PBTR is derived by adding the change in the allowance for credit losses of $1,977 million, the adjustment to the liability for expected credit losses on unfunded commitments for ($1) million, and income tax expense of $886 million to net income of $2,940 million. The Compensation Committee believes that PBTR is a critical measure of the core operating performance of the business that increases focus on factors the Company’s incentive-eligible employees are most able to directly impact and influence. Please see “Annex A” for a reconciliation of PBTR to net income.
(2)As reported in the second quarter of 2023, the Company misclassified certain credit card accounts into its highest merchant and merchant acquirer pricing tier beginning in 2007. The Company determined the revenue impact of the card misclassification was immaterial to the consolidated financial statements for all impacted prior periods. See Note 26: “Immaterial Restatement of Prior Period Financial Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(3)Adjusted PBTR is derived by adjusting PBTR for one or more unusual or extraordinary items that the Compensation Committee, in its sole discretion, has determined should be added to or subtracted from PBTR. Adjusted PBTR is a non-GAAP financial measure which should be viewed in addition to, not as a substitute for, the Company’s reported results. Please see “Annex A” for a reconciliation of Adjusted PBTR to net income.

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The Compensation Committee also considered other Company performance factors, including performance against the 2023 Annual Plan, net income, EPS, total revenue (defined as net interest income plus other income), net charge-offs, operating expenses, relative performance, risk performance, regulatory compliance, internal equity, and individual performance. The Compensation Committee believes this approach provides the appropriate level of transparency while maintaining the flexibility to adjust awards for extraordinary circumstances that positively or negatively affect the Company’s financial performance. This approach is also designed to allow the Compensation Committee to evaluate whether pay is commensurate with risks taken and the quality of performance results.
See prior section “Factors affecting 2023 compensation decisions” for additional details regarding the factors considered by the Compensation Committee when making compensation decisions and see “2023 Summary compensation table” for actual STI payouts to the NEOs.
Long-term equity incentives
The Compensation Committee, with input from the Compensation Consultant, continues to emphasize stock-based compensation for our NEOs and other senior executives to align their long-term interests with those of our shareholders. The Compensation Committee believes that the use of RSUs and PSUs that vest over a multi-year period incentivizes the executives to focus on the Company’s long-term interests without leading to imprudent or excessive risk-taking. In addition, we believe time-vested RSUs and performance-based PSUs represent an efficient method of delivering long-term incentive compensation, generally using fewer shares than other types of stock-based award vehicles while delivering value that is ultimately tied to Company operational or stock price performance.
For 2023, the Compensation Committee approved granting NEOs a combination of RSUs that generally vest ratably over three years and performance-based PSUs tied to a three-year performance period and generally cliff vests after three years.
The Compensation Committee sets LTI compensation opportunities commensurate with the NEOs’ level and responsibility in the organization, as well as considering external market data, to appropriately motivate the individuals and further align their interests with those of our shareholders. The Compensation Committee established a target LTI value for each NEO, represented as a percentage of base salary, and determined that approximately 74% of the target compensation of the former CEO and, on average, approximately 57% of the target compensation of the other NEOs, would be in the form of LTI compensation. In addition, the Compensation Committee established a target allocation between PSUs and RSUs as a percentage of the total target LTI for each NEO, as represented below (excluding Mr. Toney’s one-time RSU grant described in the “2023 Summary compensation table” footnotes).
The LTI award consists of a grant value based on the NEO’s established LTI target. Actual LTI awards may vary from target based on the Compensation Committee’s assessment of performance, succession planning considerations, and increases in scope of responsibility. The number of PSUs and RSUs granted is determined by dividing the dollar value of each recipient’s award by the closing price of a share of Common Stock on the date of grant. The PSU and RSU grants were made in February 2023 to each of the NEOs. In early 2023, to continue to bring Mr. Hochschild’s compensation closer to market-competitive levels, the Compensation Committee approved an 18% increase in his LTI target. In connection with Mr. Hochschild’s resignation in August 2023, his 2023 equity awards were forfeited. For the other NEOs, management recommended, and the Compensation Committee approved, for Messrs. Greene and Capozzi, an increase of their LTI targets from 325% to 375%, to align their compensation with market-competitive levels. Mr. Toney’s LTI target was increased mid-year to 335% in connection with his mid-year job expansion following the Consumer Banking re-organization where he assumed additional responsibility of overseeing all data-driven decisions for consumer-facing products, and in recognition of his expanded role as compared to our other executive officers. See prior section “Factors affecting 2023 compensation decisions” for more details on how the factors considered by the Compensation

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Committee impacted compensation decisions, and see the “2023 Summary compensation table” for the actual LTI grant values.
Long-term incentive annual target award mix

Former CEO	All other NEOs

Performance stock units
2023 PSU awards
Performance-based PSUs are granted annually at the beginning of a three-year performance period to further reinforce the NEOs’ accountability for the Company’s future financial and strategic goals and performance by tying a significant portion of compensation directly to the Company’s EPS. The majority of the 2023 LTI awards for NEOs consisted of PSUs (75% for the former CEO, and 60% for the other NEOs), which were granted under the Company’s 2014 Omnibus Incentive Plan. Under our LTI program, the PSUs’ will vest and convert to shares of Common Stock if and to the extent the Company achieves specific cumulative EPS performance goals over a three-year performance period, provided the executive remains employed by the Company for the three-year performance period (with exceptions for certain termination events), and are subject to an evaluation of compliance with the Company’s risk policies over the three-year period prior to vesting. The performance period for the 2023 grant of PSUs began on January 1, 2023 and ends on December 31, 2025. The EPS performance target is established during the annual business planning process and is intended to motivate the NEOs to achieve higher performance within the Company’s risk framework. Target PSU payout will be achieved if the Company meets its cumulative business plan goals, while achievement of maximum and threshold performance goals are each expected to be infrequent in occurrence. Participants will receive no portion of the award if the minimum performance is not met. If the Company exceeds the target performance hurdles, the NEOs can potentially earn an award up to a maximum of 150% of the target award based on Company performance. For the PSUs, dividend equivalents will accumulate in cash and pay out if and when the PSUs are earned and the underlying shares are released to the NEOs.
2021 to 2023 PSU payouts
The performance period for our PSUs granted in February 2021 ended on December 31, 2023. The Compensation Committee approved performance targets at the start of the 2021 PSU performance period. Following the completion of the performance period in 2023, the Compensation Committee approved a payout factor of 150% of target. The cumulative diluted EPS over the three-year period was $44.44 versus a target of $31.34, which resulted in a payout factor of 150% of the target amount. A cumulative diluted EPS of $15.67 and $34.47 was required to receive a minimum and maximum payout, respectively.

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In assessing the appropriate payout for the 2021 PSUs, the Compensation Committee considered the EPS over the performance period attributable to our NEOs’ effective execution of key business decisions and strategies, including strong focus on growth and credit risk management. Consistent with the Company’s pay-for-performance philosophy and in accordance with the provisions of the 2014 Omnibus Incentive Plan, the Compensation Committee may adjust target amounts to reflect the impact of factors that management cannot directly control and to minimize payout factors from being artificially inflated or impaired by factors unrelated to the ongoing operations of the business. The final payout of these PSUs was determined after confirmation of compliance with the Company’s risk policies, and NEOs were paid shares of Common Stock (which remain subject to clawback in certain situations and subject to the NEOs’ share ownership guidelines) when the PSUs vested in February 2024.
Restricted stock units
In addition to time-based vesting, RSUs are subject to fluctuations of the Company stock price and are intended to align the interests of our NEOs with the long-term interests of the Company and its shareholders and incentivize NEOs to make future contributions and decisions aimed at increasing shareholder value. RSUs generally vest and convert to shares ratably over a three-year period, subject to compliance with the Company’s risk policies and the executive remaining employed by the Company through the vesting date (with exceptions for certain termination events). For the RSUs, dividend equivalents will accumulate in cash and be paid to the NEOs in the same amount and at the same time as dividends are paid to all Company Common Stock shareholders. Additional RSU grants may be made for purposes of recruiting, promoting, or retaining executives as may be approved by the Compensation Committee. Ms. Mehlman, as part of her employment offer, received a RSU award of $900,000 to make her whole for equity forfeited by her previous employer when joining the Company. Her RSU award vests ratably over three years. Mr. Toney also received a one-time RSU award of $500,000 as part of his job expansion related to the Consumer Banking re-organization to focus his efforts in leveraging and advancing our data and analytics across the enterprise. Mr. Toney’s RSU award will vest ratably over three years. See the table, “Outstanding equity awards at 2023 year-end” for more details.

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Individual performance
The Compensation Committee considers individual performance in making final compensation decisions for each NEO, as it relates to an individual’s specific goals as well as each individual’s relative role impact and contributions to the success of the Company overall. As noted above, as part of its compensation determinations, the Compensation Committee also assesses each NEO’s contributions to the success of the business in strengthening its risk management, internal controls, and compliance practices, in recognition of their importance to the Company. The Compensation Committee believes this holistic approach optimizes the link between executive rewards and the benefits to shareholders and recognizes the importance of a compliance-focused culture. 2023 STI payouts are displayed in the “2023 Summary compensation table.”
The highlights below reflect each member of management’s contribution to managing our business while also pursuing our established business strategy. The tables below exclude Messrs. Hochschild, Minetti, and Arooni. Mr. Hochschild’s 2023 STI award was forfeited in connection with his resignation. As part of Mr. Minetti’s position elimination due to our Consumer Banking re-organization, he received a prorated payout of his STI target of 150% based on days worked through his termination date of September 30, 2023. In connection with Mr. Arooni’s voluntary termination, he was not eligible for a 2023 STI award.
The key achievements, combined with PBTR and EPS results and risk and compliance performance, including progress against the Executive Committee Risk Scorecard (which applied uniformly to all NEOs regardless of an individual NEO’s performance), and the results of risk management matters, if any, were all considered to determine compensation decisions.

Key achievements	2023 COMPENSATION
•Accepted the appointment as Interim CEO and President and dutifully performed the required responsibilities while leading the Company through a time of significant change and transformation.
•Continued the effort to build a stronger risk and compliance framework and culture.
•Through his interim CEO experience, held a pivotal role in identifying the Company’s ideal permanent CEO successor, and then led the development and execution of the CEO transition plan.
•Maintained high employee engagement to continue the Company’s focus on providing great customer experiences at every customer touchpoint.

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Key achievements	2023 COMPENSATION
•Led efforts to strengthen risk management with a focus on the financial control environment, identifying areas of opportunity to further influence the risk profile of the Company.
•Led strategic review that resulted in the Board authorizing management to explore the sale of the Discover Student Loan portfolio and exit non-core operations to mitigate compliance risk, simplify operations, and improve EPS.
•Executed against digital strategy, delivering enhanced Card loss forecasting model, Source to Pay System transformation, and automation of key models.
•Developed governance of Deposits marketing investments, which has led to additional insights and better controls.
•Delivered $95 million in supplier savings and increased spending with diverse suppliers by over 20% from 2022.
•Reduced real estate costs by $25 million, square footage by 476k, and work-seats by 5,122 since the start of the pandemic.

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Key achievements	2023 COMPENSATION
•Demonstrated thought leadership to strengthen risk management, with a focus on controls within the Legal function to better identify and serve risk and compliance needs.
•Continued to expand leadership responsibilities beyond Chief Legal Officer, General Counsel, and Corporate Secretary duties, which included assuming responsibility for the Corporate Communications department, in addition to the Company’s ESG Program.
•Spearheaded structural changes to the DFS and Bank Boards, consolidating oversight, and enhancing visibility into Company-wide operations and risks.
•Established an Office of the Corporate Secretary to support the DFS and Bank Board, staffing it with experienced individuals in corporate governance for public companies and regulated entities.
•Created a Corporate Governance Shareholder Engagement Program, demonstrating Discover’s commitment to building and strengthening relationships with our institutional investors.
•Revamped Discover’s Proxy Statement for enhanced transparency and clarity by adding new content, increasing use of graphics, tables, and images, and reorganizing the document for improved readability and flow.
•Consistent and diligent management of legal matters, which resulted in positive resolutions for the Company, with approximately 50% of matters resolved within 120 days of receipt.

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Key achievements	2023 COMPENSATION
•Attracted new customers to Discover with the relaunch of Cashback Debit, the only major debit card with rewards on debit purchases with no fees.
•Achieved higher than plan loan growth for Card, reaching $102 billion.
•Home Loan celebrated its 10-year anniversary, surpassing $5 billion in loans and exceeding PBTR plan for 2023.
•Launched new “Especially for Everyone” mass market campaign, with ads in market performing at or above key performance metric norms.
•Expanded rewards capabilities to deliver best-fit offers with enhanced personalization, relevancy, and alternative offers, driving $600 million in incremental sales.

Key achievements	2023 COMPENSATION
•Demonstrated engagement with Risk and Compliance partners while continuously working to improve issue management progress.
•In 2023, we ranked #1 in Customer Satisfaction for Direct Bank Savings Accounts in the J.D. Power 2023 U.S. Direct Banking Satisfaction Study.
•Since inception in 2022, the Advanced Analytics Resource Center’s (AARC) two-year development program has delivered 200+ analytics projects across the Company. Fifty percent of employees in the first cohort have been placed in full-time analytics roles one year into the program.

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Other arrangements, policies and practices related to our executive compensation program
Share ownership guidelines
The Company maintains Share Ownership Guidelines for NEOs and other senior executives. The guidelines recommend that the multiples set forth below of annual base salary be held in shares of Company Common Stock at the close of each year. The guidelines are reviewed annually by the Compensation Committee.
The guidelines provide that recommended ownership levels must be attained within five years of appointment (or the inception or modification date of the guidelines, if later). To monitor progress toward meeting the guidelines, the Compensation Committee reviewed current executive ownership levels at its October meeting, ahead of year-end executive compensation decisions. If a NEO or other senior executive is not on schedule to meet the guidelines, the Compensation Committee may award the executive compensation in the form of Common Stock that would have otherwise been awarded as cash bonus year-end compensation.
As of December 31, 2023, using the 10-day average closing stock price ending prior to December 31, 2023, the following multiples of base salary were held in shares of Company Common Stock by each of our NEOs:

Named executive officer(1)	Required multiple	Actual multiple	Shares counted toward ownership targets include actual Common Stock held, including stock held in “street” accounts, and unvested RSUs. Unearned PSUs do not count towards ownership targets.
John T. Greene	3X	8X
Hope D. Mehlman	3X	3X
Daniel P. Capozzi	3X	7X
Keith E. Toney	3X	6X
(1)Excludes Messrs. Hochschild, Minetti, and Arooni, all of whom terminated employment on or prior to December 31, 2023, but met their respective share ownership guidelines at the time of their termination. In his role as Interim CEO and President, Mr. Owen was not subject to the Share Ownership Guidelines for NEOs. As a member of the Board, he is subject to the director stock ownership guidelines, of which he was in compliance at the end of 2023.
Clawbacks
In 2023, the Compensation Committee adopted the Discover Compensation Recoupment Policy (the “Recoupment Policy”), effective as of October 2, 2023. In accordance with the SEC’s clawback rules under the Dodd-Frank Act and the NYSE listing standards, the Recoupment Policy requires the Company to recoup or “clawback” incentive compensation (including certain STI and LTI compensation) from senior executives, including our NEOs, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. If the Compensation Committee determines that the incentive compensation received by a senior executive exceeds the amount of incentive compensation that otherwise would have been received had it been calculated based on the restated amounts, the excess incentive compensation will be recouped or clawed back. A copy of the Compensation Recoupment Policy is included as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Additionally, our equity awards include clawback provisions that allow for the recovery of LTI awards under certain circumstances. The Company is authorized to reclaim any shares received upon conversion of RSUs and PSUs for a three-year period preceding the date on which the Company restates its financial statements due to material noncompliance with any financial reporting requirement under securities laws or Company policy. In addition, the Company may recover equity compensation paid to our NEOs within one year prior to termination with the Company if the NEO violates non-competition or non-solicitation covenants or breaches obligations to the Company under any confidentiality, intellectual property, or other restrictive covenant.

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Prohibition on hedging and pledging
Under Company policy, directors and members of the Executive Management Committee who are subject to the requirements of Section 16 of the Exchange Act (which include all our executive officers) are prohibited from hedging Company securities, holding Company securities in a margin account, or otherwise pledging Company securities, including as collateral for a loan.
Retirement and other benefits
All employees are offered a benefits package that is intended to be competitive with those offered by companies with which we compete for talent, and our NEOs participate in our benefit plans and programs generally on the same basis as our employees. Relocation benefits are also made available to our NEOs and certain senior executives. The Company offers benefits such as medical, disability, and life coverage to promote employee health and protect against catastrophic expenses. The Discover 401(k) Plan provides employees with the opportunity to save for retirement. We also maintain the Discover Pension Plan, which was frozen as of December 31, 2008. The Company does not currently offer any supplemental executive retirement benefits or other special deferred compensation programs for our NEOs.
Our equity award agreements allow for prorated vesting of awards if an NEO terminates employment due to retirement, which is defined as either reaching age 65 or having a combined age and number of years of service equal to or greater than 65. Mr. Hochschild met the definition of retirement at the time of his resignation, and therefore, his 2021 PSU awards vested on February 1, 2024, and his 2022 PSU awards will vest on February 1, 2025, based on the achievement of the established performance metrics. His RSU awards granted in 2021 and 2022, as well as his Founders’ Grant, comprised of deferred RSUs, vested and will convert to Company common stock on June 30, 2024. Mr. Hochschild’s equity awards granted in 2023 were forfeited in connection with his resignation.
Additional information regarding Company contributions to the Discover 401(k) Plan is provided in the footnotes to the “2023 Summary compensation table.” Additional information regarding the Discover Pension Plan is provided after the “2023 Pension benefits” table.
We provide relocation assistance to newly hired and current senior executives who relocate to accept a position or new role with the Company. Such relocation assistance is generally pursuant to our relocation program, which is designed to cover the costs directly resulting from a Company-requested relocation and includes tax gross-up payments for taxable relocation benefits under the program. In connection with Ms. Mehlman’s 2023 relocation to Riverwoods, Illinois, she was provided relocation assistance starting in 2023 when she joined the Company in accordance with the program.
In early 2023, Mr. Arooni notified the Company of his intention to resign. In order to allow for a smooth transition to a new CIO, the Company entered into an arrangement to retain Mr. Arooni through September 30, 2023. The Compensation Committee approved a transition bonus in an amount not to exceed $3 million, with the actual payout to be based on the successful transition to the new CIO. In reviewing and approving the transition bonus, the Compensation Committee considered, among other items, the awards Mr. Arooni would forfeit upon termination, including a pro-rata portion of Mr. Arooni’s target cash bonus and 2023 LTI award. The final payout of his transition bonus was $2,173,356. See the “2023 Summary compensation table” for the additional details.
The Compensation Committee approved the ongoing use of chartered aircraft for Mr. Hochschild, and subsequently Mr. Owen, and their respective families for all travel, including personal travel, while serving as CEO. The Compensation Committee believes this benefit serves the interests of the Company and its shareholders by providing for Mr. Hochschild’s, and subsequently Mr. Owen’s, personal security and allowing for efficiency in their air travel. The benefit is taxable to both Mr. Hochschild and Mr. Owen and is reflected as a perquisite provided by the Company in the “2023 Summary compensation table” for the applicable year. For disclosure purposes under this proxy statement in accordance with the SEC rules, the foregoing benefits related to family and personal travel are valued on the basis of incremental cost to the Company. The Company does not reimburse or provide a “gross up” to Mr. Hochschild or Mr. Owen for the taxes incurred due to the personal use of the chartered aircraft.

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Executive change in control severance policy and severance plan
The Company provides severance protection to our NEOs and other executives under a Change in Control Severance Policy to allow executives to focus on acting in the best interests of shareholders regardless of the impact on their own employment. Change in control severance protections are commonly provided at other companies with which we compete for talent. Benefits under our policy are paid only in the event of a “double trigger,” meaning there must be both a change in control and a qualifying termination of employment. A qualifying termination includes an executive’s involuntary termination by the Company without “cause” or by the executive for “good reason” (as defined in the Change in Control Severance Policy) or death or disability with six months prior to or 24 months after a change in control. No excise tax gross-ups are provided to any employees under the policy.
The Company also sponsors a broad-based severance plan that provides severance benefits to eligible employees, including NEOs, who are involuntarily terminated in certain situations such as the closure of an office or facility, the elimination of a position, or a workforce reduction, or similar event described in the Severance Plan, to provide financial security in the event of an unanticipated job loss. The Severance Plan does not pay benefits to an employee who receives benefits under the Change in Control Severance Policy.
Potential payments to each of our NEOs in the event of a qualifying termination under the Change in Control Severance Policy and the Severance Plan are detailed in the “2023 Potential payments upon a termination or change in control table.”
Report of the compensation and leadership development committee
The Compensation Committee on behalf of the Board of Directors establishes the compensation program for the CEO and other NEOs. The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2024 Proxy Statement.
Submitted by the Compensation and Leadership Development Committee of the Board of Directors:

Gregory C. Case (Chair)	Jeffrey S. Aronin	Mark A. Thierer

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2023 Executive compensation tables
2023 Summary compensation table
The following table contains information regarding the components of total compensation of the NEOs for the Company’s year ended December 31, 2023, and to the extent required by SEC executive compensation disclosure rules, the years ended December 31, 2022 and 2021. The information included in this table reflects compensation earned by the NEOs for services rendered to the Company during the respective period.

Executive	Year	Salary(1) ($)	Bonus(2) ($)	Stock awards(3) ($)	Non-equity incentive plan compensation(4) ($)	Change in pension value and NQDC earnings(5) ($)	All other compensation(6) ($)	Total ($)
John B. Owen(7)	2023	343,462	500,000	670,011		—	675,178	2,188,651
Interim CEO and								—
President								—
John T. Greene	2023	730,962		2,756,430	550,103	—	47,833	4,085,328
EVP, Chief Financial	2022	700,000	—	2,275,211	1,507,275	—	45,790	4,528,276
Officer	2021	700,000	—	2,275,118	1,522,500	—	42,690	4,540,308
Hope D. Mehlman(7)	2023	552,885	3,430,000	2,193,878	342,972	—	81,091	6,600,826
EVP, Chief Legal Officer,								—
General Counsel, and Corporate Secretary								—
Daniel P. Capozzi	2023	730,962		2,756,430	145,166	1,101	37,341	3,671,000
EVP, President -	2022	700,000	—	2,575,068	1,575,788	—	41,169	4,892,025
Consumer Banking	2021	698,462	—	2,275,118	1,522,500	—	42,528	4,538,608
Keith E. Toney(7)	2023	618,269		2,450,313	471,072	—	32,991	3,572,645
EVP, President - Credit								—
& Decision Management								—
Roger C. Hochschild	2023	1,100,000		9,425,219		15,554	350,741	10,891,514
Former CEO and	2022	1,100,000	—	8,000,133	1,196,250	—	345,692	10,642,075
President	2021	1,100,000	—	7,600,006	3,190,000	—	197,212	12,087,218
Carlos M. Minetti(7)	2023	595,000		2,275,106		11,376	2,675,396	5,556,878
Former EVP, President -								—
Consumer Banking	2021	700,000		2,275,118	1,522,500	—	42,528	4,540,146
Amir S. Arooni(7)	2023	566,154		—		—	3,020,481	3,586,635
Former EVP, Chief	2022	640,000	—	2,080,144	1,044,000	—	518,632	4,282,776
Information Officer								—
(1)Represents the base salary paid to each NEO.
(2)Represents bonuses paid. Mr. Owen’s bonus was in recognition of his service as Interim CEO and President. Ms. Mehlman’s bonus consists of (i) $330,000 to make up for the annual bonus she forfeited when she left her former employer to join to join Discover, and (ii) $3,100,000 to make up for a change-in-control payment she would have otherwise received had she remained employed with her former employer. The change-in-control payment was made by Discover upon the completion of her former employer’s acquisition and would not have been paid if the acquisition did not occur.
(3)Represents the aggregate grant date fair value of RSU and PSU awards granted to the NEOs pursuant to FASB ASC Topic 718. The value of PSUs is based on the probable outcome of the performance conditions on the grant date. The grant date fair value of the PSUs granted in 2023, assuming the highest level of performance conditions is met, was $0 for Mr. Owen; $2,480,787 for Mr. Greene; $1,164,564 for Ms. Mehlman; $2,480,787 for Mr. Capozzi; $1,755,149 for

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Mr. Toney; $10,603,289 for Mr. Hochschild (2023 awards were forfeited due to his termination); $2,047,618 for Mr. Minetti; and $0 for Mr. Arooni (no 2023 awards were granted due to his resignation). Please see “Components of compensation” for further details on our LTI program. Additional details on accounting for stock-based compensation can be found in Note 2: “Summary of Significant Accounting Policies — Stock-based Compensation” and Note 10: “Stock-Based Compensation Plans” of our consolidated financial statements in our Annual Report on Form 10-K.
Mr. Owen’s awards include his annual equity retainer granted while serving as a non-employee member of the Board and his RSU award granted when he was appointed Interim CEO and President.
Ms. Mehlman’s awards include her sign-on RSU award to make up for the outstanding equity she forfeited when she left her former employer to join Discover.
Mr. Toney’s award includes a one-time RSU in connection with his job expansion due to the Consumer Banking re-organization where he assumed responsibility to oversee all data-driven decisions for consumer-facing products.
Mr. Minetti’s award represents the full value of his award when granted in February 2023.
Mr. Arooni did not receive an annual equity award under the terms of his exit agreement.
(4)Represents the annual cash STI earned for the year and paid to the NEOs within the first two and a half months of the following year if employed on the payment date. Mr. Owen was not eligible for the annual cash STI under the terms of his agreement as Interim CEO and President.
Mr. Arooni did not receive annual cash STI under the terms of his exit agreement.
(5)Represents the actuarial increase during the year in the pension value, primarily due to the change in the Pension Plan discount rate and mortality tables. Messrs. Owen, Greene, Toney, Arooni, and Ms. Mehlman do not participate in the Pension Plan. For details on the valuation method and assumptions used in calculating the present value of accumulated benefit, see Note 11: “Employee Benefit Plans” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. There were no above market nonqualified deferred compensation earnings for the NEOs. A description of the Company’s pension benefits is provided under “2023 Pension benefits.”
(6)Represents the incremental cost to the Company of providing certain perquisites and other personal benefits. For 2023, these amounts include:

Executive	401(k) contributions(a) ($)	Charitable contributions(b) ($)	Air travel(c) ($)	Relocation(d)	Termination related payments(e)	Other(f) ($)	Total ($)
John B. Owen	—	—	534,679	37,222	—	103,277	675,178
John T. Greene	25,650	14,500	—	—	—	7,683	47,833
Hope D. Mehlman	16,500	—	—	61,306	—	3,285	81,091
Daniel P. Capozzi	25,650	4,500	—	—	—	7,191	37,341
Keith E. Toney	25,650	—	—	—	—	7,341	32,991
Roger C. Hochschild	25,650	—	202,828	—	116,346	5,917	350,741
Carlos M. Minetti	25,650	14,500	—	—	2,631,424	3,822	2,675,396
Amir S. Arooni	25,650	—	—	—	2,247,202	747,629	3,020,481
(a)Represents the Company’s contributions to the Discover 401(k) Plan for each NEO during each calendar year. All NEOs, other than Mr. Owen, received Company contributions to the Discover 401(k) Plan consistent with the terms of the Plan applicable to all eligible U.S. employees.
(b)Represents contributions made by the Company to charitable organizations chosen by each NEO, as well as contributions made on behalf of certain NEOs under our charitable contribution matching programs, under which personal contributions meeting the guidelines of our program are eligible for Company matching contributions (exceeding the amount generally available to the broader employee population).
(c)For Mr. Owen and Mr. Hochschild, the Compensation Committee approved the use of chartered aircraft for their own travel, including their family, which can also be used for personal travel. The amounts disclosed include the incremental costs to the Company and represents the amount accrued for payment or paid directly to the third-party vendor from which the Company leases corporate aircraft for such travel in 2023. The Company does not reimburse or “gross up” Mr. Owen or Mr. Hochschild for the taxes associated with the personal use of the chartered aircraft.
(d)Represents amounts paid to or on behalf of NEOs.
Mr. Owen’s expenses are related to his temporary housing near Discover’s corporate headquarters in Riverwoods, IL, while serving as Interim CEO and President, inclusive of: (i) temporary accommodations, $26,651, (ii) administrative fees, $796, and (iii) tax gross-ups, $9,775.

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Ms. Mehlman’s expenses are related to her relocation to Discover’s corporate headquarters in Riverwoods, IL, inclusive of: (i) relocation related expenses, $46,920, (ii) administrative fees, $442, and (iii) tax gross-ups, $13,944, . These reimbursement expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid directly to Ms. Mehlman or the third-party vendor, as applicable.
(e)Represents Mr. Hochschild’s payment for accrued and unused paid time off days as of his last day.
Represents Mr. Minetti’s severance payment related to his position elimination due to the Consumer Banking re-organization inclusive of (i) payment equal to his annual base salary and annual target bonus, $1,750,000, (ii) his 2023 annual bonus paid at target and prorated for the number of days he worked in 2023 through his last day of September 30, 2023, $785,342, (iii) cost of COBRA coverage for twelve months, $39,544, and (iv) payment for accrued and unused paid time off days as of his last day, $56,538.
Represents Mr. Arooni’s agreed upon exit payment to stay with Discover until his replacement was hired, inclusive of (i) his exit payment, $2,173,356, and (ii) payment of accrued and unused paid time off days as of his last day, $73,846.
(f)Includes the incremental cost to Discover for personal security assessment and additional personal security services to each NEO, access to/use of the Company’s Executive Fitness Center, estimated resale value of Company tickets for sporting, cultural, or other events for personal use when they are not otherwise used for business purposes, and stipends for home internet and personal phone expenses that employees may incur while working remotely.
Mr. Owen’s amount includes the retainers he received while serving as a non-employee member of Discover’s Board, $102,917.
Mr. Arooni’s amount includes expenses paid by the Company related to his time working from his home in the Netherlands inclusive of (i) tax equalization, $719,396, (ii) tax preparation fees, $22,031, and (iii) imputed income, $2,154.
(7)Mr. Owen was not an NEO during 2021 or 2022; Ms. Mehlman joined the Company in 2023 and, therefore, was not an NEO during 2021 or 2022; Mr. Toney was not an NEO during 2021 or 2022; Mr. Minetti was not an NEO during 2022; and Mr. Arooni was not an NEO during 2021.

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Grants of plan-based awards for 2023
The following table includes the 2023 target STI opportunities, and the RSU and PSU LTI awards made to NEOs in the year ending December 31, 2023. For more information regarding these grants, see the discussion in the “Compensation discussion and analysis” (beginning on page 63).

Name(1)	Grant date	Estimated future payouts under non-equity incentive plan awards(2)			Estimated future payouts under equity incentive plan awards(3)			All other stock awards: number of shares of stock or units(4) (#)	Grant date fair value of stock and option awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John B. Owen(6)		—	—	—
	5/11/2023							1,774	170,002
	8/14/2023							4,871	500,008
	—				—	—	—		—
John T. Greene		485,100	1,102,500	1,918,350
	2/23/2023							9,960	1,102,572
	2/23/2023				—	14,940	22,410		1,653,858
Hope D. Mehlman		247,455	562,397	978,571
	1/9/2023							8,664	900,016
	2/23/2023							4,675	517,523
	2/23/2023				—	7,013	10,520		776,339
Daniel P. Capozzi		485,100	1,102,500	1,918,350
	2/23/2023							9,960	1,102,572
	2/23/2023				—	14,940	22,410		1,653,858
Keith E. Toney		393,544	894,418	1,556,287
	2/23/2023							7,047	780,103
	7/3/2023							4,235	500,111
	2/23/2023				—	10,570	15,855		1,170,099
Roger C. Hochschild(7)		968,000	2,200,000	3,828,000
	2/23/2023							21,286	2,356,360
	2/23/2023				—	63,856	95,784		7,068,859
Carlos M. Minetti(8)		462,000	1,050,000	1,827,000
	2/23/2023							8,221	910,065
	2/23/2023				—	12,331	18,497		1,365,042
(1)Excludes Amir Arooni who forfeited eligibility for 2023 STI and LTI awards under the terms of his exit agreement.
(2)Represents potential payout under the annual STI program. Awards can range from 55% to 145% of target, primarily based on annual Company PBTR performance with results subject to a 1.5x bonus multiplier for NEOs, and the ability to recognize individual performance through the use of an individual performance modifier of +/- 20%, which when applied can result in a STI award range from 44% of target to a maximum payout of 174%. The numbers presented are guides, and the Committee has discretion to reduce awards to 0 or increase awards but not above maximum payout. The Compensation Committee also considers other Company-wide metrics as described in more detail under “Components of compensation — Short-term incentive compensation.” Actual payout amounts for 2023 are included in the “Non-equity incentive plan compensation” column of the “2023 Summary compensation table.”
Ms. Mehlman’s STI target dollar value was prorated for the number of days worked in 2023, beginning with her January 9, 2023, start date.
Mr. Toney’s STI target dollar value was prorated for the number of days worked through June 30, 2023, applying a 125% STI target, and the number of days worked from July 1, 2023 (his job expansion date) through December 31, 2023, applying a 150% STI target.

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(3)Represents PSUs awarded in February 2023 under the 2014 Omnibus Incentive Plan. PSUs will vest and convert to shares of Common Stock on February 1, 2026, within the represented threshold and maximum amounts, depending on the extent the Company exceeds specific cumulative EPS performance goals over the three-year performance period and provided the executive remains employed by the Company through the vesting date (with exceptions for certain termination events as detailed below), and are subject to an evaluation of compliance with the Company’s risk policies. The entire PSU award will be canceled if the minimum cumulative EPS performance threshold is not met. To the extent the NEO voluntarily terminates from the Company or is terminated for cause prior to the scheduled vesting date, other than as described below, none of the PSUs will vest and the entire award will be forfeited. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a fully-executed irrevocable release agreement is executed and subject to a risk review or (ii) the executive’s eligible retirement, a pro-rata portion of the PSUs will vest and convert to shares following the conclusion of the performance and vesting periods, based on actual performance. In the event of death or disability, the award will vest and shares will convert and be paid at the end of the performance period based on actual performance achieved. In the event of a change in control of the Company during the first year of the performance period, the award will convert to cash at target performance and be paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second or third year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event.
(4) In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a fully-executed irrevocable release agreement is executed and subject to a risk review or (ii) the executive’s eligible retirement, a pro-rata portion of the RSUs will vest and convert to shares. Vesting of these RSUs will be accelerated in the event of termination of the executive’s employment due to (i) a change in control or (ii) the executive’s death or disability. Unvested RSUs will be canceled in the event of a termination of employment for any other reason.
(5)Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in Note 2: “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 10: “Stock-Based Compensation Plans” of our consolidated financial statements contained in our Annual Report on Form 10-K.
(6)Mr. Owen is not eligible for any non-equity incentive plan awards under the terms of his employment agreement. His equity award granted on May 11, 2023, represents his annual equity retainer received while serving as a member of Discover’s Board of Directors.
(7)Mr. Hochschild’s 2023 non-equity incentive plans awards and equity incentive plans awards were forfeited as part of his resignation that was announced in August 2023.
(8)Mr. Minetti’s 2023 non-equity incentive plan awards represent his annualized amount. Under the Severance Plan he received a prorated amount of his target award based on number of days worked in 2023 through his termination date. His equity incentive plan awards represent the actual awards granted in February 2023. Under the Severance Plan he is eligible for a prorated portion based on the number of completed months of active employment in 2023.

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Outstanding equity awards at 2023 year-end
The following table provides information regarding outstanding stock awards held by each of the NEOs as of December 31, 2023. As of December 31, 2023, none of our NEOs held outstanding stock options.

	Stock awards(1)
	Number of shares or units that have not vested (#)		Market value of shares or units that have not vested ($)	Equity incentive plan awards: number of unearned shares or units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares or units that have not vested ($)
John B. Owen	4,871	(2)	547,500
	1,774	(3)	199,398
John T. Greene	3,230	(4)	363,052	11,008	(8)	1,237,299
	4,892	(5)	549,861	14,940	(8)	1,679,256
	9,960	(6)	1,119,504
	21,801	(7)	2,450,432
Hope D. Mehlman	8,664	(6)	973,834	—		—
	4,675	(6)	525,470	7,013	(8)	788,261
Daniel P. Capozzi	3,230	(4)	363,052	12,459	(8)	1,400,392
	5,536	(5)	622,246	14,940	(8)	1,679,256
	9,960	(6)	1,119,504
	21,801	(7)	2,450,432
Keith E. Toney	1,419	(4)	159,496	7,684	(8)	863,682
	3,414	(5)	383,734	10,570	(8)	1,188,068
	7,047	(6)	792,083
	4,235	(12)	476,014
	9,584	(7)	1,077,242
Roger C. Hochschild (9)	6,743	(10), (11)	757,913	48,384	(8)	5,438,362
	10,752	(10), (11)	1,208,525
	91,035	(7)	10,232,334
Carlos M. Minetti	3,230	(14)	363,052	11,008	(8)	1,237,299
	4,892	(14)	549,861	9,248	(8), (13)	1,039,475
	5,935	(11), (13), (14)	667,094
	21,801	(7)	2,450,432
(1)All equity award values are based on a December 30, 2023 closing stock price of $112.40 per share of our Common Stock. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends are paid to all Company common shareholders. PSUs include the right to receive dividend equivalents, which will accumulate and pay out in cash, if and when the underlying shares are released to the NEOs.
Excludes Mr. Arooni as his unvested equity awards were canceled as of his last day worked of September 30, 2023.
(2)These RSUs vested and converted to shares of Common Stock on January 31, 2024, which was Mr. Owen’s final date of employment as Interim CEO and President.
(3)These RSUs are expected to vest and convert to shares of Common Stock on May 8, 2024.
(4)These RSUs vested and converted to shares of Common Stock on February 1, 2024.
(5)These RSUs vested or are expected to vest and convert to shares of Common Stock in equal installments on February 1, 2024 and 2025.
(6)These RSUs vested or are expected to vest and convert to shares of Common Stock in equal installments on February 1, 2024, 2025, and 2026.

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(7)These PSUs vested and converted to shares of Common Stock on February 1, 2024, based on EPS performance and after a satisfactory risk policies review. Amounts reported reflect the actual delivery level as determined by the Compensation Committee following its review of performance and risk assessment.
(8)Assuming applicable performance conditions based on cumulative EPS and successful risk policy review are satisfied, PSUs will vest and convert to shares of Common Stock on February 1, 2025. As required under applicable SEC guidance, because cumulative performance did not exceed the target level, unvested PSUs are shown at the amounts corresponding to target. The final payout will be determined by the Compensation Committee and may be less than amount shown. Assuming applicable performance conditions based on cumulative EPS and successful risk policy review are satisfied, PSUs will vest and convert to shares of Common Stock on February 1, 2026. As required under applicable SEC guidance, because performance during the first year of the performance period did not exceed the target level, unvested PSUs are shown at the amounts corresponding to target. The final payout will be determined by the Compensation Committee and may be less than amount shown.
(9)Excludes 430,763 deferred RSUs for Mr. Hochschild, as described in “2023 Nonqualified deferred compensation” table. Due to his termination on December 31, 2023, these shares will convert to shares of Common Stock six months following termination on June 30, 2024, to comply with Section 409A of the Internal Revenue Code.
(10)These RSUs are expected to vest and convert to shares of Common Stock on June 30, 2024.
(11)Balance is reduced by the number of shares withheld to satisfy the tax withholding obligation incurred in connection with the satisfaction of the Company’s retirement eligibility provision whereby the NEO has attained either age 65 or a combined age and years of service equal to or greater than 65.
(12)These RSUs vested or are expected to vest and convert to shares of Common Stock in equal installments on August 1, 2024, 2025, and 2026.
(13)Represents the prorated portion of Mr. Minetti’s awards granted in February 2023 that he is eligible for under the Severance Plan.
(14)These RSUs are expected to vest and convert to shares of Common Stock on March 30, 2024.
Stock vested for 2023
The following table provides information regarding the number of stock awards that vested and the subsequent value realized from the vesting of such stock awards during the 2023 year.

	Stock awards
Name	Number of Shares Acquired on Vesting (#)	Value realized on vesting(1) ($)
John B. Owen (2)	1,404	133,871
John T. Greene	34,605	4,008,297
Hope D. Mehlman	—	—
Daniel P. Capozzi	30,799	3,567,448
Keith E. Toney	13,478	1,561,157
Roger C. Hochschild	115,532	13,382,072
Carlos M. Minetti (3)	40,473	4,585,461
Amir S. Arooni	11,364	1,316,292
(1)The amount shown represents the closing price of a share of our Common Stock on the scheduled vesting date multiplied by the number of RSUs and PSUs that vested.
(2)Balance includes shares that were issued to Mr. Owen while on the Board.
(3)Balance includes shares withheld to satisfy the tax withholding obligation incurred in connection with the satisfaction of the Company’s retirement eligibility provision whereby the NEO has attained either age 65 or a combined age and years of service equal to or greater than 65.

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2023 Pension benefits
The following table lists the amounts we estimate as the present value of accumulated benefits that the Discover Pension Plan will pay to each of the participating NEOs upon the normal retirement age of 65.

Name	Plan name	Number of years of credited service(1) (#)	Present value of accumulated benefit(2)(3) ($)
John B. Owen(4)	Discover Financial Services Pension Plan	n/a	n/a
John T. Greene(4)	Discover Financial Services Pension Plan	n/a	n/a
Hope D. Mehlman(4)	Discover Financial Services Pension Plan	n/a	n/a
Daniel P. Capozzi	Discover Financial Services Pension Plan	0.5833	11,715
Keith E. Toney(4)	Discover Financial Services Pension Plan	n/a	n/a
Roger C. Hochschild	Discover Financial Services Pension Plan	9.1667	209,467
Carlos M. Minetti	Discover Financial Services Pension Plan	7.0000	162,218
Amir S. Arooni(4)	Discover Financial Services Pension Plan	n/a	n/a
(1)For actuarial valuation purposes, credited service is attributed through the measurement date of December 31, 2008, the date that the Discover Pension Plan was frozen.
(2)Service credit and actuarial values are calculated as of December 31, 2023, the plan’s measurement date for the last year.
(3)For details on the assumptions used in calculating the present value of the accumulated benefits and additional information about the Discover Pension Plan, see Note 11: “Employee Benefit Plans” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(4)Messrs. Owen, Greene, Toney, and Arooni and Ms. Mehlman and do not participate in the Discover Pension Plan as they were hired after it was frozen.
Effective December 31, 2008, the Discover Pension Plan, a defined benefit pension plan, was frozen for all participants, although additional service will count towards vesting and retirement eligibility for any participant, including NEOs, in the Discover Pension Plan as of December 31, 2008.
Accrued, frozen benefits under the Discover Pension Plan are determined with reference to career-average pay limited to $170,000 per year, and for each calendar year of service prior to 2009 generally equal to: (i) 1% of the participant’s eligible annual pay; plus (ii) 0.5% of the participant’s eligible annual pay that exceeded the participant’s Social Security covered compensation limit for that year. The estimated annual benefits payable under the Discover Pension Plan at the earliest age at which a participant may retire with an unreduced benefit (age 65) are set forth above. Early retirement terms under the Pension Plan vary depending upon service dates. Certain participants are eligible for early retirement upon reaching age 55 with 10 years of service. Other participants must reach age 55 with 20 years of service. Mr. Hochschild and Mr. Minetti were eligible for retirement. In the event of early retirement, the accumulated benefit presented in the table above would be reduced under factors that vary based upon a participant’s age at the time of early retirement commencement.
2023 Nonqualified deferred compensation
The Founders’ Grant of RSUs reflected in the table below was a one-time award made under the 2007 Omnibus Incentive Plan in connection with the Company’s 2007 spin-off. These RSUs vested and will convert to shares of Company Common Stock following a termination of service. In connection with his resignation from the Company, these RSUs will convert to shares of Company common stock on June 30, 2024, following the six-month hold under Section 409A of the Internal Revenue Code.

Name	Plan name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY(1) ($)	Aggregate withdrawals/ distributions(2) ($)	Aggregate balance at last FYE ($)
Roger C. Hochschild	2007 Omnibus Incentive Plan	—	—	6,276,217	1,163,060	48,417,761

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(1)Reflects increase in value of deferred RSUs due to increase in stock price as compared to December 31, 2022.
(2)Reflects cash dividend equivalents paid on deferred RSUs in the same manner as dividends are paid to Common Stock shareholders.
Potential payments upon a termination or change in control
Change in control severance policy
The Company sponsors a Change-in-Control Severance Policy (the “Policy”) that applies to members of our management including the NEOs.
If any NEO is involuntarily terminated, other than for cause (as defined in the Policy), or voluntarily terminates for good reason (as defined in the Policy), or has a termination of employment due to death or disability, within six months prior to or two years following the occurrence of a change in control (as defined in the Policy), upon the Company’s timely receipt of a fully-executed release in a form satisfactory to the Company, such NEO would be entitled to receive:
•A lump sum cash payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years or, if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company;
•A lump sum cash payment equal to the prorated target cash bonus under the Company’s incentive compensation plans for the year of termination, or if no target was established for the year of termination, the annual cash bonus for the prior year;
•Full vesting of all stock-based awards granted to the NEO under the Company’s incentive compensation plans (unless accelerated vesting in the event of a change in control is otherwise prohibited under the applicable award agreements);
•Outplacement services for a period of two years at the Company’s expense with a firm selected by the Company;
•Certain legal fees if the NEO commences litigation or pursues the internal administrative claims procedure and, as a result, becomes entitled to receive benefits in an amount greater than those offered by the Company prior to such litigation or claim; and
•If the NEO elects continued group health coverage under COBRA, a lump sum cash payment equal to the difference between COBRA premiums (for medical, dental and vision) and active employee premiums for 24 months.
Any NEO eligible for change in control benefits described above will be given the opportunity to enter into a non-competition agreement with the Company to refrain from competitive activity (as defined under the non-competition agreement) for 18 months, and if he or she enters into the non-competition agreement, he or she would be entitled to receive a salary continuation payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years or, if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company.
If benefits payable under the Policy together with other Company benefits payable to the NEO would subject the NEO to an excise tax under the Internal Revenue Code, the benefits payable under the Policy will be reduced to the extent necessary to prevent any portion of the benefits from becoming nondeductible by the Company or subject to the excise tax, but only if, by reason of that reduction, the net after-tax benefit received by the NEO exceeds the net after-tax benefit the NEO would receive if no reduction was made. No excise tax gross-ups are provided for any employees.
Severance plan
The Company sponsors a broad-based welfare benefits plan that provides severance benefits to eligible employees, including the NEOs, who are involuntarily terminated in certain situations such as the closure of an office or facility, the elimination of a position, or a workforce reduction, or similar event described in the Severance Plan. The Severance Plan does not pay benefits to an employee who receives benefits under the Change in Control Severance Policy.

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If any NEO experiences an eligible termination, as defined in the Severance Plan, upon Discover’s timely receipt of a fully-executed release in a form satisfactory to Discover, such NEO would be entitled to receive:
•A lump sum cash payment of 12 months of his or her annual base salary plus target annual cash bonus;
•A lump sum cash payment equal to the prorated target annual cash bonus under the Company’s incentive compensation plan for any prior year and the year of termination (to the extent earned and not yet paid);
•A pro-rata portion of the PSUs will vest and convert to shares following the conclusion of the performance and vesting periods based on actual performance and a pro-rata portion of the RSUs will vest and convert to shares;
•Outplacement services for a period of one year at the Company’s expense with a firm selected by the Company; and
•A lump sum cash payment equal to 12 months of the applicable premium for group health plan coverage in place prior to termination of employment, plus a payment for income taxes on such amount.
In connection with Mr. Hochschild’s termination of employment on December 31, 2023, he was not eligible for severance under the Severance Plan.
Mr. Minetti’s employment ended on September 30, 2023. Mr. Minetti received severance under the Severance Plan in the amount of $2,631,424, consisting of a payment for his annual base salary plus target annual cash bonus of $1,750,000, a payment equal to his prorated target annual cash bonus through September 30, 2023, of $785,342, a payment for the cost of COBRA coverage for twelve months of $39,544, and payment for his accrued and unused paid time off days as of his last day, of $56,538. His PSU awards granted in 2021 vested on February 1, 2024, and his PSU awards granted in 2022 and 2023 will vest on February 1, 2025 and February 1, 2026, respectively, based on the achievement of the established performance metrics. His RSU awards granted in 2021, 2022, and 2023 vested on September 30, 2023 and will settle on March 30, 2024, following the six-month hold under Section 409A of the Internal Revenue Code. Per the terms of the applicable award agreements, he will receive only a pro-rata portion of his PSUs and RSUs granted in 2023.
2023 Potential payments upon a termination or change in control table
The following table sets forth the payments that each of our NEOs would have received under various termination scenarios on December 31, 2023. With regard to the payments upon a change in control, the amounts detailed below assume that each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within the specified time period prior to or following the change in control. The table below assumes a stock price of $112.40, the closing price of a share of our Common Stock on December 29, 2023.
The amounts described in the table do not reflect the terms of the Agreement and Plan of Merger between the Company, Capital One Financial Corporation, and Vega Merger Sub, Inc., a wholly-owned subsidiary of Capital One, which was entered into after December 31, 2023. Information regarding amounts payable in connection with the proposed merger with Capital One will be available in a separate Proxy Statement relating to the proposed transaction.
Pursuant to the terms of our stock plans and outstanding stock award agreements, the vesting of certain outstanding unvested stock awards is accelerated in whole or in part in the event of a termination of the NEO’s employment in connection with (i) a change in control; (ii) the NEO’s death, disability, or retirement; or (iii) an involuntary termination such as a reduction in force or elimination of the NEO’s position, provided that a fully-executed irrevocable release agreement is executed and subject to a risk review.
Unvested RSUs and PSUs will be canceled in the event of a termination of employment for any other reason. NEOs who violate non-competition, non-solicitation, confidentiality, intellectual property, or other restrictive covenants within one year after a termination of employment will be required to pay to the Company the value of any RSUs and PSUs that vested on or after, or within one year prior to such termination.

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Executive payment elements	Termination in connection with a change in control ($)		Involuntary termination without cause ($)	Death ($)	Disability ($)	Voluntary termination or involuntary termination with cause ($)	Retirement ($)
John B. Owen
Salary and Other Cash Payments	n/a	(1), (2)	—	n/a	—	—	n/a
Target Annual Incentive Plan Payout(3)	n/a		—	—	—	—	n/a
Equity Awards(4)	n/a		n/a	n/a	n/a	—	n/a
Health Coverage(5)	n/a		n/a	n/a	n/a	—	n/a
Other(6)	n/a		n/a	n/a	n/a	—	n/a
Total	—		—	—	—	—	—
John T. Greene
Salary and Other Cash Payments	6,079,775	(1), (2)	1,837,500	61,250	—	—	n/a
Target Annual Incentive Plan Payout(3)	1,102,500		1,102,500	—	—	—	n/a
Equity Awards(4)	7,629,677		6,666,704	6,666,704	6,666,704	—	n/a
Health Coverage(5)	40,673		42,469	—	—	—	n/a
Other(6)	18,518		9,259	—	—	—	n/a
Total	14,871,143		9,658,432	6,727,954	6,666,704	—	n/a
Hope D. Mehlman
Salary and Other Cash Payments	1,725,000	(1), (2)	1,150,000	47,917	—	—	n/a
Target Annual Incentive Plan Payout(3)	562,397		562,397	—	—	—	n/a
Equity Awards(4)	2,306,500		1,854,470	1,854,470	1,854,470	—	n/a
Health Coverage(5)	26,811		27,949	—	—	—	n/a
Other(6)	18,518		9,259	—	—	—	n/a
Total	4,639,226		3,604,075	1,902,387	1,854,470	—	n/a
Daniel P. Capozzi
Salary and Other Cash Payments	6,028,288	(1), (2)	1,837,500	61,250	—	—	n/a
Target Annual Incentive Plan Payout(3)	1,102,500		1,102,500	—	—	—	n/a
Equity Awards(4)	7,871,684		6,908,711	6,908,711	6,908,711	—	n/a
Health Coverage(5)	42,352		38,786	—	—	—	n/a
Other(6)	18,518		9,259	—	—	—	n/a
Total	15,063,342		9,896,756	6,969,961	6,908,711	—	n/a
Keith E. Toney
Salary and Other Cash Payments	4,032,625	(1), (2)	1,625,000	54,167	—	—	n/a
Target Annual Incentive Plan Payout(3)	894,418		894,418	—	—	—	n/a
Equity Awards(4)	5,065,096		4,383,796	4,383,796	4,383,796	—	n/a
Health Coverage(5)	27,488		26,164	—	—	—	n/a
Other(6)	18,518		9,259	—	—	—	n/a
Total	10,038,145		6,938,637	4,437,963	4,383,796	—	n/a

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Executive payment elements	Termination in connection with a change in control ($)		Involuntary termination without cause ($)		Death ($)	Disability ($)	Voluntary termination or involuntary termination with cause ($)	Retirement ($)
Roger C. Hochschild
Salary and Other Cash Payments	n/a		n/a		n/a	n/a		n/a
Target Annual Incentive Plan Payout(3)	n/a		n/a		n/a	n/a		n/a
Equity Awards(4)	n/a		n/a		n/a	n/a	66,858,888	n/a
Health Coverage(5)	n/a		n/a		n/a	n/a		n/a
Other(6)	n/a		n/a		n/a	n/a	116,346	n/a
Total	—		—		—	—	66,975,234	n/a
Carlos M. Minetti
Salary and Other Cash Payments	n/a	(1), (2)	1,750,000	(7)	n/a	n/a	n/a	n/a
Target Annual Incentive Plan Payout(3)	n/a		785,342		n/a	n/a	n/a	n/a
Equity Awards(4)	n/a		5,926,029		n/a	n/a	n/a	n/a
Health Coverage(5)	n/a		39,544		—	n/a	n/a	n/a
Other(6)	n/a		65,797		—	n/a	n/a	n/a
Total	—		8,566,712		—	—	—	n/a
Amir S. Arooni(8)
Other(6)	n/a		n/a		n/a	n/a	73,846	n/a
Total	—		—		—	—	73,846	n/a
(1)Includes change in control severance plus consideration for entering into a non-competition agreement.
(2)Payments made in the event of a qualified termination following a change in control of the Company that would qualify as “parachute payments” under Section 280G of the Internal Revenue Code may be subject to a reduction, referred to here as the “Section 280G Cut-Back,” to the extent that they are deductible under that section, provided that the after-tax benefit (inclusive of any applicable excise tax) is greater than that which the executive would have received if no reduction was made. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Policy. In 2023, none of our NEOs would have been subject to such a reduction.
(3)Includes one-time pro-rata bonus at target. Since termination is as of December 31, 2023, the value is equal to the target disclosed in the Estimated future payouts under non-equity incentive plan awards column under “Grants of plan-based awards for 2023.”
Ms. Mehlman’s Target Annual Incentive Plan Payout is prorated for actual days worked in 2023 as of her January 9, 2023, hire date.
Mr. Toney’s Target Annual Incentive Plan Payout is prorated for the number of days worked through June 30, 2023, applying a 125% STI target and the number of days worked from July 31, 2023 (his job expansion date) through December 31, 2023, applying a 150% STI target.
Mr. Minetti’s Target Annual Incentive Plan Payout is prorated for actual days worked through his termination date of September 30, 2023.
In connection with Mr. Hochschild’s resignation, he forfeited eligibility for any 2023 annual incentive plan payout.
(4)Represents the intrinsic value of the accelerated RSUs, PSUs, and accrued PSU dividends, all as of December 31, 2023. For the PSUs, in the event of a change in control of the Company during the first year of the performance period, the award will convert to cash at target performance and be paid out according to the vesting schedule, or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second or third year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. RSUs and PSUs have double trigger acceleration provisions. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a fully-executed irrevocable release agreement is executed and subject to a risk review or (ii) the executive’s eligible retirement, a pro-rata portion of the PSUs will vest and convert to shares following the conclusion of the

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performance and vesting period based on actual performance and a pro-rata portion of the RSUs will vest and convert to shares. In the event of death or disability, the PSUs will vest and shares will convert and be paid at the end of the performance period based on actual performance achieved, and RSUs will vest and convert to shares. Since actual performance for the 2022 and 2023 PSUs cannot be determined until the respective performance periods conclude (which will occur in 2025 and 2026), the figures shown reflect performance estimated through December 31, 2023.
In connection with Mr. Hochschild’s resignation, his awards granted in February 2023 were forfeited. The equity awards displayed include only his awards granted prior to 2023, which are eligible for retirement treatment under the award agreements definition of retirement. Balance includes 430,763 deferred RSUs for Mr. Hochschild, as described in the “2023 Nonqualified deferred compensation” table. These deferred RSUs are fully vested and will convert to shares of Common Stock six months following termination on June 30, 2024, to comply with Section 409A of the Internal Revenue Code.
(5)For termination in connection with a change in control, a lump sum payment equal to the difference between COBRA (for medical, dental and vision) and active employee health and welfare premiums for 24 months. For involuntary termination without cause, a lump sum payment equal to 12 months of COBRA premiums (for medical, dental and vision) plus a payment for income taxes on such amount.
(6)Includes value of expected outplacement benefits for a 24-month period for termination in connection with a change in control and for a 12-month period for involuntary termination without cause.
Amounts for Messrs. Hochschild, Minetti, and Arooni include a payout for their accrued and unused paid time off days as of their termination date.
(7)Mr. Minetti’s cash payment is equal to his base salary and target annual cash bonus in accordance with Discover’s severance plan.
(8)For Mr. Arooni, the disclosure relates to amounts actually paid in connection with his terminations during the 2023 fiscal year.
2023 CEO pay ratio
We believe in pay-for-performance, and in programs that balance the interests of employees with the interests of our shareholders and customers, as well as the safety and soundness of the Company. We strive to deliver compensation that is both market-competitive and fair and equitable internally. Our compensation program is designed to attract, retain, and motivate highly qualified and diverse team members to ensure the continued success of our business.
As required under and calculated in accordance with Item 402(u) of Regulation S-K, we have determined a reasonable estimate of the pay ratio of the annual total compensation to our CEOs, and the median of the annual total compensation of all Company employees for 2023 was 145:1. This ratio was calculated as described below by determining a total annual CEO compensation by taking into account the compensation received by Mr. Hochschild and Mr. Owen for the time each served as CEO, of $8,659,519 compared to the annual total compensation of our median employee in 2023 of $59,905.
The SEC rules allow companies to use estimates, assumptions, adjustments, statistical sampling and unique definitions of compensation to identify the median employee and calculate the pay ratio. Our estimated pay ratio should not be used as a basis for comparison to other companies because of the differences in how pay ratios may be calculated.
The SEC rules allow companies to identify the median employee whose compensation will be used for the annual total compensation calculation once every three (3) years provided that there have not been any changes in the company’s employee population or employee compensation arrangements that it is reasonably believed would result in a significant change in its pay ratio disclosure. Because there have been no changes in our employee population or employee compensation arrangements that we believe would result in a significant change in our pay ratio disclosure, we are using the median employee that we identified in 2022.
For purposes of the CEO Pay Ratio, the 2023 CEO compensation is based on the annual total compensation as presented in the “2023 Summary compensation table” for Mr. Hochschild and Mr. Owen, and adjusted for (i) Mr. Hochschild’s annual total compensation is prorated for the time period he served as CEO (January 1, 2023 to August 14, 2023), and (ii) Mr. Owen’s annual total compensation for the time

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period he served as Interim CEO (August 15, 2023 to December 31, 2023) and subtracts compensation he received as a member of the Board of Directors.
To identify our median employee, we began with our entire active employee population of 20,109 as of December 31, 2022. We excluded our 652 international employees from our calculation because they accounted for approximately 3% of our employees, leaving an active U.S. based employee population of 19,457. We used the total amount of salary and wages paid as reflected in our payroll records and reported to the Internal Revenue Service in Box 5 on Form W-2 for 2022 to identify our median employee and two additional employees with compensation above and below the median employee.
We excluded employees from the following countries: five from Canada, 201 from China, four from France, four from Germany, 12 from Hong Kong, 14 from India, one from Japan, 28 from Singapore, one from Sweden, four from Taiwan, one from Turkey, three from the United Arab Emirates, and 374 from the United Kingdom.

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Pay versus performance
The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with SEC disclosure rules:

	John B. Owen		Roger Hochschild		Average summary compensation table total for non-PEO NEOs(2)	Average compensation actually paid to non-PEO NEOs(3)	Value of initial fixed $100 investment based on(4)			Company selected measure (Adjusted PBTR, dollars in millions)(7)
Fiscal year(1)	Summary compensation table total for PEO(2)	Compensation actually paid to PEO(3)	Summary compensation table total for PEO(2)	Compensation actually paid to PEO(3)			Total shareholder return	Peer group total shareholder return(5)	Net income (dollars in millions)(6)
2023	$2,188,651	$2,262,056	$10,891,514	$3,227,680	$4,512,219	$3,423,238	$145.98	$122.48	$2,940	$5,478
2022	n/a	n/a	$10,642,075	$8,307,975	$4,773,473	$3,834,511	$123.49	$111.41	$4,374	$6,495
2021	n/a	n/a	$12,087,218	$32,400,442	$4,789,858	$9,568,003	$142.87	$127.11	$5,422	$5,208
2020	n/a	n/a	$10,357,259	$2,792,909	$4,109,333	$2,028,719	$110.08	$95.90	$1,125	$3,934
(1)The CEO, Mr. Hochschild, served as the Principal Executive Officer (“PEO”) for 2023 through August 14, 2023, and for the entirety of 2022, 2021 and 2020. Mr. Owen served as the PEO from August 15, 2023, through the remainder of 2023. The Company’s other NEOs for the applicable years were as follows:
•2023: Mr. Greene, Ms. Mehlman, and Messrs. Capozzi, Toney, Minetti, and Arooni.
•2022: Messrs. Greene, Arooni, and Capozzi, and Ms. Offereins.
•2021: Messrs. Greene, Minetti, Capozzi, and Ms. Offereins.
•2020: Messrs. Greene and Minetti, Ms. Offereins, and Ms. Julie Loeger, our then EVP, President - US Cards.
(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for the CEOs, Mr. Hochschild and Mr. Owen, and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than the CEOs.
(3)To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Hochschild, Mr. Owen and for the average of the other NEOs is set forth following the footnotes to this table.
(4)Pursuant to applicable SEC disclosure rules, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)The TSR Peer Group consists of the S&P 500 Financial Index, the industry group that is used in our annual report.
(6)The results presented in fiscal years 2020, 2021, and 2022 have been restated to reflect immaterial corrections to the financial statements. See Note 26: “Immaterial Restatement of Prior Period Financial Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(7)The Compensation Committee selected Adjusted PBTR. Adjusted PBTR is derived by adjusting PBTR for one or more unusual or extraordinary items which the Compensation Committee, in its sole discretion, has determined should be added to or subtracted from PBTR. 2023 PBTR was adjusted for prior period impacts from the card misclassification matter, 2022 PBTR was adjusted for losses on certain equity investments, 2021 PBTR was adjusted for gains on certain equity investments, and 2020 PBTR was adjusted for software write-offs and facilities dispositions. Adjusted PBTR amounts presented for fiscal years 2020, 2021, and 2022 have not been restated for the effects of immaterial corrections to the financial statements referred to in footnote 6. Adjusted PBTR is a non-GAAP financial measure which should be viewed in addition to, not as a substitute for, the company’s reported results. Please see “Annex A” for a reconciliation of Adjusted PBTR to net income, as well as the impact that prior period restatements would have had on each of these measures for fiscal years 2020, 2021, and 2022.

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Fiscal year(1)	Summary compensation table total ($)(a)	(Minus) Change in accumulated benefits under defined benefit and actuarial pension plans ($)(b)	Plus Service costs under defined benefit and actuarial pension plans ($)(c)	(Minus) Grant date fair value of stock awards granted in fiscal year ($)(d)	Plus Fair value at fiscal year-end of outstanding and unvested stock awards granted in fiscal year ($)(e)	Plus/(Minus) Change in fair value of outstanding and unvested stock awards granted in prior fiscal years ($)(f)	Plus Fair value at vesting of stock awards granted in fiscal year that vested during fiscal year ($)(g)	Plus/(Minus) Change in fair value as of vesting date of stock awards granted in prior years for which applicable vesting conditions were satisfied during fiscal year ($)(h)	(Minus) Fair value as of prior fiscal year-end of stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year ($)(i)	Equals Compensation actually paid ($)(j)
PEO (Owen)
2023	$2,188,651	$—	$—	$(670,011)	$746,898	$—	$(3,482)	$—	$—	$2,262,056
PEO (Hochschild)
2023	$10,891,514	$(15,554)	$—	$(9,425,219)	$—	$(44,052)	$1,820,991	$—	$—	$3,227,680
2022	$10,642,075	$—	$—	$(8,000,133)	$8,744,275	$(3,579,325)	$431,835	$69,248	$—	$8,307,975
2021	$12,087,218	$—	$—	$(7,600,006)	$12,893,421	$15,011,729	$(81,682)	$89,761	$—	$32,400,442
2020	$10,357,259	$(49,654)	$—	$(7,350,078)	$4,333,881	$(3,412,450)	$(1,086,049)	$—	$—	$2,792,909
Other NEOs (Average)(k)
2023	$4,512,219	$(2,080)	$—	$(2,072,026)	$1,384,155	$(39,561)	$—	$344,896	$(704,366)	$3,423,238
2022	$4,773,473	$—	$—	$(2,551,413)	$2,408,103	$(858,145)	$16,469	$46,024	$—	$3,834,511
2021	$4,789,858	$—	$—	$(2,275,118)	$3,647,786	$3,398,600	$21,354	$(14,477)	$—	$9,568,003
2020	$4,109,333	$(39,577)	$—	$(2,389,093)	$1,633,833	$(809,758)	$—	$(476,018)	$—	$2,028,719
(a)Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
(b)Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
(c)Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(d)Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(e)Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Excludes the change in value of Mr. Hochschild’s deferred RSUs since such awards were fully vested prior to January 1, 2020, see the table “2023 Nonqualified deferred compensation” for additional information. For Mr. Hochschild and the “Other NEOs,” the PSU values from 2020, 2021, and 2022 were adjusted from those disclosed in our 2023 proxy statement to reflect the actual dividends accrued within the fiscal year, whereas they previously reflected cumulative accrued dividends.
(g)Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes. For Mr. Hochschild and the “Other NEOs”, the PSU values from 2020, 2021, and 2022 were adjusted from those disclosed in our 2023 proxy statement to reflect the actual dividends accrued within the fiscal year, whereas they previously reflected cumulative accrued dividends.
(i)Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(j)Based on the SEC’s Compliance and Disclosure Interpretations, excludes dividends paid on unvested RSU awards that were previously disclosed in our 2023 proxy statement because dividends are reflected in the fair value of awards.
(k)See footnote 1 above for the NEOs included in the average for each year.

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Relationship between pay and performance
We believe the “compensation actually paid” (CAP) in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the compensation actually paid fluctuated year-over-year, generally due to the result of our stock performance and our varying levels of achievement against pre-established performance goals related to Adjusted PBTR, EPS (for the PSU portion of the LTI program), and other performance factors.
CAP and TSR alignment
As shown in the chart below, changes in the PEO CAP for Mr. Hochschild and other NEOs’ CAP amounts are aligned with changes to the Company’s TSR for 2020 through 2022. In 2023, the PEO CAP to Mr. Hochschild was reduced as a result of his resignation, where he forfeited eligibility for his 2023 equity award, which comprised 74% of his target compensation. Additionally in 2023, the PEO CAP for Mr. Hochschild and the average CAP to our other NEOs (shown as “NEO CAP” in the table below) was impacted due to changes in our PSU forecasts based on EPS.

■	PEO CAP - Owen	■	PEO CAP - Hochschild	■	NEO CAP
	DFS TSR		Peer Group TSR

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CAP, net income, and adjusted PBTR alignment
PBTR is a critical measure of the core operating performance of the business and focuses on factors the Company’s incentive-eligible employees are most able to directly impact and influence. As a result of the Compensation Committee’s decision to approve management’s recommendation to recognize the prior period impacts of the card misclassification matter in the 2023 performance year, our 2023 net income and PBTR results decreased from the prior year, in line with the 2023 CAP to Mr. Hochschild and the average CAP to the other NEOs.

■	PEO CAP - Owen	■	PEO CAP - Hochschild	■	NEO CAP
	Net Income		Adjusted PBTR
Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures, which in our assessment represents the most important financial performance measures used by the Company to link CAP to the NEOs for 2023. In addition to the metrics noted below, the Company’s decision making process also incorporates annual objectives relating to other performance factors. Please see the CD&A for a further description of the metrics used in the Company’s executive compensation program.

Unranked listing of most important performance measures
Adjusted PBTR
EPS
Relative TSR

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Audit matters
The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the independent public accounting firm. Each year the Audit Committee evaluates the qualifications and performance of the independent public accounting firm and considers, as appropriate, the rotation of the independent audit firm. Based on this evaluation, the Board and the Audit Committee recommend that shareholders approve the ratification of the appointment of Deloitte to serve as our independent registered public accounting firm for the 2024 year. The Audit Committee intends to carefully consider the results of the vote. If shareholders do not ratify the appointment of Deloitte, the committee will reconsider Deloitte’s selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our shareholders.
The Board and the Audit Committee believe the continued retention of Deloitte is in the best interest of the Company and its shareholders. Deloitte has served as the independent registered public accounting firm for the Company since 2007 and its former parent company, Morgan Stanley, prior to that time. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 and the Audit Committee’s Charter, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years. In connection with this mandated rotation, the Audit Committee and its Chair are directly involved in the selection of any new lead audit partner. The current lead Deloitte audit partner was designated commencing with the 2022 audit. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.
Selection and engagement of audit firm
The Audit Committee understands and appreciates the importance of maintaining an independent relationship with the Company’s external auditor, both in fact and appearance. As such, the Audit Committee takes seriously its responsibilities of appointing, compensating, retaining, overseeing, and evaluating the Company’s independent auditor. As such, the Audit Committee routinely meets with Deloitte, both with and without management; tracks performance against Deloitte’s annual engagement letter; and oversees the annual evaluation of Deloitte. The Audit Committee is directly involved in the selection of new lead audit partners.

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Policy regarding pre-approval of independent registered public accounting firm services
In order to assure the continued independence of our independent registered public accounting firm, the Audit Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Audit Committee pre-approves a list of audit, audit-related, and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for the pre-approved services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Audit Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Audit Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards. All audit and permitted non‑audit services listed above were pre‑approved.
Independent registered public accounting firm fees
The Audit Committee approves the audit fees associated with the Company’s retention of Deloitte. The following table summarizes the aggregate fees (including related expenses) for professional services provided by Deloitte related to 2023 and 2022 (amounts in thousands).

	2023 ($)	2022 ($)
Audit Fees(1)	6,954	6,234
Audit-Related Fees(2)	1,866	1,899
Tax Fees(3)	16	5
All Other Fees(4)	125	5
Total	8,961	8,143
(1)Audit Fees services include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K and services required by statute or regulation; (ii) comfort letter procedures for debt issuances; (iii) reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q; and (iv) statutory or financial audits of subsidiaries.
(2)Audit-Related Fees services include: (i) data verification and agreed-upon procedures related to asset securitizations; (ii) assessment and testing of internal controls and risk management processes beyond the level required as part of the audit pursuant to Statement on Standards for Attestation Engagements No. 18; (iii) agreed-upon procedures related to XBRL tagging of our consolidated financial statements included in our Annual Report on Form 10-K and our interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q; and (iv) other consultations on financial accounting and reporting matters not classified as audit.
(3)Tax Fees include tax compliance services rendered for certain foreign entities.
(4)All Other Fees include fees for research tools and consulting services.

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AUDIT MATTERS

Report of the audit committee
The Audit Committee of the Board is comprised of non-management directors, each of whom is independent under the listing standards of the NYSE, where the Company’s securities are listed, and applicable securities laws. The Board has determined that each member of the Audit Committee is “financially literate” as required under NYSE rules, has “banking or related financial management expertise” as defined by the FDIC, and is an “audit committee financial expert” as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board, which is reviewed and assessed annually to ensure the document is consistent with the listing standards of the NYSE and the provisions of the Sarbanes-Oxley Act of 2002. The Audit Committee charter is available through the Investor Relations page of our internet site, www.discover.com. It is within the Audit Committee’s authority to engage independent counsel and other advisors as necessary to carry out its duties.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee assists the Board with the oversight of the quality and integrity of the Company’s financial statements, compliance with legal and regulatory requirements, and ethical standards adopted by the Company, as well as the system of internal controls. As part of the Audit Committee’s oversight of compliance with legal and regulatory requirements, it reviews certain reports, correspondence, and inquiries from the Company’s regulators. The Audit Committee has oversight responsibility for the Company’s Internal Audit function, including approval of the appointment and, when and if appropriate, replacement of the Company’s Chief Audit Executive; review and approval of the charter, audit plan, and overall risk assessment methodology; and approval of annual performance and compensation of the Chief Audit Executive. The Audit Committee is responsible for the appointment, compensation, oversight, evaluation, and retention of the independent auditors with respect to the issuance of the report on the Company’s financial statements and internal controls over financial reporting. In connection with required rotations, the Audit Committee makes the selection of the lead audit partner and the advisory partner. Additionally, the Audit Committee annually reviews and evaluates the qualifications, performance, and independence of the firm and the lead audit partner. Deloitte has served as the independent registered public accounting firm for the Company since 2007 and its former parent company, Morgan Stanley, prior to that time. The Audit Committee believes the continued retention of Deloitte is in the best interests of the Company and its shareholders. In assessing the benefits of retaining Deloitte as the Company’s auditors, the Committee considers the firm’s institutional knowledge of the Company and its familiarity with the Company’s businesses, key risks, accounting policies, financial systems, and internal controls. The Committee also considers the time and expense that would be incurred by management and staff to onboard a new auditor, as well as the impacts to the efficiency and effectiveness of the audit.
In addition, the Audit Committee’s activities include responsibility for establishing procedures for receipt, retention, and treatment of complaints regarding accounting, internal controls, and auditing matters from employees and others; taking into account the Board’s allocation of risk among the various committees, receiving and reviewing risk reporting; and periodically meeting in joint session with the Risk Oversight and the Compensation Committees of the Board.
Throughout the year, the Audit Committee met with and received reports from the Company’s CRO, Chief Audit Executive, Chief Legal Officer and General Counsel, CFO, Chief Accounting Officer, CISO, Anti-Money Laundering Compliance and Sanctions Officer, and Chief Compliance Officer, among others. These meetings, reports, and discussions covered a wide variety of topics including cybersecurity, risk management, financial results, new accounting and regulatory guidance, ESG matters, regulatory compliance matters, the card product misclassification matter, and the Company’s Anti-Money Laundering/Bank Secrecy Act programs. The Audit Committee meets with the Company’s independent auditors in executive session regularly throughout the course of the year.
Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal controls over financial reporting and the preparation of financial statements. As the Company’s independent registered public accounting firm, Deloitte is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted

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accounting principles as well as a separate opinion on the effectiveness of the Company’s internal controls over financial reporting. The Company is responsible for providing appropriate funding for audit fees, compensation for advisors engaged by the Audit Committee, and the ordinary administrative expenses of the Audit Committee. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditor, and Deloitte.
Consistent with its charter responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements for the 2023 fiscal year. This included a review of the Company’s critical accounting policies, the reasonableness of significant accounting estimates and judgments, and the clarity of disclosures in the Company’s financial statements. The Audit Committee has reviewed and discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including the overall audit scope, approach, and strategy as set forth in the terms of their engagement letter; critical audit matters (“CAMs”) that arose during the current period audit; and any issues encountered. The Audit Committee concurs with Deloitte’s assessment and identification of CAMs contained in its Annual Report included within Company’s 2023 Annual Report on Form 10-K.
Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding communication with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte the firm’s independence and considered whether the provision of services to the Company by Deloitte and compensation received by Deloitte for such services, including non-audit services, when applicable, is consistent with maintaining the firm’s independence. In addition to annually reviewing Deloitte’s independence, the Audit Committee annually reviews Deloitte’s qualifications and performance in connection with the determination as to whether to select Deloitte as the Company’s independent registered public accounting firm. In conducting its review, the Audit Committee considers among other things, historical and recent performance of the current independent auditor, the auditor’s tenure, an analysis of known significant legal or regulatory proceedings related to the auditor, whether the auditor has the necessary expertise and resources, the appropriateness of the auditor’s fees on an absolute basis and as compared with fees paid by certain peer firms, the auditor’s professional skepticism, the auditor’s ideas to improve efficiency and effectiveness, and external data including PCAOB reports.
Based upon the discussions and reviews described above, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the 2023 fiscal year be included in the Company’s Annual Report on Form 10-K. The Audit Committee also selected Deloitte as the Company’s independent registered public accounting firm for the 2024 fiscal year and is presenting the selection to the Company’s shareholders for ratification.
Submitted by the Audit Committee of the Board of Directors:

Candace H. Duncan (Chair)	Joseph F. Eazor	Daniela O’Leary-Gill	Beverley A. Sibblies

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Stock ownership information
Beneficial ownership of company common stock
We encourage our directors, officers, and employees to own our Common Stock as doing so aligns their interests with shareholders. All executive officers, including our NEOs, are subject to Discover’s share ownership guidelines. This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance.
The following tables set forth the beneficial ownership of our Common Stock, as of March 11, 2024, by the persons and groups specified below. Except for the 5% beneficial owners, the percentage of calculations below are based on the number of shares of Common Stock outstanding as of March 11, 2024.
Directors and executive officers

Name of Beneficial Owner	Shares of Discover common stock beneficially owned(1)	Percentage of Discover common stock outstanding
John B. Owen(2)	21,136	*
John T. Greene	19,091	*
Hope D. Mehlman	3,084	*
Daniel P. Capozzi	49,825	*
Keith E. Toney	30,511	*
Roger C. Hochschild(3)	622,992	*
Carlos M. Minetti(3)	155,663	*
Amir S. Arooni(3)	26,312	*
Michael G. Rhodes	783	*
Jeffrey S. Aronin(4)	76,638	*
Gregory C. Case(5)	76,638	*
Candace H. Duncan(6)	21,622	*
Joseph F. Eazor(7)	13,244	*
Kathy L. Lonowski(8)	1,235	*
Thomas G. Maheras(9)	61,563	*
Daniela O’Leary-Gill(10)	1,331	*
David L. Rawlinson II(11)	5,093	*
J. Michael Shepherd(12)	1,243	*
Beverley A. Sibblies(13)	1,774	*
Mark A. Thierer(14)	24,563	*
Jennifer L. Wong(15)	10,054	*
Directors and executive officers as a group (24 persons)(16)	1,244,761	*
*    Represents beneficial ownership of less than 1%.
(1)Does not include shares underlying unvested RSUs unless otherwise noted.
(2)Includes 14,550 shares underlying vested RSUs that would convert following a termination of service, and 1,774 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(3)Ownership calculations for Messrs. Hochschild, Minetti, and Arooni reflect their holdings disclosed in their respective Director & Officer Questionnaires, generally as of December 31, 2023, given they are no longer employed by the Company.

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STOCK OWNERSHIP INFORMATION

(4)Includes 57,307 shares underlying vested RSUs that would convert following a termination of service, and 1,774 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(5)Includes 74,864 shares underlying vested RSUs that would convert following a termination of service, and 1,774 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(6)Includes 19,848 shares underlying vested RSUs that would convert following a termination of service, and 1,774 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(7)Includes 2,925 shares underlying vested RSUs that would convert following a termination of service, and 1,774 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(8)Includes 0 shares underlying vested RSUs that would convert following a termination of service, and 1,235 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(9)Includes 48,691 shares underlying vested RSUs that would convert following a termination of service, and 1,774 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(10)Includes 0 shares underlying vested RSUs that would convert following a termination of service, and 1,331 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(11)Includes 3,319 shares underlying vested RSUs that would convert following a termination of service, and 1,774 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(12)Includes 0 shares underlying vested RSUs that would convert following a termination of service, and 1,243 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(13)Includes 0 shares underlying vested RSUs that would convert following a termination of service, and 1,774 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(14)Includes 18,965 shares underlying vested RSUs that would convert following a termination of service, and 1,774 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(15)Includes 8,280 shares underlying vested RSUs that would convert following a termination of service, and 1,774 shares underlying RSUs that are scheduled to vest within 60-days of March 11, 2024.
(16)Includes 248,749 shares underlying vested RSUs that would convert following a termination of service, 152 shares of Common Stock that Executive Officers are expected to acquire pursuant to their participation in the Company’s Employee Stock Purchase Plan, and 21,549 shares underlying RSUs that are scheduled to vest and convert within 60-days of March 11, 2024. The aforementioned amounts as well as the total amount of 1,244,761 shares are reflective of shares beneficially owned by our Executive Officers and Directors as of March 11, 2024.
Owners of more than 5% of Discover common stock
The following table sets forth those persons known to Discover to be the beneficial owners of more than 5% of the Company’s Common Stock based on information disclosed in SEC filings.

Name and Address of Beneficial Owner	Shares of Discover common stock beneficially owned	Percentage of Discover common stock outstanding
BlackRock, Inc. 50 Hudson Yards, New York, New York 10001(1)	18,704,528	7.5%
Capital World Investors 333 South Hope Street, 55th Floor, Los Angeles, California 90071(2)	20,666,552	8.3%
The Vanguard Group 100 Vanguard Boulevard, Malvern, Pennsylvania 19355(3)	32,330,796	12.93%
(1)Based on a Schedule 13G/A filed on January 26, 2024 by BlackRock, Inc. regarding shares of our Common Stock deemed to be beneficially owned, directly or through its subsidiaries, as of December 31, 2023. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 16,818,931 shares, and sole dispositive power as to 18,704,528 shares. The ownership percentage is based on the assumption that BlackRock, Inc. continued to own the number of shares reflected in the table on March 11, 2024.
(2)Based on a Schedule 13G/A filed on February 9, 2024 by Capital World Investors regarding shares of our Common Stock deemed to be beneficially owned, directly or through its subsidiaries, as of December 31, 2023. The Schedule 13G/A discloses that Capital World Investors had sole voting power as to 20,554,308 shares, and sole dispositive power as to 20,666,552 shares. The ownership percentage is based on the assumption that Capital World Investors continued to own the number of shares reflected in the table on March 11, 2024.

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STOCK OWNERSHIP INFORMATION

(3)Based on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group regarding shares of our Common Stock deemed to be beneficially owned, directly or through its subsidiaries, as of December 31, 2023. The Schedule 13G/A discloses that The Vanguard Group had shared voting power as to 315,916 shares, sole dispositive power as to 31,231,319 shares, and shared dispositive power as to 1,099,477 shares. The ownership percentage is based on the assumption that The Vanguard Group continued to own the number of shares reflected in the table on March 11, 2024.
Insider trading information
General
The Discover Insider Trading Policy governs the purchase, sale, and other disposition of our securities by directors, officers, employees, and the Company. Under this policy, it is prohibited from any such entity to trade in Discover securities while in possession of material, nonpublic information. The policy also includes prohibitions on tipping. Directors and officers are subject to additional requirements under the policy.
Prohibitions against hedging and pledging
This Insider Trading Policy also includes prohibitions against hedging and pledging of Discover securities by directors and Section 16 officers. No directors or Section 16 officers have any hedged or pledged Company securities.

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Questions and answers about the annual meeting and voting
Why did I receive these materials?
Discover’s Board is soliciting proxies for use at the 2024 Annual Meeting of Shareholders, and any adjournments and postponements thereof.
This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for shareholder action, and includes information required to be disclosed to shareholders. The proxy card provides shareholders with a way to vote on the described proposals without having to attend the virtual Annual Meeting. Shareholders of the Company at the close of business on the Record Date are entitled to vote at the Annual Meeting.
How can I enroll in electronic delivery of future proxy materials?
We encourage you to enroll in electronic delivery of proxy materials. Enrolling in future electronic delivery provides convenient access to proxy materials and helps us reduce paper usage and printing and mailing expenses. If you are a registered shareholder, please sign up at computershare.com/investor. If you are a beneficial owner, please contact your Broker for instructions.
How can I register for and attend the annual meeting?
Our 2024 Annual Meeting will be a completely virtual meeting, which will be conducted exclusively by audio webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical in-person meeting will be held.
The online meeting will begin promptly at 9:00 a.m. Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting by visiting www.meetnow.global/MH7YUMP.
Individuals who were not shareholders as of the Record Date or do not provide the required information set forth below may still attend the Annual Meeting as a guest. Guests may attend the Annual Meeting but are not permitted to submit questions or vote.
Technical assistance will be available for attendees who experience an issue accessing the Annual Meeting. Contact information for technical support will appear on the Annual Meeting website prior to the start of the meeting.
Registered shareholders
If your shares are registered in your name (i.e., you hold your shares registered in your name through the Company’s transfer agent, Computershare), you are a “registered shareholder” or “shareholder of record” and do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the proxy card or Notice that you received with this Proxy Statement to attend the meeting. If you cannot locate your notice or proxy card but would like to attend the meeting, you can enter as a guest. Guest attendees will not be allowed to vote or ask questions.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Beneficial shareholders
If your shares are held in the name of your Broker, you are considered a “beneficial shareholder” and must register in advance to attend the Annual Meeting. To register in advance, you must submit a copy of the voting instruction form you received from your Broker, a copy of a brokerage statement validating your holdings as of the Record Date, or a Legal Proxy that reflects proof of your proxy power. The Legal Proxy will show your Discover holdings with your name. Please forward a copy of one of these documents, along with your email address, to Computershare. Requests for registration should be directed to Computershare through one of the following:
•By email: legalproxy@computershare.com; or
•By mail: Computershare, Discover Financial Services Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 6, 2024. You will receive a confirmation of your registration by email after Computershare receives your registration materials. If you did not submit a Legal Proxy, but did submit a voting instruction form or brokerage statement, you will not be able to vote at the meeting. You will, however, be able to attend and ask questions.
What am I being asked to vote on, how does the board recommend that I vote, and how many votes are required to approve the proposals?
You are asked to vote on the following matters at the annual meeting:

Proposal		Our board’s recommendation	Effect of abstentions and broker non-votes	Vote required for approval
1	Election of directors	“FOR” the election of each director nominee	Abstentions and Broker non-votes have no effect	The number of votes cast “for” each nominee’s election exceeds the total number of vote cast “against” such nominee’s election*
2	Advisory vote to approve named executive officer compensation	“FOR”	Abstentions have the effect of a vote against; Broker non-votes have no effect	A majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal
3	Ratification of appointment of independent registered public accounting firm	“FOR”	Abstentions have the effect of a vote against	A majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal

*     As set forth in our Bylaws, provided that if, as of the 10th day preceding the date the Company first mails its notice of meeting for such meeting to the shareholders of the Company, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast.
Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a given director exceeds the number of votes cast “against” that director. Under Delaware law, if a director is not elected at the Annual Meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s Bylaws, each nominee has submitted an irrevocable letter of resignation as a director that becomes effective if he or she is not elected by the shareholders and if the Board accepts such resignation. If a director is not elected, the NGPR Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind such decision, within 90 days after the election results for the Annual Meeting are certified.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The advisory, non-binding vote to approve NEO compensation and the advisory vote to ratify the appointment of Deloitte as our independent registered public accounting firm for 2024 each require the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.
You may “abstain” from voting on any of the proposals in this Proxy Statement. Shares voting “abstain” on any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Shares voting “abstain” on any other matter will be counted as present at the Annual Meeting for purposes of each such applicable proposal, and your abstention will have the effect of a vote against the applicable vote or proposal.
What does it mean if I receive more than one set of materials?
This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “registered holder” and other shares through a Broker, or you may own shares through more than one Broker. In these situations you may receive multiple sets of proxy materials. In order to vote all of the shares you own, you must follow the voting procedures on each Notice of Internet Availability of Proxy Materials that you receive or sign and return each of the proxy cards that you receive. Each proxy card comes with its own prepaid return envelope. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.
Does my vote matter?
YES! We are required to obtain shareholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote on each matter voted upon at the meeting. In order for the Company to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (i.e., a majority of the voting power of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the Annual Meeting and solicit additional proxies, which is an expensive and time-consuming process that is not in the best interests of the Company or its shareholders. Because few shareholders typically attend shareholder meetings in person, voting by proxy is important to obtain a quorum and complete the shareholder vote. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of the vote required under our Bylaws.
How do I vote?
You may vote using any of the following methods:
By Internet or telephone. The Internet and telephone voting procedures we have established for shareholders of record are designed to authenticate your identity, allow you to give your voting instructions, and confirm that these instructions have been properly recorded. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your Broker or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.
Annual proxy card. Shareholders can complete, sign, and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card without indicating your voting preferences, the persons named in the proxy card will vote in accordance with the Board’s recommendations.
At the annual meeting. Shareholders may vote at the Annual Meeting. If your shares are registered in your name, you will need your 15-digit Control Number provided with the Notice of the Meeting or on your proxy card. If you are a beneficial shareholder, please refer to “How can I register for and attend the Annual Meeting?” above for information on how to register to attend the Annual Meeting in order to vote your shares at the meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

By voting by Internet or telephone, or by returning your signed and dated proxy card in time to be received for the Annual Meeting, you authorize Hope D. Mehlman, Efie Vainikos, and Kevin M. Coleman, and each of them, with full power of substitution (the “Proxies”), to act as your proxies to vote your shares of Common Stock as instructed.
What is the effect of not voting?
The effect of not voting depends on how ownership of your shares is registered and the proposals to be voted upon. If you own shares as a registered holder, rather than through a Broker, your unvoted shares will not be represented at the Annual Meeting, will not count toward the quorum requirement, and will have no effect on any of this year’s proposals.
If you own shares through a Broker and do not vote, your Broker may represent your shares at the Annual Meeting for purposes of obtaining a quorum as described in the following question and answer.
If I do not vote, will my broker vote for me?
If you own your shares through a Broker and you do not vote, your Broker may vote your shares at its discretion on certain “routine matters.” The ratification of the appointment of Deloitte as our independent registered public accounting firm for 2024 is a “routine matter” on which Brokers will be permitted to vote any unvoted shares. The other proposals set forth in this Proxy Statement are “non-discretionary” items, and your Broker may not be able to vote your shares for you. The aggregate number of unvoted shares is reported as the “broker non-vote.” Broker non-votes with respect to any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Broker non-votes will also have no effect on the advisory, non-binding vote to approve NEO compensation.
If I own my shares through a broker, how is my vote recorded?
Brokers typically hold shares of Common Stock for many shareholders. In this situation, the registered holder on the Company’s stock register is the Broker or its nominee. This often is referred to as holding shares in “street name.” The beneficial owners do not appear in the Company’s shareholder register. Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers will inform the Company how many of their clients are beneficial owners and the Company will provide the Broker with that number of proxy materials. Each Broker will then forward the proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your Broker, they will provide instructions for sending your vote to your Broker. Before the Annual Meeting, each Broker will total the votes it has received and submit a proxy card reflecting the aggregate votes of the beneficial owners for whom it holds shares.
Are my votes confidential?
Yes. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or the independent Inspector of Elections, except (i) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (ii) if the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of any tabulation of such proxies, ballots, or votes; (iii) in the event of a proxy contest or other solicitation in opposition to the voting recommendation of the Board; or (iv) if you request, or consent to, disclosure of your vote or if you write comments on your proxy card or ballot.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Can I revoke my proxy and change my vote?
Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation to the Corporate Secretary; (ii) by submitting another valid proxy bearing a later date (including by voting on the Internet or telephone or mailing a new proxy card); or (iii) by voting during your attendance at the virtual Annual Meeting. If you are the beneficial owner of shares held by a Broker, you must contact your Broker in order to revoke your proxy.
Will any other business be transacted at the annual meeting? If so, how will my proxy be voted?
Management does not know of any matters to be presented at the Annual Meeting other than those included in the Notice of Annual Meeting of Shareholders and described in this Proxy Statement. The period specified in the Company’s Bylaws for submitting additional proposals to be considered at the Annual Meeting has passed, and there are no such proposals to be considered. Should, however, any other matters properly come before the 2024 Annual Meeting, or any adjournments and postponements thereof, shares to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.
Who counts the votes?
Votes will be counted and certified by the Inspector of Elections, who are employees of Computershare. If you are a registered holder, your executed proxy card is returned directly to Computershare for tabulation. As noted above, if you hold your shares through a Broker, your Broker returns one proxy card to Computershare on behalf of all its clients.
How much does the proxy solicitation cost?
The largest expense in the proxy process is printing and mailing the proxy materials. We also reimburse Brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Proxies may be solicited on behalf of the Company by directors, officers, or employees of the Company in person or by mail, telephone, over the Internet, or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement and the accompanying proxy card, Notice of Annual Meeting, and Annual Report to Shareholders. The Company has retained Georgeson to assist with the solicitation of proxies from certain shareholders for a fee of approximately $9,500 plus reimbursement for certain expenses.

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Other matters
Certain transactions
Certain of our directors and officers (and certain members of their immediate families) have received, from time to time, extensions of credit from us in connection with mortgage loans, credit card transactions, and lines of credit. Such extensions of credit (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to us; and (iii) did not involve more than normal risk of collectability or present other unfavorable terms.
We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, beneficial owners of 5% or more of our Common Stock, and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Proposed related person transactions must be approved by the NGPR Committee pursuant to our written Related Person Transactions Policy. The NGPR Committee shall be provided with full details of the proposed related person transaction.
The NGPR Committee considers all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:
•the commercial reasonableness of the terms of the proposed transaction;
•the benefit to the Company;
•the availability and/or opportunity costs of alternate transactions;
•the materiality and character of the related person’s direct or indirect interest;
•whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person, taking into account: (i) the business of the Company; (ii) the size of the transaction; (iii) the overall financial position of the related person; (iv) the direct or indirect nature of the related person’s interest in the transaction; (v) whether the transaction is of an ongoing nature; and (vi) any other relevant factors; and
•if the related person is a director (or an immediate family member of a director), the impact on the director’s independence.
The NGPR Committee will approve a related person transaction only if it determines, upon consideration of all relevant information, that the transaction is not inconsistent with the best interests of the Company and its shareholders and complies with applicable law.
The Company is not aware of any related person transaction as defined in Item 404 of the SEC’s Regulation S-K.
Family relationships
There are no immediate family relationships between any of our directors or executive officers and any other directors or executive officers.

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OTHER MATTERS

Shareholder proposals and director nominations for the 2025 annual meeting
Shareholders intending to submit a proposal, including nominations for directorship or items of business as part of the 2025 Annual Meeting, should review the following table, which summarizes the processes. The following table is qualified in its entirety by reference to SEC Rules 14a-8 and 14a-19 and our Bylaws.

	Proposals submitted for inclusion in our 2025 proxy statement (i.e., SEC rule 14a-8)	Nominees submitted for inclusion in our 2025 proxy statement (i.e., proxy access)	Nominees and other proposals outside SEC rule 14a-8 to be presented at our 2025 annual meeting (i.e., advance notice)
Description of the type of proposal	SEC rules permit shareholders to submit proposals to us for inclusion in our Proxy Statement by satisfying the requirements set forth in SEC Rule 14a-8.	Shareholders meeting the requirements set forth in the Company’s Bylaws may submit nominees to be included in the Company’s Proxy Statement. Primary among these requirements is that the shareholder (or group of up to 20 shareholders) must have held 3% of our outstanding Common Stock for at least three years. Such shareholder(s) may nominate up to the greater of (i) two Board seats or (ii) 20% of the Board.
The Company’s Bylaws permit shareholders to present nominees or proposals directly at the Company’s annual meeting (and not for inclusion in the Company’s Proxy Statement) by satisfying the requirements set forth in our Bylaws.

When the proposal must be received*
Under SEC Rule 14a-8, the proposal typically must be received not less than 120 calendar days before the first anniversary of the date of the Proxy Statement released to shareholders for the prior year’s annual meeting. This means, for the 2025 Annual Meeting, no later than November 15, 2024.

Pursuant to the Company’s Bylaws, a proxy access nomination must be received not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the Company first mailed its Proxy Statement for the annual meeting of the previous year. This means, for the 2025 Annual Meeting, such notice must be received between October 16, 2024 and November 15, 2024.

Pursuant to the Company’s Bylaws, nominations and other proposals outside SEC Rule 14a-8 must be received not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. This means, for the 2025 Annual Meeting, such notice must be received between January 9, 2025 and February 10, 2025.

What to include in the proposal	The information necessary to be in compliance with SEC Rule 14a-8; however, submission of a proposal does not guarantee inclusion within our Proxy Statement.	The information set forth in the Company’s Bylaws.	The information set forth in the Company’s Bylaws.
Where to send the proposal	Discover Financial Services, c/o Corporate Secretary 2500 Lake Cook Road, Riverwoods, Illinois 60015
*    Should the 2025 Annual Meeting be advanced or delayed more than 30 days from the first anniversary of the date of the 2024 Annual Meeting, then alternate deadlines apply.

Discover | 2024 Proxy Statement	123

OTHER MATTERS

Forward-looking statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which speak to our expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” and similar expressions. Such statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this Proxy Statement and there is no undertaking to update or revise them as more information becomes available.
Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under “Risk Factors,” “Business - Competition,” “Business - Supervision and Regulation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is filed with the SEC and available at the SEC’s internet site (www.sec.gov).
Information not incorporated by reference into this proxy statement
The “Report of the compensation and leadership development committee” and the “Report of the audit committee,” each contained in this Proxy Statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Exchange Act, except to the extent we specifically incorporate such information by reference. Information contained on or accessible throughout website, including but not limited to our various ESG reporting, is not and shall not be deemed to be a part of this Proxy Statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate such information by reference. Some of these statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, expect as required by law.
Service mark, trademark, and copyright information
We own or have rights to use the trademarks, trade names, and service marks that we use in conjunction with the operation of our business, including, but not limited to: Discover®, PULSE®, and Diners Club International®. All other trademarks, trade names and service marks included in this Proxy Statement are the property of their respective owners.
© 2024 Discover Financial Services

124	Discover | 2024 Proxy Statement

Glossary

Acronym or term	Definition
ASC	Accounting Standards Codification
Board	Board of Directors of Discover Financial Services
Broker	Brokerage firms, banks, trustees, other nominees, or similar entities
CAMs	Critical Audit Matters
CD&A	Compensation Discussion and Analysis
Compensation Committee	Compensation and Leadership Development Committee
CEO	Chief Executive Officer
CISO	Chief Information Security Officer
CFO	Chief Financial Officer
Company	Discover Financial Services
Computershare	Computershare Limited
COO	Chief Operating Officer
CRO	Chief Risk Officer
DEI	Diversity, Equity, and Inclusion
Deloitte	Deloitte & Touche LLP
Discover	Discover Financial Services
EBITDA	Earnings Before Interest, Taxes, Depreciation, and Amortization
EPS	Earnings Per Share
ESG	Environmental, Social, and Governance
Exchange Act	Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FDIC	Federal Deposit Insurance Corporation
Federal Reserve	The Board of Governors of the Federal Reserve System
FP&A	Financial Planning and Analysis
GAAP	Generally Accepted Accounting Principles in the United States
Georgeson	Georgeson LLC
GHG	Greenhouse gases
GRI	Global Reporting Initiative
IRS	Internal Revenue Service
LTI	Long-Term Incentive
NEO	Named Executive Officer
NGPR Committee	Nominating, Governance and Public Responsibility Committee
NYSE	New York Stock Exchange
PAC	Political Action Committee
PBTR	Profit before Taxes and Reserves
PCAOB	Public Company Accounting Oversight Board
PEO	Principal Executive Officer
PSUs	Performance Stock Units
Record Date	March 11, 2024
ROE	Return on Equity
RSUs	Restricted Stock Units
SARs	Stock Appreciation Rights
SASB	Sustainability Accounting Standards Board
SEC	U.S. Securities and Exchange Commission
STI	Short-Term Incentive
TSR	Total Shareholder Return
U.S.	United States of America

Discover | 2024 Proxy Statement	125

Annex A
Reconciliation of GAAP to non-GAAP financial measures

(in millions)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Net income-GAAP(1)	2,940	4,374	5,422	1,125
Change in the allowance for credit losses	1,977	552	(1,404)	2,382
Liability for expected credit losses on unfunded commitments	(1)	(10)	(9)	17
Income tax expenses(1)	886	1,344	1,606	289
Profit before taxes and reserves-non-GAAP	5,802	6,260	5,615	3,813
Discretionary adjustments(2)	(324)	211	(443)	100
Impact of prior period restatements on PBTR-non-GAAP(3)	—	24	36	21
Adjusted profit before taxes and reserves-non-GAAP	5,478	6,495	5,208	3,934
(1)The amounts for the years ended December 31, 2022, 2021, and 2020 have been restated to reflect immaterial corrections to the financial statements. See Note 26: “Immaterial Restatement of Prior Period Financial Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(2)2023 PBTR was adjusted for prior period impacts from the card misclassification matter, 2022 PBTR was adjusted for losses on certain equity investments, 2021 PBTR was adjusted for gains on certain equity investments, and 2020 PBTR was adjusted for software write-offs and facilities dispositions.
(3)For the years ended December 31, 2022, 2021, and 2020, the impact of prior period restatements on PBTR was not part of the measure of Adjusted PBTR evaluated by the Compensation Committee as part of their compensation decision-making.

126	Discover | 2024 Proxy Statement

DISCOVER®

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Your vote matters – here's how to vote!

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2024 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — Discover Financial Services' Board recommends a vote "FOR" each nominee listed below, "FOR" Proposals 2 and 3:

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Candace H. Duncan	☐	☐	☐	02 - Joseph F. Eazor	☐	☐	☐	03 - Kathy L. Lonowski	☐	☐	☐
04 - Thomas G. Maheras	☐	☐	☐	05 - Daniela O'Leary-Gill	☐	☐	☐	06 - John B. Owen	☐	☐	☐
07 - David L. Rawlinson II	☐	☐	☐	08 - Michael G. Rhodes	☐	☐	☐	09 - J. Michael Shepherd	☐	☐	☐
10 - Beverley A. Sibblies	☐	☐	☐	11 - Jennifer L. Wong	☐	☐	☐				

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation:	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm:	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

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The 2024 Annual Meeting of Shareholders of Discover Financial Services will be held on May 9, 2024 at 9:00 am CT, virtually via the Internet at www.meetnow.global/MH7YUMP.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - DISCOVER FINANCIAL SERVICES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 9, 2024

The undersigned hereby appoints Hope D. Mehlman, Efie Vainikos and Kevin M. Coleman, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Discover Financial Services that the undersigned is entitled in any capacity to vote if present at the virtual Annual Meeting of Shareholders to be held on May 9, 2024 and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF DISCOVER FINANCIAL SERVICES' BOARD OF DIRECTORS.

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